UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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H&R BLOCK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One H&R Block Way

Kansas City, Missouri 64105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD SEPTEMBER 13, 2012

The annual meeting of shareholders of H&R Block, Inc., a Missouri corporation (the “Company”), will be held at the Kansas City Repertory Theatre in the H&R Block Center located at One H&R Block Way (corner of 13th and Walnut Streets), Kansas City, Missouri, on Thursday, September 13, 2012, at 9:00 a.m. Central time. Shareholders attending the meeting are asked to park in the H&R Block Center parking garage located beneath the H&R Block Center (enter the parking garage from either Walnut or Main Street). The meeting will be held for the following purposes:

1.	Election of ten directors to serve until the 2013 annual meeting of shareholders or until their successors are elected and qualified (See page 6);

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2013 (See page 63);

3.	Advisory approval of the Company’s named executive officer compensation (See page 63);

4.	Approval of the 2013 Long-Term Incentive Plan (See page 64);

5.	Approval of the Amended and Restated 2000 Employee Stock Purchase Plan (See page 70);

6.	Vote on one shareholder proposal, if properly presented at the meeting (See page 73); and

7.	Any other business that properly comes before the meeting and any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on July 12, 2012 as the record date for determining shareholders of the Company entitled to receive notice of and vote at the meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS PROVIDED IN THE ENCLOSED MATERIALS. IF YOU REQUESTED A PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors,

SCOTT W. ANDREASEN

Vice President and Secretary

Kansas City, Missouri

July 31, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 13, 2012.

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended April 30, 2012 are available at www.proxyvote.com.

July 31, 2012

Dear Fellow Shareholder,

I hope you will join me at our 2012 annual meeting of shareholders on Thursday, September 13th in Kansas City, Missouri. Our Board of Directors and senior leadership team will be in attendance at this annual meeting, where we will be asking for your support on several important issues for our Company. The annual meeting is an opportunity for our shareholders to participate in the governance of the Company and for our Board of Directors to receive feedback from our most important constituency – our shareholders.

In selecting Bill Cobb to serve as CEO, the Board of Directors expected that his familiarity with the Company through his service as a director and his business experience at other public companies would enable him to hit the ground running, providing leadership and stability to our organization. In looking at his first year on the job, I am delighted to report that even our very high expectations for Bill have been exceeded.

Under Bill’s leadership, we have accomplished a number of key objectives. Specifically:

¡	We have reorganized the Company’s senior management team and added several outstanding senior leaders who are committed to the Company’s future;

¡	We have rationalized our cost structure and are pursuing strategies for our Company to operate more efficiently and profitably;

¡	In Tax Services, our management team achieved a number of important operational goals, including growth in total tax clients and retail and digital market share for a second consecutive year;

¡	We are pursuing a number of strategic initiatives designed to broaden and expand our revenue base; and

¡	We have returned $778 million to you, our shareholders, through dividends (up 33% to $0.80 per share) and share buybacks.

At H&R Block, “earning one’s keep” is part of our DNA and the phrase “pay-for-performance” has been central to our culture long before it became a buzzword in corporate America. Starting at the top, Bill Cobb’s compensation is not only heavily weighted to equity rather than cash, the value of much of his equity compensation is determined – in whole or in part – by the performance of our stock price over time. This maximizes the alignment of his interests with those of all shareholders. More broadly, as described in detail later in the proxy statement, we have continued to increase our focus on long-term, performance-based compensation for our entire senior management team. Our Compensation Committee, working with its independent consultant, has continued to review our compensation practices and the Board has implemented additional refinements to further align our executives’ compensation with long-term Company performance. We believe our overall approach to compensation, including innovations such as performance-based market stock units implemented this year, underscore our commitment to pay-for-performance. We do hope you will endorse our approach by voting “yes” on say-on-pay again this year.

I look forward to reviewing our major Company developments over the past year and sharing our plans for the future with you at the annual meeting. If you plan to attend, please see the section entitled “May I Attend The Meeting?” on page 4 of the proxy statement for instructions.

Whether or not you expect to attend the annual meeting, it is important that your shares be represented. We urge you to vote your shares over the Internet, via the toll-free telephone number, or by mail, as described in the enclosed materials.

On behalf of the entire Board, I’d like to thank you for your support. We are excited about our Company’s future and, as we seek to capture the opportunities that lie ahead, are honored by the confidence you have shown through your ownership of our shares.

Robert A. Gerard

Chairman of the Board

APPENDIX A – 2013 LONG-TERM INCENTIVE PLAN	A-1

APPENDIX B – AMENDED AND RESTATED 2000 EMPLOYEE STOCK PURCHASE PLAN	B-1

H&R BLOCK, INC. PROXY STATEMENT FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

The Board of Directors (the “Board of Directors” or “Board”) of H&R Block, Inc., a Missouri corporation (“H&R Block” or the “Company”) solicits the enclosed proxy for use at the annual meeting of shareholders of the Company to be held on Thursday, September 13, 2012 at 9:00 a.m. Central time, at the Kansas City Repertory Theatre in the H&R Block Center located at One H&R Block Way (corner of 13th and Walnut Streets), Kansas City, Missouri. This proxy statement contains information about the matters to be voted on at the meeting and the voting process, as well as information about our directors and executive officers.

WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PRINTED PROXY MATERIALS?

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are making this proxy statement and our 2012 Annual Report available to shareholders electronically via the Internet. Unless you have already requested to receive a printed set of proxy materials, you will receive an “Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on September 13, 2012” (the “Notice”), which contains instructions on how to access proxy materials and vote your shares via the Internet or, if you prefer, to request a printed set of proxy materials at no cost to you. On or about July 31, 2012, we mailed the Notice, or, for shareholders who have already requested to receive a printed set of proxy materials, this proxy statement, an accompanying proxy card, and our 2012 Annual Report, to our shareholders of record. All shareholders will be able to access this proxy statement and our 2012 Annual Report on the website referred to in the Notice or request to receive printed copies of the proxy materials.

HOW CAN I ELECTRONICALLY ACCESS THE PROXY MATERIALS?

The Notice provides you with instructions on how to view our proxy materials for the annual meeting on the Internet. The website on which you will be able to view our proxy materials will also allow you to choose to receive future proxy materials electronically, which will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy voting site. Your election to receive proxy materials electronically will remain in effect until you terminate it.

HOW CAN I OBTAIN A FULL SET OF PRINTED PROXY MATERIALS?

The Notice will provide you with instructions on how to request to receive printed copies of the proxy materials. You may request printed copies up until one year after the date of the meeting.

WHAT AM I VOTING ON?

You are voting on six items of business at the annual meeting:

¡	Election of ten directors to serve until the 2013 annual meeting of shareholders or until their successors are elected and qualified;

¡	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2013;

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¡	Advisory approval of the Company’s named executive officer compensation;

¡	Approval of the 2013 Long-Term Incentive Plan;

¡	Approval of the Amended and Restated 2000 Employee Stock Purchase Plan; and

¡	Vote on one shareholder proposal, if properly presented at the meeting.

WHO IS ENTITLED TO VOTE?

Shareholders of record as of the close of business on July 12, 2012 are entitled to vote at the annual meeting. Each share of H&R Block common stock is entitled to one vote.

WHAT ARE THE VOTING RECOMMENDATIONS OF THE BOARD OF DIRECTORS?

Our Board of Directors recommends that you vote your shares “FOR” Proposals 1-5, and “AGAINST” Proposal 6, as seen in the following example:

1.	Election of Directors: Nominees	For	Against	Abstain

1a. Paul J. Brown

1b. William C. Cobb

1c. Marvin R. Ellison

1d. Robert A. Gerard

1e. David Baker Lewis

1f. Victoria J. Reich

1g. Bruce C. Rohde

1h. Tom D. Seip

1i. Christianna Wood

1j. James F. Wright

		For	Against	Abstain

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2013.

		For	Against	Abstain

3.	Advisory approval of the Company’s named executive officer compensation.

		For	Against	Abstain

4.	Approval of the 2013 Long-Term Incentive Plan.

		For	Against	Abstain

5.	Approval of the Amended and Restated 2000 Employee Stock Purchase Plan.

		For	Against	Abstain

6.	Shareholder proposal concerning proxy access.

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WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If your shares are registered directly in your name with the Company’s transfer agent, Wells Fargo Shareowner Services (“Wells Fargo”), you are considered a “registered shareholder” and are considered, with respect to those shares, the “shareholder of record.” If you are a shareholder of record, the Notice or proxy materials were sent to you directly by the Company, and you may vote in person at the annual meeting.

If your shares are held in a stock brokerage account or by a broker, bank, or other nominee, you are considered a “beneficial owner” of shares held in street name, and the broker, bank, or other nominee forwarded the Notice or proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank, or nominee holding your shares how to vote and you are also invited to attend the annual meeting. However, since you are not a shareholder of record, you may not vote these shares in person at the annual meeting unless you bring with you a legal proxy from the shareholder of record.

HOW DO I VOTE?

If you are a registered shareholder, there are four different ways you can vote:

¡	By Internet – You can vote over the Internet at www.proxyvote.com by following the instructions provided (you will need the Control Number from the Notice or proxy card you received);

¡

By Telephone – You can vote by telephone by calling the toll-free telephone number indicated on your proxy card or voting instruction card (you will need the Control Number from the Notice or proxy card you received);

¡	By Mail – If you received your proxy materials by mail, you can vote by signing, dating and returning the accompanying proxy card; or

¡	In Person – You can vote in person by written ballot at the annual meeting.

When your proxy is properly submitted, your shares will be voted as you indicate. If you do not indicate your voting preferences, the appointed proxies (William C. Cobb, Thomas A. Gerke, and Scott W. Andreasen) will vote your shares FOR Proposals 1 – 5 and AGAINST Proposal 6. If your shares are owned in joint names, all joint owners must vote by the same method, and if joint owners vote by mail, all of the joint owners must sign the proxy card. The deadline for voting by telephone or via the Internet, except with respect to shares held through the H&R Block Retirement Savings Plan as described below, is 11:59 p.m. Eastern time on September 12, 2012.

If you are a beneficial owner of shares held in street name, you may also vote as set forth above, and your broker, bank, or nominee should vote your shares as you have directed. You must have a legal proxy from the shareholder of record in order to vote the shares in person at the annual meeting.

If your shares are held through the H&R Block Retirement Savings Plan, you may also vote as set forth above, except that Plan participants may not vote their Plan shares in person at the annual meeting. If you provide voting instructions by Internet, telephone or written proxy card, Fidelity Management Trust Company, the Plan’s Trustee, will vote your shares as you have directed. If you do not provide specific voting instructions, the Trustee will vote your shares in the same proportion as shares for which the Trustee has received instructions. Please note that you must submit voting instructions to the Trustee no later than September 10, 2012 at 11:59 p.m. Eastern time in order for your shares to be voted by the Trustee at the annual meeting.

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MAY I ATTEND THE MEETING?

All shareholders, properly appointed proxy holders, and invited guests of the Company may attend the annual meeting. Shareholders who plan to attend the meeting may be required to present valid photo identification. If you hold your shares in street name, please also bring proof of your share ownership, such as a broker’s statement showing that you owned shares of the Company on the record date of July 12, 2012, or a legal proxy from your broker or nominee (a legal proxy is required if you hold your shares in street name and you plan to vote in person at the annual meeting). Shareholders of record will be verified against an official list available at the registration area. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the record date.

WHAT ARE BROKER NON-VOTES AND HOW ARE THEY COUNTED?

A broker non-vote occurs when a broker, bank, or other nominee holding shares on behalf of a beneficial owner is prohibited from exercising discretionary voting authority for a beneficial owner who has not provided voting instructions. Brokers, banks, and other nominees may vote without instruction only on “routine” proposals. On “non-routine” proposals, nominees cannot vote without instructions from the beneficial owner, resulting in so-called “broker non-votes.” Proposal 2, the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, is the only routine proposal on the ballot for the annual meeting. All other proposals are non-routine. If you hold your shares with a broker, bank, or other nominee, they will not be voted on non-routine proposals unless you give voting instructions to such nominee. Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum at the meeting, but are not counted for purposes of determining the number of shares present and entitled to vote on non-routine matters.

MAY I CHANGE MY VOTE?

You may revoke your proxy and change your vote at any time before the voting deadline for the annual meeting. After your initial vote, you may vote again on a later date any time prior to the annual meeting via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the voting deadline for the annual meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the annual meeting and voting in person. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote again at the annual meeting or specifically request in writing that your prior proxy be revoked.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

For all matters to be voted upon at the annual meeting, shareholders may vote “for,” “against,” or “abstain” on such matters.

For all matters to be voted upon at the annual meeting, the affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for election or approval. The vote on Proposal 3, the approval of the Company’s named executive officer compensation, is a non-binding advisory vote only.

Shares represented by a proxy that directs that the shares abstain from voting are deemed to be represented at the meeting as to that matter, and have the same effect as a vote against the proposals. Broker non-votes have no impact on non-routine proposals (Proposals 1 and 3 – 6).

If a submitted proxy does not specify how to vote, the shares represented by that proxy will be considered to be voted in favor of Proposals 1 – 5 and against Proposal 6. Unless a shareholder checks the box on the proxy card or provides instructions to withhold discretionary voting authority, the appointed proxies may use their discretion to vote on any other matters properly brought before the meeting.

H&R Block, Inc.	Notice of Annual Meeting of Shareholders and 2012 Proxy Statement	4

DO SHAREHOLDERS HAVE CUMULATIVE VOTING RIGHTS WITH RESPECT TO THE ELECTION OF DIRECTORS?

No, shareholders do not have cumulative voting rights with respect to the election of directors.

WHAT CONSTITUTES A QUORUM?

As of the record date, 271,085,265 shares of the Company’s common stock were issued and outstanding. A majority of the outstanding shares entitled to vote at the annual meeting, represented in person or by proxy, will constitute a quorum. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE “IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 13, 2012”?

It means your shares are held in more than one account. You should vote all of your shares.

WHAT IS HOUSEHOLDING?

As permitted by the SEC, only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless the shareholders have notified the Company of their desire to receive multiple copies of the proxy statement. This is known as householding.

The Company will promptly deliver, upon request, a separate copy of the proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to the Corporate Secretary, H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105, or by telephone at (816) 854-4288.

Shareholders of record residing at the same address and currently receiving multiple copies of the proxy statement may contact our registrar and transfer agent, Wells Fargo, to request that only a single copy of the proxy statement be mailed in the future. You can contact Wells Fargo by phone at (888) 213-0968, or by mail at 161 N. Concord Exchange, South St. Paul, Minnesota 55075-1139.

HOW MUCH DID THIS PROXY SOLICITATION COST?

The costs of this proxy include the expense of preparing the proxy solicitation materials for the annual meeting and mailing the Notice and, as applicable, the proxy solicitation materials for such meeting. Following the mailing of these materials, directors, officers, and employees of the Company may solicit proxies by telephone, email, or other personal contact; such individuals will not receive compensation or reimbursement for these activities. Additionally, the Company has retained Georgeson Inc. to assist in the solicitation of proxies on behalf of the Board for a fee of $20,000 plus reimbursement of reasonable expenses. Further, brokers and other custodians, nominees, and fiduciaries will be requested to forward the Notice and printed proxy materials to their principals, and the Company will reimburse them for the expense of doing so.

WHAT IS THE COMPANY’S INTERNET ADDRESS?

The Company’s Internet address is www.hrblock.com. The Company’s filings with the SEC are available free of charge via the “Company” link at this website (click on the “Investor Relations” heading), and may also be found at the SEC’s website, www.sec.gov.

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WILL ANY OTHER MATTERS BE VOTED ON?

As of the date of this proxy statement, we know of no other matter that will be presented for consideration at the annual meeting other than those matters discussed in this proxy statement. If any other matters properly come before the meeting and call for a vote of the shareholders, the appointed proxies will vote in accordance with their judgment as permitted.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Company’s Amended and Restated Articles of Incorporation (the “Articles”) and Amended and Restated Bylaws (the “Bylaws”) provide that the number of directors to constitute the Board of Directors shall not be fewer than 7 nor more than 12, with the exact number to be fixed by a resolution adopted by the affirmative vote of a majority of the entire Board. The Articles and Bylaws also provide that all of the directors shall be elected at each annual meeting of shareholders to hold office until the next succeeding annual meeting of shareholders or until such director’s successor has been elected and qualified, and subject to prior death, resignation, retirement, or removal from office. Any vacancy on the Board may be filled by a majority of the surviving or remaining directors then in office.

There are ten nominees for election to the Board at the annual meeting of shareholders to be held on September 13, 2012. Each of the ten nominees, if elected, will hold office until the next annual meeting of shareholders or until his or her successor is elected and qualified. The Board has nominated Paul J. Brown, William C. Cobb, Marvin R. Ellison, Robert A. Gerard, David Baker Lewis, Victoria J. Reich, Bruce C. Rohde, Tom D. Seip, Christianna Wood, and James F. Wright for election as directors of the Company. Each nominee has consented to be named and to serve if elected. If any of the nominees becomes unavailable for election for any reason, the proxies will be voted for the other nominees and any substitutes.

DIRECTOR NOMINATION PROCESS

The entire Board of Directors is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of shareholders. The Governance and Nominating Committee is responsible for identifying, screening, and recommending candidates to the entire Board for Board membership. The Governance and Nominating Committee works with the Board to determine the appropriate characteristics, skills, and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Board takes into account many factors, which are described in further detail below. The Board evaluates each individual in the context of the Board as a whole with the objective of retaining a group of directors with diverse and relevant experience that can best perpetuate the Company’s success and represent shareholder interests through sound judgment.

The Governance and Nominating Committee may seek the input of other members of the Board or management in identifying candidates who meet the criteria outlined above. In addition, the Governance and Nominating Committee may use the services of consultants or a search firm. The Governance and Nominating Committee will consider recommendations by the Company’s shareholders of qualified director candidates for possible nomination by the Board. Shareholders may recommend qualified director candidates by writing to the Company’s Corporate Secretary at H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105. Submissions should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director. Based on a preliminary assessment of a candidate’s qualifications, the Governance and Nominating Committee may conduct interviews with the candidate or request additional information from the candidate. The Governance and Nominating Committee uses the same process for evaluating all candidates for nomination by the Board, including those recommended by shareholders. The Company’s Bylaws permit persons to be nominated as directors directly by shareholders under certain conditions. To do so, shareholders must comply with the advance notice requirements outlined in the “Shareholder Proposals and Nominations” section of this proxy statement.

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Diversity

Both the Board and the Governance and Nominating Committee believe that diversity of skills, perspectives, and experiences among Board members, in addition to the factors discussed above, improves the Board’s oversight and evaluation of management on behalf of the shareholders and produces more creative thinking and better strategic solutions by the Board. Although we do not have a formal policy concerning diversity of director nominees, the Governance and Nominating Committee considers, though not exclusively, the distinctive skills, perspectives, and experiences that candidates who are diverse in gender, ethnic background, geographic origin, and professional experience have to offer.

SELECTING AND EVALUATING OUR NOMINEES

When evaluating potential director nominees, the Governance and Nominating Committee considers each individual’s professional expertise and educational background in addition to their general qualifications. The Governance and Nominating Committee works with the Board to determine the appropriate mix of backgrounds and experiences in order to establish and maintain a Board that is strong in its collective knowledge and that can fulfill its responsibilities, perpetuate our long-term success, and represent the interests of our shareholders.

The Governance and Nominating Committee regularly communicates with the Board to identify backgrounds, qualifications, professional experiences, and areas of expertise that impact our business that are particularly desirable for our directors to possess in order to help meet specific Board needs, including:

¡	Financial industry knowledge, which is vital in understanding and reviewing our strategy, including the acquisition of businesses that offer complementary products or services;

¡

Operating experience as current or former executives, which gives directors specific insight into, and expertise that will foster active participation in, the development and implementation of our operating plan and business strategy;

¡

Executive leadership experience, which gives directors who have served in significant leadership positions strong abilities to motivate and manage others and to identify and develop leadership qualities in others;

¡

Accounting and financial expertise, which enables directors to analyze our financial statements, capital structure and complex financial transactions and oversee our accounting and financial reporting processes;

¡	Enterprise risk management experience, which contributes to our identification and development of possible areas of risk and helps to maintain an efficient and productive company; and

¡

Public company board and corporate governance experience, which provides directors a solid understanding of their extensive and complex oversight responsibilities and furthers our goals of greater transparency, accountability for management and the Board, and protection of our shareholders’ interests.

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The following chart highlights each director nominee’s specific skills, knowledge, and experience that the Governance and Nominating Committee and Board relied upon when determining whether to nominate the individual for election. A particular nominee may possess other skills, knowledge or experience even though they are not indicated below.

Name	Financial Industry Knowledge	Operating Experience	Executive Leadership	Accounting/ Financial	Enterprise Risk Management	Public Company Governance
Paul J. Brown		✓	✓	✓		✓
William C. Cobb	✓	✓	✓		✓	✓
Marvin R. Ellison		✓	✓		✓
Robert A. Gerard	✓	✓	✓	✓	✓	✓
David Baker Lewis	✓			✓	✓	✓
Victoria J. Reich		✓	✓	✓	✓	✓
Bruce C. Rohde		✓	✓	✓	✓	✓
Tom D. Seip	✓	✓	✓	✓	✓	✓
Christiana Wood	✓			✓		✓
James F. Wright		✓	✓		✓	✓

The Board believes that all the director nominees are highly qualified. As the chart shows, the director nominees have significant leadership experience, knowledge, and skills that qualify them for service on our Board, and, as a group, represent diverse views, experiences, and backgrounds. All director nominees satisfy the criteria set forth in our Corporate Governance Guidelines and possess the personal characteristics that are essential for the proper and effective functioning of the Board. Each nominee’s biography below contains additional information regarding his or her experiences, qualifications and skills.

The number of shares of common stock beneficially owned by each nominee for director is listed under the heading “Security Ownership of Directors and Management” on page 76.

DIRECTOR NOMINEES

There are ten nominees for election to the Board at the annual meeting. All Board members are subject to annual election. The following pages present information regarding each director nominee, including information about each nominee’s professional experience, educational background, and qualifications that led the Board to nominate him or her for election. The following also includes information about all public company directorships each nominee currently holds.

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Paul J. Brown Director since 2011 Age 45 Committees: ¡ Governance and Nominating

Professional Experience

Mr. Brown serves as President, Brands and Commercial Services for Hilton Worldwide, a global hospitality company. He joined Hilton Worldwide in his current position in 2008. Prior to that, he was with Expedia Inc., an online travel company, for four years, most recently serving as President, Expedia North America and Expedia Inc. Partner Services Group. From 2001 through 2005, Mr. Brown was a Partner with McKinsey & Co. in their London and Atlanta offices. Earlier in his career, he was Senior Vice President of Brand Services for Intercontinental Hotels Group, a Manager with the Boston Consulting Group, Inc., and a Senior Consultant with Andersen Consulting.

Education

Mr. Brown received a Bachelors degree in Management from the Georgia Institute of Technology in 1989 and earned a Masters of Business Administration degree from the Kellogg Graduate School of Management, Northwestern University in 1994.

Other Boards and Appointments

Mr. Brown was previously a director of Borders Group, Inc. from 2009 until 2011, where he was a member of the Audit Committee. Mr. Brown also serves as a member of the Georgia Institute of Technology’s Advisory Board.

Director Qualifications

Mr. Brown brings to the Board significant executive leadership, operations, financial management, e-commerce, and brand management experience.

William C. Cobb President and Chief Executive Officer Director since 2010 Age 55 Committees: ¡ Finance

Professional Experience

Mr. Cobb has served as President and Chief Executive Officer of H&R Block, Inc. since May 2011. Mr. Cobb retired from eBay, Inc., an e-commerce company, in 2008, having worked there from November 2000 to March 2008, where he most recently served as President of eBay Marketplaces North America for four years and before that held several senior management positions, including Senior Vice President and General Manager of eBay International and Senior Vice President of Global Marketing. Prior to joining eBay, Inc., he held various marketing and executive positions, including Chief Marketing Officer for International, at YUM! Brands (formerly Pepsico/Tricon) where he worked from 1987-2000.

Education

Mr. Cobb holds a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania and a Masters of Business Administration degree from the Kellogg School of Management at Northwestern University.

Other Boards and Appointments

Mr. Cobb served as a non-employee director of H&R Block, Inc. from 2010 until his appointment as our President and Chief Executive Officer in May 2011. He was previously a director of Och-Ziff Capital Management Group LLC (2008-2011), Orbitz Worldwide, Inc. (2008-2011), and Pacific Sunwear of California, Inc. (2008-2011). Mr. Cobb previously served on the Advisory Board of the Kellogg School of Management at Northwestern University and the non-profit Bay Harbor Foundation, in each case through 2011.

Director Qualifications

Mr. Cobb brings to the Board intimate knowledge of the Company’s daily operations as the Company’s President and Chief Executive Officer, an extensive background in marketing and the Internet industry, as well as significant experience as a senior executive at various public companies.

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Marvin R. Ellison Director since 2011 Age 47 Committees: ¡ Compensation

Professional Experience

Mr. Ellison has served as Executive Vice President – U.S. Stores for The Home Depot, Inc., a home improvement speciality retailer, since August 2008. From January 2006 through August 2008, he served as President – Northern Division. From August 2005 through January 2006, he served as Senior Vice President – Logistics and from October 2004 through August 2005 he served as Vice President – Logistics. From June 2002 through October 2004, he served as Vice President – Loss Prevention. From 1987 until June 2002, Mr. Ellison held various management and executive level positions with Target Corporation, a general merchandise retailer. His final position with Target was Director, Assets Protection.

Education

Mr. Ellison earned a Business Administration degree in Marketing from the University of Memphis and a Masters of Business Administration degree from Emory University.

Other Boards and Appointments

None.

Director Qualifications

Mr. Ellison brings to the Board many years of experience in the retail industry, which have included operations, executive leadership, and enterprise risk management responsibilities.

Robert A. Gerard Chairman of the Board of Directors Director since 2007 Age 67 Committees: ¡ Finance (Chair) ¡ Governance and Nominating

Professional Experience

Mr. Gerard is the General Partner and investment manager of GFP, L.P., a private investment partnership. From 2004 to 2011, Mr. Gerard was Chairman of the Management Committee and Chief Executive Officer of Royal Street Communications, LLC, a licensee, developer, and operator of telecommunications networks in Los Angeles and Central Florida. From 1977 until his retirement in 1991, Mr. Gerard held senior executive positions with the investment banking firms Morgan Stanley & Co., Dillon Read & Co., and Bear Stearns. From 1974 to 1977, Mr. Gerard served in the United States Department of the Treasury, completing his service as Assistant Secretary for Capital Markets and Debt Management.

Education

Mr. Gerard is a graduate of Harvard College and holds a Masters of Arts degree and a Juris Doctor degree from Columbia University.

Other Boards and Appointments

Mr. Gerard is a director of Gleacher & Company, Inc. where he serves as Chair of the Executive Compensation Committee and is a member of the Committee on Directors and Corporate Governance.

Director Qualifications

Mr. Gerard brings to the Board extensive experience in the financial services industry and many years of business experience in senior management and finance, as well as from serving on the boards of other public companies.

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David Baker Lewis Director since 2004 Age 68 Committees: ¡ Audit (Chair) ¡ Governance and Nominating

Professional Experience

Mr. Lewis is senior shareholder and former Chairman and CEO of Lewis & Munday, a Detroit-based legal firm with additional offices in New York City, Washington, D.C., and Seattle. Mr. Lewis served as President of the firm beginning in 1972.

Education

Mr. Lewis received a Bachelor of Arts degree from Oakland University, a Masters of Business Administration degree from the University of Chicago, and a Juris Doctor degree from the University of Michigan School of Law.

Other Boards and Appointments

Mr. Lewis is also a director of The Kroger Company, where he is a member of the Public Responsibilities and Finance Committees, and STERIS Corp., where he is a member of the Audit Committee. He was previously a director of Conrail, Inc., LG&E Energy Corp., M.A. Hanna, TRW, Inc., and Comerica, Inc., all prior to 2007.

Director Qualifications

Mr. Lewis brings to the Board experience on the boards of other public companies, including service as the chair of four public company audit committees, expertise derived from his law practice and business background, and knowledge of finance and financial services.

Victoria J. Reich Director since 2011 Age 54 Committees: ¡ Audit ¡ Finance

Professional Experience

Ms. Reich served as the Senior Vice President and Chief Financial Officer of United Stationers Inc., a wholesale distributor of business products, from June 2007 until July 2011. Prior to that, Ms. Reich spent ten years with Brunswick Corporation, a manufacturer of sporting and fitness equipment, where she most recently was President of Brunswick European Group from 2003 until 2006. She served as Brunswick’s Senior Vice President and Chief Financial Officer from 2000 to 2003 and as Vice President and Controller from 1996 until 2000. Before joining Brunswick, Ms. Reich spent 17 years at General Electric Company where she held various financial management positions.

Education

Ms. Reich holds a Bachelor of Science degree in Applied Mathematics and Economics from Brown University.

Other Boards and Appointments

Ms. Reich is a director of Ecolab Inc., where she is a member of the Audit and Safety, Health and Environment Committees.

Director Qualifications

Ms. Reich brings to the Board extensive financial management experience, operational experience, and executive leadership abilities.

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Bruce C. Rohde Director since 2010 Age 63 Committees: ¡ Compensation (Chair) ¡ Audit

Professional Experience

Mr. Rohde served in multiple roles with ConAgra Foods, Inc., a packaged foods company, beginning in 1984, including General Counsel, President, Vice Chairman, Chairman and Chief Executive Officer, before retiring in 2005 as Chairman and CEO Emeritus. Mr. Rohde is the Managing Partner of Romar Capital Group, a private investment partnership, and Of Counsel to the Hunkins Newton Law Firm. He holds many court admissions and also holds a certified public accountant certificate.

Education

Mr. Rohde holds two degrees from Creighton University, a Bachelor of Science degree in Business Administration and a Juris Doctor degree, cum laude.

Other Boards and Appointments

Mr. Rohde serves as Lead Director at Gleacher & Company, Inc., where he also serves as Chair of the Governance and Nominating Committee and as a member of the Audit and Compensation Committees. He is Chairman of Creighton University Board of Directors, serves on Harvard University’s Private and Public, Scientific, Academic and Consumer Food Policy Committee, is a Presidential Appointee to the National Infrastructure Advisory Council, and is a director of the Preventive Medicine Research Institute.

Director Qualifications

Mr. Rohde brings to the Board significant senior executive leadership experience from a large public company perspective, including service in the roles of board member at several other public companies, Chairman, Vice Chairman, Lead Director, and Chief Executive Officer, as well as a diverse background in law, finance, accounting, and operational management.

Tom D. Seip Director since 2001 Age 62 Committees: ¡ Governance and Nominating (Chair) ¡ Compensation

Professional Experience

Mr. Seip currently serves as the managing member of Way Too Much Stuff LLC and Ridgefield Farm LLC, private investment vehicles. He served as the President, Chief Executive Officer, and Director of Westaff, Inc., Walnut Creek, California, a temporary staffing services company, from May 2001 until January 2002. Mr. Seip was employed by Charles Schwab & Co., Inc., San Francisco, California, from January 1983 until June 1998 in various positions, including Chief Executive Officer of Charles Schwab Investment Management, Inc. from 1997 until June 1998 and Executive Vice President-Retail Brokerage from 1994 until 1997.

Education

Mr. Seip received a Bachelor of Arts degree from Pennsylvania State University and participated in the Doctoral Program in Developmental Psychology at the University of Michigan.

Other Boards and Appointments

Mr. Seip is also Chairman of the Board of Trustees of the Neuberger Berman Mutual Funds, New York.

Director Qualifications

Mr. Seip brings to the Board useful financial insight and skills based on his extensive experience in investment management, financial product development, and management of branch office networks. Mr. Seip also has significant experience with the governance of public companies.

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Christianna Wood Director since 2008 Age 52 Committees: ¡ Audit

Professional Experience

Ms. Wood is the Chief Executive Officer of Gore Creek Capital Ltd., an investment management consulting company based in Golden, Colorado. Ms. Wood served as the Chief Executive Officer of Capital Z Asset Management, the largest dedicated sponsor of hedge funds, from 2008 through July 2009. Previously, she was the Senior Investment Officer for the Global Equity unit of the California Public Employees’ Retirement System (“CalPERS”) for five years. Prior to her service for CalPERS, Ms. Wood served as a Principal of several investment management organizations.

Education

Ms. Wood obtained a Bachelor of Arts degree from Vassar College and a Masters of Business Administration degree in Finance from New York University.

Other Boards and Appointments

Ms. Wood is a member of the Board of Trustees of Vassar College where she serves on the Investment, Audit, and Budget and Finance Committees and as Chair of the Investor Responsibility Committee. Ms. Wood is also a member of the boards of The Global Reporting Initiative and The International Integrated Reporting Council. She is a member of the board of the International Securities Exchange and was previously a member of the Public Company Accounting Oversight Board Standard Advisory Group (2006-2008) and the International Auditing and Assurance Standards Board Consultative Advisory Group (2006-2009). Ms. Wood served on the Board of Governors of the International Corporate Governance Network from June 2008 until June 2012, having served as Chairman of the Board since June 2009.

Director Qualifications

Ms. Wood brings to the Board a broad finance and corporate governance background, including experience as a senior investment officer for a large retirement fund and as Chairman of the Board of Governors of the International Corporate Governance Network. She has significant experience in accounting and financial matters. Through her prior service as an investment manager, Ms. Wood has had significant experience in the application of portfolio risk management techniques.

James F. Wright Director since 2011 Age 62 Committees: ¡ Compensation

Professional Experience

Mr. Wright has been Chairman of the Board and Chief Executive Officer of Tractor Supply Company, a farm and ranch supply retailer, since November 2007, where he previously served as President and Chief Executive Officer from 2004 to November 2007 and as President and Chief Operating Officer from 2000 through 2004. Mr. Wright previously served as President and Chief Executive Officer of Tire Kingdom, a tire and automotive services retailer, from May 1997 to June 2000.

Education

Mr. Wright attended the University of Wisconsin-Oshkosh.

Other Boards and Appointments

Mr. Wright was a director of Spartan Stores from 2002 through August 2011, where he served as Lead Director from 2006-2011, Chair of the Corporate Governance Committee from 2006-2011, as a member of the Compensation Committee from 2006-2011, and as Chair of the Compensation Committee from 2003-2006. He currently serves on the board and as a member of the Executive Committee of the National Retail Federation, the world’s largest retail trade association.

Director Qualifications

Mr. Wright brings to the Board many years of experience in executive leadership at public companies along with experience serving on other public company boards, as well as extensive knowledge of retail operations.

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Unless otherwise instructed, the appointed proxies will vote the shares represented by the proxy cards received by them for each of the nominees named above. All nominees have consented to serve if elected. The Board of Directors has no reason to believe that any of the nominees would be unable to accept the office of director if elected. If such contingency should arise, the appointed proxies will vote for such person or persons as the Board of Directors may recommend.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE TEN NOMINEES FOR DIRECTOR IN THIS PROPOSAL 1.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES

The Board of Directors is responsible for managing the property and business affairs of the Company. The Board reviews significant developments affecting the Company and acts on matters requiring Board approval. During the 2012 fiscal year, the Board of Directors held 12 meetings. Each of the incumbent directors attended at least 75% of the aggregate total number of meetings of the Board of Directors and Board committees of which he or she was a member.

The standing committees of the Board are the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, and the Finance Committee. The Company’s Corporate Governance Guidelines, Code of Business Ethics and Conduct, the Board of Directors Independence Standards, and charters for each of the standing committees may be accessed on the Company’s website at www.hrblock.com by (i) clicking the “Investor Relations” link and (ii) clicking the “Corporate Governance” link under the “Company” tab. These documents are also available in print to shareholders upon written request to the Corporate Secretary, H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105. Set forth below is a description of the duties of each committee and its members.

The members of the Audit Committee are Mr. Lewis (Chair), Ms. Reich, Mr. Rohde, and Ms. Wood. The functions of the Audit Committee are described in the Audit Committee Charter and include making recommendations to the Board of Directors with respect to the appointment of the Company’s independent registered public accounting firm, evaluating the independence and performance of such firm, reviewing the scope of the annual audit, and reviewing and discussing with management and the independent registered public accounting firm the audited financial statements and accounting principles. See the “Audit Committee Report” on page 61. All of the members of the Audit Committee are independent under regulations adopted by the SEC, New York Stock Exchange (“NYSE”) listing standards and the Board of Directors Independence Standards. The Board has determined that each member of the Audit Committee is an audit committee financial expert pursuant to the criteria prescribed by the SEC and is financially literate under NYSE guidelines. The Audit Committee held seven meetings during fiscal year 2012.

The members of the Compensation Committee are Messrs. Rohde (Chair), Ellison, Seip, and Wright. The functions of the Compensation Committee are described in the Compensation Committee Charter and primarily include reviewing and approving the compensation of the executive officers of the Company and its subsidiaries, recommending to the Board of Directors the compensation of the Company’s Chief Executive Officer, and administering the Company’s long-term incentive compensation plans. See the “Compensation Discussion and Analysis” beginning on page 21. All of the members of the Compensation Committee are independent under the NYSE listing standards and the Board of Directors Independence Standards. The Compensation Committee held seven meetings during fiscal year 2012.

The members of the Governance and Nominating Committee are Messrs. Seip (Chair), Brown, Gerard, and Lewis. The functions of the Governance and Nominating Committee are described in the Governance and Nominating Committee Charter and include responsibility for corporate governance matters, the initiation of

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nominations for election as a director of the Company, the evaluation of the performance of the Board of Directors, and the determination of compensation of outside directors of the Company. All of the members of the Governance and Nominating Committee are independent under the NYSE listing standards and the Board of Directors Independence Standards. The Governance and Nominating Committee held five meetings during fiscal year 2012.

The members of the Finance Committee are Messrs. Gerard (Chair) and Cobb, and Ms. Reich. The functions of the Finance Committee are described in the Finance Committee Charter and include providing advice to management and the Board of Directors concerning the financial structure of the Company, the funding of the operations of the Company and its subsidiaries, and the investment of Company funds. The Finance Committee held one meeting during fiscal year 2012.

DIRECTOR COMPENSATION

The Board considers and determines non-employee director compensation each year, taking into account recommendations from the Governance and Nominating Committee. The Governance and Nominating Committee formulates its recommendation based on its review of director compensation practices at a specific group of peer companies, based on publicly disclosed information (more discussion of our process for determining our peer group of companies can be found beginning on page 41). The Governance and Nominating Committee may delegate its authority to such subcommittees as it deems appropriate in the best interests of the Company and our shareholders. Management, in consultation with the Company’s independent compensation consultant, assists the Governance and Nominating Committee in its review by accumulating and summarizing market data pertaining to director compensation levels and practices at our peer group of companies, reviewing external survey sources, and conducting its own custom research. In fiscal year 2012, based on a review of our peer group of companies and consultation with management and the Company’s independent compensation consultant, the Governance and Nominating Committee recommended and the Board approved certain changes in the compensation of our non-employee directors. The following chart describes the compensation elements for our non-employee directors in effect at the end of fiscal year 2012, which, as of the Governance and Nominating Committee’s most recent review, were below the market median relative to our peer group of companies:

Compensation Element	Amount (annual except for meeting fees)
Annual Cash Retainer(1)	$55,000
Annual Equity Retainer	$125,000 in deferred stock units
Non-Executive Chairman of the Board Retainer(1)	$200,000 (payable $80,000 in cash and $120,000 in deferred stock units)
Chair Retainer – Audit Committee	$20,000
Chair Retainer – All Other Committees(2)	$15,000
Board Meeting Fee(3)	$2,000 per meeting
Committee Meeting Fee(4)	$1,500 per meeting

(1)	Paid in quarterly installments.
(2)	Due to his position as non-executive Chairman of the Board, Mr. Gerard has waived his eligibility for the Chair retainer related to his service as Chair of the Finance Committee.
(3)	Subject to a maximum of ten Board meetings per year.
(4)	Subject to a maximum of ten committee meetings per year per committee.

Deferred Stock Unit Plan

Deferred stock units (“DSUs”) are granted to non-employee directors pursuant to the 2008 Deferred Stock Unit Plan for Outside Directors (the “2008 DSU Plan”). The 2008 DSU Plan was approved by the Governance and

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Nominating Committee and the Board of Directors on June 11, 2008, was approved by the Company’s shareholders on September 4, 2008, and was later amended as approved by the Company’s shareholders on September 14, 2011. The 2008 DSU Plan provides for the grant of DSUs to directors of the Company or its subsidiaries who are not employees of the Company or any of its subsidiaries. The DSU Plan specifies that the Board of Directors may make grants of DSUs to non-employee directors in its sole discretion. The number of DSUs credited to a non-employee director’s account pursuant to an award is determined by dividing the dollar amount of the award by the average current market value per share of the Company’s common stock for the ten consecutive trading dates ending on the date the DSUs are granted to the non-employee director. The current market value generally is the closing sales price of a share of our common stock as reported on the NYSE. If a non-employee director terminates service on the Board for a reason other than death, DSUs held by such director will be paid to such non-employee director, in shares of common stock, in one lump sum on the six-month anniversary date of the termination of service. If a non-employee director dies prior to the payment in full of all amounts due such non-employee director under the 2008 DSU Plan, the balance of the non-employee director’s DSU account will be paid to the non-employee director’s beneficiary, in shares of common stock, within 90 days following the non-employee director’s death. Currently, the maximum number of shares of common stock that may be paid out under the 2008 DSU Plan is 900,000.

On September 14, 2011, DSUs approximately equal in value to $125,000 were granted to each of the Company’s non-employee directors (including directors who joined the Board as of that date) for the one-year period beginning September 14, 2011. The grant date of these awards was October 3, 2011. On September 14, 2011, additional DSUs approximately equal in value to $75,000 were granted to Mr. Gerard for serving as the non-executive Chairman of the Board for the period from April 19, 2011 through September 14, 2011, and DSUs approximately equal in value to $120,000 were granted to Mr. Gerard for serving as the non-executive Chairman of the Board for the one-year period beginning September 14, 2011. The grant date of these awards was also October 3, 2011.

The Company also provides to its non-employee directors free business travel insurance in connection with Company-related travel. In addition, the H&R Block Foundation will match gifts by non-employee directors to any qualified not-for-profit organization on a dollar-for-dollar basis up to an annual aggregate limit of $5,000 per director per calendar year.

The Board has adopted stock ownership guidelines regarding stock ownership by Board members. The Board member ownership guidelines contemplate that non-employee directors should own shares of the Company’s common stock or share equivalents held in the Company’s benefit plans with an aggregate value exceeding five times the annual cash retainer paid to them.

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DIRECTOR COMPENSATION TABLE

The following table sets forth total director compensation for non-employee directors for fiscal year 2012.

Current Directors(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Paul J. Brown(6)	$56,750	$121,569	-	$5,000	$183,319
Marvin R. Ellison(6)	$59,750	$121,569	-	-	$181,319
Robert A. Gerard	$140,050	$311,216	-	$5,000	$456,266
David Baker Lewis	$103,600	$121,569	-	-	$225,169
Victoria J. Reich(6)	$57,750	$121,569	-	$4,100	$183,419
Bruce C. Rohde	$97,500	$121,569	-	$5,000	$224,069
Tom D. Seip	$95,700	$121,569	-	$5,000	$223,269
Christianna Wood	$86,550	$121,569	-	$6,000	$214,119
James F. Wright(6)	$54,750	$121,569	-	$5,000	$181,319
Former Directors
Len J. Lauer(7)	$22,800	-	-	$475	$23,275
L. Edward Shaw Jr.(7)	$30,100	-	-	-	$30,100

(1)

Mr. Cobb was a non-employee director of the Company until May 16, 2011, when he was appointed President and Chief Executive Officer of the Company. Mr. Bennett did not stand for re-election at the Company’s annual meeting of shareholders held on September 14, 2011, and therefore ceased to be a director of the Company on September 14, 2011. Mr. Cobb’s and Mr. Bennett’s non-employee director compensation is reflected in the Summary Compensation Table on page 48.

(2)	This column includes, as applicable, the annual cash retainer, meeting fees for each Board and committee meeting attended, and committee retainers earned or paid in fiscal year 2012.
(3)

The dollar amounts represent the grant date fair value under FASB ASC Topic 718, “Stock Compensation” (“FASB 718”) for DSUs awarded during fiscal year 2012 to the non-employee director. These DSU awards are fully vested in that they are not subject to forfeiture; however, no shares underlying a particular award will be issued until six months following the date the director ends his or her service on the Board. The grant date fair value of an award is computed in accordance with FASB 718 utilizing assumptions discussed in Item 8, Note 14 “Stock-Based Compensation” to the Company’s consolidated financial statements in the Form 10-K for the year ended April 30, 2012, as filed with the SEC. As of April 30, 2012, the following DSUs were outstanding: Mr. Brown – 9,493; Mr. Cobb – 10,988; Mr. Ellison – 9,493; Mr. Gerard – 49,435; Mr. Lewis – 34,626; Ms. Reich – 9,493; Mr. Rohde – 20,795; Mr. Seip – 34,626; Ms. Wood – 30,557; and Mr. Wright – 9,493. Mr. Cobb’s DSUs were awarded prior to fiscal year 2012, during the time that Mr. Cobb was a non-employee director of the Company.

(4)

No stock options to purchase the Company’s common stock were granted to individuals while serving as non-employee directors during fiscal year 2012. As of April 30, 2012, the following stock options were outstanding: Mr. Bennett – 900,000 (granted in connection with his appointment as President and CEO of the Company on July 7, 2010); Mr. Lewis – 24,000; and Mr. Seip – 48,000.

(5)

This column represents the H&R Block Foundation matching amount on contributions to 501(c)(3) organizations on a calendar year basis. For amounts over $5,000, the amount includes matching contributions that occurred in the 2011 calendar year and in the 2012 calendar year (all of which were paid within fiscal year 2012).

(6)	Elected to the Board of Directors at the Company’s annual meeting of shareholders held on September 14, 2011.
(7)	Did not stand for re-election at the Company’s annual meeting of shareholders held on September 14, 2011, and therefore ceased to be a director of the Company on September 14, 2011.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors operates under Corporate Governance Guidelines (the “Guidelines”) to assist the Board in exercising its responsibilities. The Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision-making both at the Board level and the management level, with a view to enhancing

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shareholder value over the long term. The Guidelines also ensure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. Pursuant to the Guidelines, the Board evaluates its performance on an annual basis through an evaluation process administered by the Governance and Nominating Committee. The Guidelines are not intended to be a static statement of the Company’s policies, principles, and guidelines, but are subject to continual assessment and refinement as the Board may determine advisable or necessary in line with the best interests of the Company and our shareholders.

Retirement and Tenure Policy

The Company’s Articles and Bylaws provide that no director may serve as a member of the Board for a period that extends beyond the twelfth annual meeting of shareholders following the annual meeting at which such director was first elected to the Board. Additionally, the Guidelines provide that a director must retire from the Board at the next annual meeting following such director’s 75th birthday.

Independent Chairman

The Company’s Articles and the Guidelines require that the Chairman of the Board be an independent director who has not previously served as an executive officer of the Company. As Chairman, Mr. Gerard leads all meetings of the Board, including executive sessions of the non-employee directors held at each regular meeting of the Board.

Substantial Majority of Board is Independent

As further described in the Guidelines, the Board believes that a substantial majority of the Board should consist of directors who are independent under the NYSE listing standards. As described below, nine of the Board’s ten current directors are independent directors within the meaning of the Company’s Board of Directors Independence Standards (the “Independence Standards”) and the NYSE listing standards. Mr. Cobb is not an independent director under the Independence Standards or the NYSE listing standards because of his position as our President and Chief Executive Officer.

The NYSE listing standards provide that a director does not qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company. The listing standards permit the Board to adopt and disclose standards to assist the Board in making determinations of independence. Accordingly, the Board has adopted the Independence Standards to assist the Board in determining whether a director has a material relationship with the Company.

Independent Board Standards

In June 2012, the Board conducted an evaluation of director independence regarding the current directors and nominees for director based on the Independence Standards and the NYSE listing standards. In connection with this evaluation, the Board considered the responses provided by the directors in their annual director questionnaires and reviewed commercial, charitable, consulting, familial, and other relationships between each director or immediate family member and the Company, its subsidiaries, and their employees. As a result of its evaluation, the Board affirmatively determined that Messrs. Brown, Ellison, Gerard, Lewis, Rohde, Seip, and Wright, Ms. Reich, and Ms. Wood are independent, and that Mr. Cobb is not independent because of his position as our President and Chief Executive Officer.

Code of Ethics

All directors, officers, and employees of the Company must act ethically and in accordance with the policies comprising the H&R Block Code of Business Ethics and Conduct (the “Code”). The Code includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial

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reporting, and procedures for promoting compliance with, and reporting violations of, the Code. The Company will post any amendments to or waivers of the Code (to the extent applicable to the Company’s Chief Executive Officer, Chief Financial Officer, or Principal Accounting Officer) on our website.

Succession Planning

The Board recognizes the importance of effective executive leadership to the Company’s success. The Company’s Board is actively engaged and involved in succession planning. The Board discusses the talent pipeline for specific critical roles, and high potential leaders are given exposure and visibility to Board members through formal presentations and informal events. More broadly, the Board is regularly updated on key talent indicators for the overall workforce, including climate, diversity, recruiting, and development programs.

BOARD LEADERSHIP STRUCTURE AND ACCOUNTABILITY

The Company’s Articles require that the Chairman of the Board be an independent director pursuant to the NYSE listing standards, not simultaneously be Chief Executive Officer or President of the Company, and not have previously served as an executive officer of the Company. As such, the Board is led by an independent Chairman, currently Mr. Gerard.

We strongly believe that our current Board structure creates a positive balance in leadership and accountability, as the functions of Chief Executive Officer and Board Chairman are significantly different. In addition to balancing responsibilities, we believe that our current structure enhances the accountability of the Chief Executive Officer to the Board and strengthens the Board’s independence from management. Separating the roles of Board Chairman and Chief Executive Officer also allows the Chief Executive Officer to focus his or her efforts on running our business and managing the Company in the best interests of our shareholders. At the same time, our non-executive Chairman handles the separate responsibilities of Board and committee scheduling, Board agendas, and other Board organizational tasks, as well as serving on occasion as spokesman for the Board.

COMMUNICATIONS WITH THE BOARD

Shareholders and other interested parties wishing to communicate with the Board of Directors, the non-employee directors, or an individual Board member concerning the Company may do so by writing to the Board, to the non-employee directors, or to the particular Board member, and mailing the correspondence to the Corporate Secretary, H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105. Please indicate on the envelope whether the communication is from a shareholder or other interested party. All such communications will be forwarded to the director or directors to whom the communication is addressed. In addition, our non-executive Chairman and other Board members have made and may in the future make themselves available for consultation and direct communication with significant shareholders.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS OF SHAREHOLDERS

Although the Company has no specific policy regarding director attendance at the Company’s annual meeting of shareholders, all directors are encouraged to attend. Board and committee meetings are held immediately following the annual meeting. Nine of the Company’s current directors attended last year’s annual meeting.

BOARD’S ROLE IN RISK OVERSIGHT

Management is responsible for the Company’s day-to-day enterprise risk management activities, and the Board has oversight responsibility for managing risk, focusing on the adequacy of the Company’s risk management and mitigation processes. In fulfilling this oversight role, the Board works with the Company’s Chief Executive Officer, Chief Financial Officer, and Chief Accounting and Risk Officer to determine the Company’s risk tolerance, and works to ensure that management identifies, evaluates, and properly manages the overall risk profile of the Company.

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In addition to the discussion of risk at the Board of Directors level, the Board’s standing committees also focus on risk exposure as part of their ongoing responsibilities:

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The Audit Committee is responsible for the oversight of risk policies and processes relating to the Company’s financial statements and financial reporting processes. The Company’s Audit Services organization assists the Audit Committee and the Board in their oversight of enterprise risk management by ensuring key risks are included in the audit plan, providing objective assurance to the Board on the effectiveness of risk management processes, and reviewing the management of key risks.

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The Compensation Committee is responsible for reviewing the Company’s compensation policies and practices and the relationship among the Company’s risk management policies and practices, corporate strategy, and compensation policies and practices. For more information, see the discussion beginning on page 25 regarding the Company’s compensation policies and practices.

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The Governance and Nominating Committee is responsible for reviewing the Company’s corporate governance policies and practices and making recommendations to the Board that take into account the management of governance-related risk. In addition, the Governance and Nominating Committee’s primary involvement in the director nomination and Board self-evaluation processes assists the Board in reviewing and mitigating risks related to the governance of our Board.

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The Finance Committee is responsible for reviewing and approving plans and strategies with respect to financing transactions, acquisitions and dispositions, and other transactions involving financial risks. The Finance Committee reviews the Company’s earnings and free cash flow, its sources and uses of liquidity, compliance with financial covenants and applicable regulatory capital requirements, and uses of the Company’s cash.

Each of the committee chairs regularly reports to the full Board concerning the activities of the applicable committee, the significant issues it has discussed, and the actions taken by that committee.

The Company has also established a Risk Management Committee to support the Board and senior management in fulfilling their oversight responsibilities. The Chief Accounting and Risk Officer oversees the activities of the Risk Management Committee, which is made up of key management-level employees. The Company’s risk management team and Risk Management Committee assist the Board in its oversight of enterprise risk management by creating and facilitating a process to identify, prioritize, monitor, and report on risks and mitigation strategies, overseeing regular reporting of risks to the Board, identifying additional risk mitigation strategies as appropriate, and monitoring emerging risks.

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COMPENSATION DISCUSSION AND ANALYSIS

In this section, we describe the material components of our executive compensation program for our named executive officers (“Named Executive Officers” or “NEOs”), whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this proxy statement. For the fiscal year ended April 30, 2012, our NEOs included the following individuals:

Officers	Title as of April 30, 2012
William C. Cobb	President and Chief Executive Officer
Jeffrey T. Brown(1)	Senior Vice President and Chief Financial Officer
Philip L. Mazzini(2)	President, Retail Tax Services of HRB Tax Group, Inc.
Susan P. Ehrlich	Senior Vice President, Financial Services
Thomas A. Gerke	Senior Vice President and General Counsel
Former Officers	Title
Alan M. Bennett(3)	Former President and Chief Executive Officer
C. E. Andrews(4)	Former President, RSM McGladrey, Inc.

(1)

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on May 23, 2012, Gregory J. Macfarlane was named Chief Financial Officer effective June 4, 2012. In connection with Mr. Macfarlane’s appointment, Mr. Brown transitioned to the position of Chief Accounting and Risk Officer effective June 4, 2012.

(2)	Mr. Mazzini departed the Company after serving as President, Retail Tax Services of HRB Tax Group, Inc. until April 30, 2012.
(3)	Mr. Bennett departed the Company after serving as President and Chief Executive Officer of the Company until May 16, 2011.
(4)	Mr. Andrews departed the Company after serving as President of Harbor Business Services, Inc., formerly known as RSM McGladrey Business Services, Inc., until March 6, 2012.

In addition, we provide an overview of our executive compensation philosophy and the elements of our executive compensation program. We also explain how and why our Compensation Committee arrives at specific compensation policies and practices involving our NEOs.

EXECUTIVE SUMMARY

During the past several years, the Company has gone through a challenging period in which it operated in a very competitive business environment while experiencing high turnover in our senior management. Our executive transitions and accompanying changes in our long-term strategic plan impacted the decisions that were made regarding the specific components of our executive compensation programs, the objectives against which the Company’s performance was measured, and the amounts and types of nonrecurring compensation such as sign-on awards and termination payments that were paid to our executives. During this period, our business portfolio was in a state of fundamental evolution as we entered new lines of business and divested other business operations.

In 2011 and 2012, the Board took several key steps to create stability in our executive team, establish a closer relationship between executive pay and Company performance, and increasingly emphasize long-term, performance-based compensation that aligns our executives’ pay with the interests of our shareholders. In

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May 2011, William C. Cobb became Chief Executive Officer. Mr. Cobb has made a long-term commitment to the Company and is providing stable and strong leadership. As discussed in detail in our proxy statement last year, Mr. Cobb’s initial compensation was heavily weighted in favor of equity-based components to ensure a strong alignment between realized pay and changes in shareholder value under his leadership. The size and components of Mr. Cobb’s initial compensation package reflected the value of his long-term commitment to the Company, the importance of providing him with an equity stake in the business consistent with his substantial responsibilities, and the fact that he was required to relocate his family (including high school age children). We were pleased that our shareholders expressed strong support of Mr. Cobb’s compensation arrangements at last year’s annual meeting.

We have continued to revise our compensation practices to further strengthen the alignment between pay and performance. As discussed in detail below, we recently raised the performance share unit component of our long-term incentive compensation program from 30% to 40%, and added a new form of performance-based award through the introduction of market stock units that comprises an additional 30% of the long-term incentive award.

We are committed to increasing shareholder value through the execution of specific strategies for our businesses that will provide profitable growth. Superior performance by our executive officers and management team is essential to achieving that goal. A substantial portion of our executives’ compensation (other than base salary) is performance-based or determined by the price of our stock. To maximize alignment with shareholder interests, we tie a significant portion of that compensation to the Company’s actual performance by delivering it in the form of long-term, equity-based compensation. For our CEO, the mix of total direct compensation types for fiscal year 2012 (exclusive of one-time sign-on compensation) is illustrated by the chart to the right.

2012 CEO Compensation Mix

When determining the type and amount of executive compensation, we emphasize the direct elements of pay such as cash compensation (consisting of base salary and annual short-term incentive compensation) and long-term, equity-based incentive compensation, as opposed to other forms of compensation such as executive benefits and perquisites. We combine these components in a manner that we believe delivers an appropriate reward for contributing to current business results, while at the same time motivating our executives to achieve both our short-term and long-term business objectives.

Notwithstanding our shareholders’ strong support of our executive compensation practices last year, we have further refined our compensation practices to create an even stronger link between executive compensation and changes in shareholder value and the attainment of financial, operational, and strategic goals that we believe are critical drivers of sustained value creation over the long term. For example, we have shifted the mix of equity types in our long-term incentive program to eliminate the use of stock options and increase the focus on performance-based equity compensation and total shareholder return versus the market, including the use of market stock units as a new form of long-term, performance-based equity compensation. In addition, we made certain other changes to our compensation programs that we believe enhance the alignment between our executives’ pay and the interests of our shareholders, which are summarized on page 28.

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FISCAL YEAR 2012 RESULTS AND IMPACT ON COMPENSATION DECISIONS

Our top goal in fiscal year 2012 was to grow clients in both our retail and digital categories, which we believed was necessary to further stabilize our client base and promote long-term growth in a very competitive business environment. With that goal in mind, the Company delivered strong operating results in fiscal year 2012, including the following highlights:

¡	Total returns we prepared in our worldwide markets grew 4.3% to a record 25.6 million.

¡

In the U.S., we served nearly 900,000 additional clients, up 4.2% from the prior year. In the retail category, we grew clients by about 150,000, or 1%, while in digital, returns prepared grew by approximately 750,000, or 11%. Based on our estimates of total returns filed with the Internal Revenue Service, we believe we gained market share in each of these categories.

¡	We showed significant improvement in retail client satisfaction, which grew from 82% to 87%.

¡	In financial services, we set a record in fiscal year 2012 in total Emerald Cards issued, which grew 24% to 2.9 million, with $9.5 billion in total deposits.

¡

On the international front, we continued to see solid growth with revenue up 13% to $233 million, including 10% growth in local currencies, and in June 2012 we announced the opening of several offices in India, our fourth international market.

In addition to the operating results highlighted above, our executive team accomplished several key strategic goals in fiscal year 2012, which we believe have helped to forge a vision for the Company’s future that will improve its overall trajectory and create lasting shareholder value. Led by Mr. Cobb, who became our CEO in fiscal year 2012, we have:

¡

Stabilized our executive team by securing a minimum five-year commitment from Mr. Cobb and hiring several additional key executives who bring a unique set of talent and experience that we believe will be key to growing our business in new strategic directions that will create long-term value for the Company and its shareholders;

¡

Executed a cost and strategic restructuring to rationalize our cost structure and identify ways to operate more efficiently in order to become a nimbler, more profitable, and more client-centric company;

¡	Completed the sale of RSM McGladrey, a key strategic step in the evolution of the Company, resulting in improved margins and a continued refocusing on our core tax business; and

¡	Proven that we are committed to shareholder-friendly capital allocation by increasing our dividend and aggressively pursuing share repurchases.

Altogether, we were pleased that we grew clients and market share for the second consecutive year, especially in light of the very competitive business environment in which we operate. More broadly, we believe we are on pace with the long-term strategy we have shared with our shareholders and are pleased with the strategic direction of the Company under Mr. Cobb’s leadership. The Compensation Committee and Board took all of these factors into consideration when making decisions regarding the compensation of our NEOs for fiscal years 2012 and 2013.

Notwithstanding the positive performance of the Company in fiscal year 2012, the Compensation Committee and Board took a conservative approach when making decisions regarding our NEOs’ short-term incentive payouts for fiscal year 2012 and adjustments to their base salaries and short-term and long-term incentive

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opportunities for fiscal year 2013. The Compensation Committee did not recommend any increases to Mr. Cobb’s base salary or short-term or long-term incentive opportunities for fiscal year 2013 despite his strong performance as CEO in fiscal year 2012.

With respect to fiscal year 2012 short-term incentive payouts, the calculation of the percentage payout amount for certain NEOs, including Messrs. Cobb, Brown, and Gerke, was negatively impacted by non-recurring charges attributable to the cost and strategic restructuring described above. Although the costs attributable to these actions were not included in the annual budget approved by the Board and an upward adjustment to the payout calculation to account for these charges would have been permitted under our Executive Performance Plan, the Compensation Committee did not make such an adjustment because it concluded that the benefits of the restructuring would be reflected in future business performance results and changes in our share price and the executives affected would benefit through increases in the value of their equity stakes. As a result of the Compensation Committee’s decision, the payouts under our annual short-term incentive plan for Messrs. Cobb, Brown, and Gerke were lower than they otherwise would have been.

With respect to fiscal year 2013 compensation for our NEOs who continue to serve as executive officers, the Compensation Committee determined that adjustments to base salaries should either be zero (for Messrs. Cobb and Brown and Ms. Ehrlich) or be limited (for Mr. Gerke, who received a moderate increase). Instead, the Compensation Committee determined that adjustments to compensation, if any, should be delivered primarily through increases to incentive compensation since such compensation is at risk and tied directly to Company operating goals and changes in shareholder value. Additional discussion of these compensation decisions can be found beginning on page 29.

In an effort to revise our executive compensation program to help maintain stability in the leadership of our Company, we have designed a program with substantial emphasis placed on long-term compensation and retention, which ties the compensation of our executives to the long-term increase in value of the Company and creates the necessary incentives to attract and retain top quality executive talent in the future. Going forward, the Compensation Committee and Board will continue to focus on performance factors when designing our executive compensation programs in order to ensure that the relationship among Company performance, our shareholders’ interests, and our executives’ compensation remains strong.

A more detailed description of the Company’s fiscal year 2012 performance can be found in our Annual Report on Form 10-K for the fiscal year ended April 30, 2012, as filed with the SEC.

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EXECUTIVE COMPENSATION PRACTICES

The table below highlights our current compensation practices, including the practices we have implemented because we believe they drive performance and the practices we have not implemented because we do not believe they would serve our shareholders’ long-term interests.

Executive Compensation Practices We Have Implemented (What We Do)	Executive Compensation Practices We Have Not Implemented (What We Don’t Do)
We tie pay to performance. We set clear financial goals for corporate and business unit performance and differentiate based on individual performance against pre-set objectives.	We do not have employment contracts except for our Chief Executive Officer.
We review market data relative to our peer group of companies and general industry when making executive compensation decisions.	We do not target a specific market percentile for our NEOs’ annual total direct compensation, but aim to align their pay levels over time closer to the market median through increasing the performance-based elements of compensation.
We mitigate undue risk by utilizing caps on potential payments, clawback provisions, reasonable retention provisions, performance targets, and appropriate Board and management processes to identify and manage risk.	We do not believe any of our compensation programs create risks that are reasonably likely to pose a material adverse impact to the Company.
We have conservative post-employment and change in control provisions that apply to all executive officers.	Except for certain provisions in Mr. Cobb’s employment agreement, we do not have separate change in control agreements.
We generally provide for accelerated vesting after a change in control only if an employee is also terminated within a stated period of time following the change in control (known as a “double trigger”).	We do not provide golden parachute excise tax gross-ups, and we do not have a supplemental executive retirement plan that provides extra benefits to the NEOs.
We provide only minimal perquisites that have a sound benefit to the Company’s business.	We do not provide significant additional benefits to executive officers that differ from those provided to all other employees.
We have adopted stock ownership guidelines that we believe align management and shareholder interests.	We expressly prohibit the repricing of underwater stock options and stock appreciation rights.
We impose minimum vesting periods for all executives’ equity awards.	We do not allow cash buyouts for stock options or stock appreciation rights, and we do not pay dividend equivalents on unvested restricted share units.
Our Compensation Committee benefits from the use of an outside, independent compensation consulting firm that it retains.	The Compensation Committee does not allow its compensation consulting firm to provide any other services to the Company.

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Results of 2011 Advisory Vote to Approve Named Executive Officer Compensation

At our 2011 annual meeting of shareholders held on September 14, 2011, we submitted two proposals to our shareholders regarding our executive compensation practices. The first proposal was an advisory vote on our fiscal year 2011 compensation awarded to our NEOs (commonly known as a “say-on-pay” vote). Our shareholders approved our fiscal year 2011 compensation awarded to our NEOs with approximately 87% of the votes cast in favor of the proposal. We believe that the outcome of our say-on-pay vote signals our shareholders’ support of our compensation approach, specifically our efforts to attract, retain, and motivate our NEOs. Notwithstanding our shareholders’ strong support of our compensation approach in 2011, the Company’s management and Board reviewed executive compensation and made revisions to further align our practices with market competitiveness and long-term Company performance. For example, the Board, based on the recommendation of the Compensation Committee, approved the use of market stock units as a new form of performance-based equity compensation for fiscal year 2013, as further described on page 38. In addition, the Board increased the focus on longer-term, multi-year measurements of performance in our overall compensation program by approving the use of a three-year measurement period for performance under our performance-based equity compensation program. We value the opinions of our shareholders and will continue to consider the outcome of future say-on-pay votes, as well as feedback received throughout the year, when making compensation decisions for our NEOs.

The second proposal was a vote on the frequency of future shareholder advisory votes regarding compensation awarded to our NEOs (commonly known as a “say-when-on-pay” vote). An annual frequency received the highest number of votes cast, as well as a majority of the votes cast. Based on these results, our Board of Directors determined that we will hold our say-on-pay votes on an annual basis. We expect to hold the next say-when-on-pay vote at our 2017 annual meeting.

ELEMENTS OF COMPENSATION SUMMARY

The chart below summarizes the elements and objectives of our fiscal year 2012 compensation program for executive officers, including our NEOs. Our pay package contains a mix of elements based on the executive’s individual responsibilities and performance, as well as the Company’s performance against specific pre-established annual financial, operational, and strategic performance goals.

For those awards based on the Company’s performance, our specific decisions around setting performance goals and other actions impacting executive compensation focus on certain areas that are tied directly to our business plan and that we believe are the most critical value drivers of the business, such as revenue, earnings, or EBITDA (earnings before interest, taxes, depreciation and amortization), client growth and retention, and number of tax returns prepared. Actual performance goals vary from year to year based on the business environment and the Compensation Committee’s determination of goals that it believes are important for a particular year.

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Component	Purpose	Characteristics	Discussion
Base Salary	Compensate for level of responsibility, experience, and sustained individual performance.	Fixed cash component based on role, experience, performance, and market data.	page 30
Short-Term Incentive (“STI”)	Compensate for achieving pre-established annual financial, operational, and strategic performance objectives.	A targeted STI award designed to tie directly to our business plan and provide competitive total cash opportunities that are subject to achievement of specific performance objectives.	page 30
Long-Term Incentive (“LTI”)	Compensate for multi-year performance that enhances shareholder value.

Equity-based compensation designed to support multiple objectives. For fiscal year 2012, the award was delivered through a combination of performance share units, restricted share units, and stock options.

page 34
Retirement, Health and Welfare Benefits	Offers market-competitive health insurance options and income replacement upon retirement, death, or disability, thus supporting our attraction and retention objectives.	Benefits for executives are generally the same as those available to all employees, including a 401(k) plan with matching Company contributions capped based on applicable Internal Revenue Code limits.	page 40
Perquisites	Allows executives to utilize Company-provided services and receive other benefits without incurring economic costs, thereby supporting our attraction and retention objectives.	Perquisites are below the market median for our Peer Group.	page 40
Deferred Compensation Plan	Allows executives to defer compensation on a more tax-efficient basis, thereby supporting our attraction and retention objectives.	Executives can elect to defer base salary and STI compensation, with limited matching employer contributions.	page 53
Executive Severance Plan	Encourages executives to act in the best interests of our shareholders, while supporting attraction and retention objectives and ensuring the orderly succession of talent.	Benefits are contingent in nature and therefore are payable only if a participant’s employment is terminated without cause or after a change in control. Provides for cash severance and equity vesting.	page 55

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RELATIONSHIP BETWEEN COMPANY PERFORMANCE AND EXECUTIVE COMPENSATION

It is our goal to directly link a significant portion of executive pay to Company performance, and in recent years we have undertaken significant steps towards achieving that goal. The chart below provides a summary of the revisions we have made to our compensation practices in recent years in order to more closely align executive pay with Company performance:

Fiscal Year	Revised Compensation Practices
2009

¡     Instituted a “clawback” policy under which, in the event of a restatement of Company financials, the Board may seek reimbursement for payments made to executives that were greater than those that would have been made based on the restated financials, as more fully described on page 41.

¡    Voluntarily adopted a say-on-pay vote, enabling shareholders to cast an annual advisory vote on named executive officer compensation.

2010

¡     Instituted a “double trigger” on any acceleration of equity awards that result from a “change in control” of the Company.

¡     Eliminated portions of the Company’s match under the H&R Block Deferred Compensation Plan for executives.

¡     Adopted a stated intent to eliminate employment contracts with senior executives other than the CEO and implemented uniform severance arrangements for senior executives with consistent limits on maximum remuneration. In general, the Company’s severance plans are less generous than the employment contracts they replaced.

2011

¡     Changed the Company’s stock ownership guidelines to reflect the more common practice of determining ownership levels as a multiple of base pay; additionally, required executives to hold any net equity that vests or is exercised until ownership requirements are achieved.

2012

¡     Shifted the equity mix for fiscal year 2012 executive long-term incentive compensation grants to reduce the emphasis on stock options and increase the focus on performance-based equity awards that tie compensation to specific operational metrics and total shareholder return performance results versus the market, as described more fully on page 35.

¡     Introduced a new performance share plan in which the number of shares earned upon vesting, if any, will depend on performance against specified goals over three separate 12-month performance periods with “cliff” vesting of earned shares at the end of the three-year period.

¡     Adopted goals for the new performance share plan that complement those of the annual incentive plan to create a balanced focus on the most critically important drivers of long-term sustainable shareholder value.

¡    Adopted a stated intent to prohibit golden parachute excise tax gross-ups for all Company executives.

2013

¡     Continued to shift the equity mix for fiscal year 2013 executive long-term incentive grants to increase the focus on performance-based awards and total shareholder return versus the market, as described more fully on page 38.

¡     As a result of continued stabilization of our business, increased the weighting of performance share units in which the number of shares earned upon vesting, if any, will depend on performance against specified goals in our overall long-term incentive program measured over a full three-year period.

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¡     Eliminated the use of stock options as part of our annual long-term incentive program and approved the use of market stock units as a new form of long-term, performance-based equity compensation, which increases the pay-for-performance relationship in our overall compensation program.

¡    Modified our stock ownership guidelines to require that our CEO hold shares or share equivalents held in the Company’s benefit plans with a value equal to six times his or her base salary.

¡    Adopted amendments to the Company’s 2003 Long-Term Executive Compensation Plan to prohibit repricing and cash buyouts of stock options and stock appreciation rights and to impose minimum vesting periods for executive equity awards.

EXECUTIVE COMPENSATION BENCHMARKS AND TARGETS

The Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“Cook”), an independent external compensation consultant, to benchmark the Company’s executive compensation relative to its peer companies. Cook assists the Compensation Committee in defining the appropriate market of the Company’s peer companies for executive compensation and practices in benchmarking our executive compensation program against that market each year. We benchmark pay relative to a specific group of peer companies, which for fiscal year 2012 are listed on page 42 under the heading “Peer Group” (the “Peer Group”), based on publicly disclosed information. We also review pay data from multiple survey sources, reflective of general industry pay levels for companies of relevant size based on market capitalization and total revenue for each of the NEOs. For fiscal year 2012, these survey sources were the Aon Hewitt TCM Executive Survey and the Towers Watson CDB Executive Survey. The Compensation Committee reviews summary survey and peer group data to confirm that the market references we use are appropriate for our business and the industries in which we compete for executive talent.

Our philosophy is not to target a specific market percentile for executives’ total direct compensation (base pay plus targeted annual short-term incentive (“STI”) compensation plus long-term incentive (“LTI”) grant values) for any given year. Rather, we aim to approximate the size-adjusted market median rate by increasing the performance-based elements of their compensation over time. On an individual basis, specific executives may have targeted total compensation above or below market median to reflect factors such as experience, role, individual performance, and other factors. The Compensation Committee generally sets performance objectives under the STI and LTI plans so that targeted total compensation levels can be achieved only when targeted business performance objectives are met. Consequently, actual pay realized by executives will vary above or below the targeted level based on the degree to which specific performance objectives are attained.

For a more detailed explanation of our methodology for calculating compensation packages for our executives, see the “Compensation Methodology and Calculation” section on page 41.

ELEMENTS OF EXECUTIVE COMPENSATION PROGRAM

Our executive compensation program consists of the following elements: base salary, short-term incentives, long-term incentives, benefits, and a minimal amount of perquisites. Each of our compensation elements fulfills one or more of our objectives of attracting, motivating, rewarding, and ultimately retaining a high-performing executive team.

Our Compensation Committee annually reviews all components of compensation for our CEO and other executive officers. This review encompasses all forms of compensation, including base salary, short-term incentives, long-term incentives, benefits, and amounts pursuant to retirement and nonqualified deferred compensation plans. As a part of this process, the Compensation Committee also reviews tally sheets of executive termination costs for each of these executive officers, including potential payments upon any “change of control.” These elements are evaluated by our Compensation Committee, which has authority to approve certain matters and makes recommendations to the Board regarding matters requiring Board approval (such as the

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compensation of our CEO and certain actions under plans in which the CEO participates). The Compensation Committee makes determinations with respect to the elements of compensation of our NEOs, other than the CEO, and our Board takes the Compensation Committee’s recommendations into account in making determinations with respect to elements of compensation of our CEO.

Base Salary

We establish base salaries at levels designed to enable us to attract and retain talented executives and to reward those executives for consistent high performance over a sustained time period. We determine executive base salaries based on the executive’s role, experience, and individual performance, as well as market data for similar positions among comparable companies within our industry and among our Peer Group.

For fiscal year 2012, base salaries for our NEOs were as follows:

Officers	Salary as of April 30, 2012 ($)	% Increase from Fiscal Year 2011
William C. Cobb	$950,000	n/a
Jeffrey T. Brown	$387,000	7.5%
Philip L. Mazzini	$500,000	25%
Susan P. Ehrlich	$385,000	n/a
Thomas A. Gerke	$465,000	n/a
Former Officers	Fiscal Year 2012 Salary ($)
Alan M. Bennett	n/a	n/a
C. E. Andrews	$525,000	0%

The salary increases for Messrs. Brown and Mazzini reflect adjustments to bring their base pay closer to the market median for similar executive positions within our Peer Group and the general market environment.

In June 2012, the Compensation Committee and, with respect to Mr. Cobb, the Board approved the following fiscal year 2013 base salaries for our NEOs who are currently serving as executive officers, effective July 1, 2012:

Officers	Fiscal Year 2013 Salary ($)	% Increase from Fiscal Year 2012
William C. Cobb	$950,000	0%
Jeffrey T. Brown	$387,000	0%
Susan P. Ehrlich	$385,000	0%
Thomas A. Gerke	$480,000	3.2%

The salary increase for Mr. Gerke reflects a general market increase and recognition for his performance in fiscal year 2012. Additionally, Mr. Macfarlane, who joined the Company as Chief Financial Officer effective June 4, 2012, will receive a fiscal year 2013 salary of $550,000 pursuant to his offer letter. A more detailed discussion of Mr. Macfarlane’s offer letter can be found on page 55.

Short-Term Incentive Compensation

Our executive STI compensation program under the H&R Block Executive Performance Plan (“Executive Performance Plan”) approved by our shareholders is designed to compensate executives for achieving pre-established annual financial, operational, or strategic performance objectives that are tied to our fiscal year business plan. STI compensation for our executive officers is determined under a two–step approach that is

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commonly referred to as a “plan within a plan,” which is intended to ensure that awards are fully deductible as “performance-based compensation” under Internal Revenue Code (“IRC”) Section 162(m). Under the first step of the methodology, the Compensation Committee approves a specific STI “funding trigger,” or threshold level of performance. Achievement of this threshold would result in potential funding of the bonuses for the applicable executive officers at the maximum payout level. Failure to achieve the threshold level of performance for the applicable objective would result in no payouts under the STI plan. Under the second step of the methodology, the CEO, in consultation with other senior executives, proposes separate performance objectives that are then reviewed by the Compensation Committee in consultation with Cook. After the Compensation Committee makes any changes to these performance objectives that it considers appropriate, the Compensation Committee approves the objectives for use with respect to executive officers other than the CEO and recommends the objectives for use with respect to the CEO for Board approval. These performance objectives are generally based on our fiscal year business plan, and are tied to one or more of the specific business criteria identified in the Executive Performance Plan. Assuming the threshold funding trigger determined in the first step is attained, the Compensation Committee determines the maximum awards payable under this formula following the end of each fiscal year and then reduces the calculated amounts to the actual amounts to be paid to each executive, if any, based primarily on performance against the separate performance objectives applicable to each executive officer.

The setting of the detailed performance objectives is completed prior to the start of tax season. This timing is appropriate due to the seasonal nature of the tax business, which delivers the majority of the Company’s revenues in the last four months of the Company’s fiscal year. Given this seasonality, the optimal planning cycle for the Company is generally in the summer and early fall. This methodology allows us to set STI performance objectives after the planning cycle but before the start of the next tax season.

Maximum and, in some cases, threshold performance objectives are set above and below the target objectives to establish an appropriate relationship between actual Company performance and the executives’ STI compensation. Because they are subject to the Company’s attainment of performance objectives, STI target opportunities for our NEOs are intended to place a significant portion of our NEOs’ annual cash compensation at risk, thereby aligning their compensation with shareholder interests. These target opportunities are also intended to provide competitive total cash compensation opportunities within our pay positioning context discussed above. Under the terms of the Executive Performance Plan, performance criteria and objectives are subject to adjustment to account for unusual, extraordinary, or nonrecurring events involving the Company during the course of the applicable performance period which distort the criteria applicable to any performance objective as is necessary to prevent reduction or enlargement of an award that is attributable to such unusual, extraordinary, or nonrecurring events. Ultimate STI payouts can range from 0% to 200% of each current NEO’s target STI opportunity, subject to certain limitations contained in the Executive Performance Plan.

The CEO’s STI target opportunity is higher than the other NEOs’ opportunities because the CEO’s duties and responsibilities are substantially more extensive than the other NEOs. Also, to ensure alignment with shareholders, a larger portion of the CEO’s annual cash opportunity is variable. Mr. Cobb’s target opportunity equals 125% of his salary and was set under the terms of his employment agreement, which the Compensation Committee deemed to be market competitive and necessary to attract an executive of Mr. Cobb’s caliber. Mr. Cobb’s maximum STI payment is equal to 175% of his target opportunity or such higher amount as permitted by the annual STI plan applicable to Mr. Cobb, subject to certain limitations contained in the Executive Performance Plan.

For prior fiscal years through 2012, STI compensation payouts were payable in cash up to 150% of the targeted award opportunity. Payouts in excess of this level, if any, were delivered in restricted share units under terms and restrictions identical to those of restricted share units awarded as long-term incentive compensation as described below. The amount of restricted share units awarded was calculated by dividing the cash value of the applicable incentive compensation by the last reported closing price for our common stock as of the later of June 30th or the third trading day following our announcement of earnings for the most recently completed fiscal year (the date on which we historically have awarded restricted share units each year). Beginning with fiscal year 2013, STI compensation payouts will be made entirely in cash.

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Actions Pertaining to Fiscal Year 2012 STI Compensation

The Compensation Committee approved the use of continuing operations net earnings in the amount of $350.4 million as the specific funding trigger for fiscal year 2012 STI compensation for our executive officers.

Criteria for Messrs. Cobb, Brown, and Gerke

In November 2011, the Compensation Committee approved and, for our CEO, recommended that the Board approve the fiscal year 2012 STI performance criteria and objectives applicable to our corporate-level NEOs, which include Messrs. Cobb, Brown, and Gerke:

Criteria	Threshold	Target	Maximum	Weight
Continuing Operations Net Earnings(1)	$350.4	$398.2	$446.0	50%
H&R Block Clients(2)	24,522	25,257	26,238	40%
U.S. Brand Retention(3)	71%	72%	73%	10%

(1)	Continuing Operations Net Earnings includes consolidated net earnings for fiscal year 2012 attributable to continuing operations (in millions).
(2)	H&R Block Clients includes all paid and free retail, digital, and international clients served during fiscal year 2012 (in thousands).
(3)	U.S. Brand Retention measures the percentage of U.S. tax clients retained to the retail or digital brand during fiscal year 2012 from the prior fiscal year.

These criteria were selected because the Compensation Committee determined that they represented the key business drivers of shareholder value for fiscal year 2012. The balance was weighted slightly more towards continuing operations net earnings because this metric best reflects the performance of the Company as a whole and therefore is the key driver of sustainable shareholder value creation.

Criteria for Mr. Mazzini

In November 2011, the Compensation Committee set the performance criteria applicable to Mr. Mazzini for fiscal year 2012 as follows:

Criteria	Target	Maximum	Weight
Retail Pre-Tax Earnings(1)	$720.4	$792.4	25%
Retail Clients(2)	18,351	18,789	25%
Continuing Operations Net Earnings(3)	$398.2	$446.0	20%
H&R Block Clients(4)	25,257	26,238	20%
U.S. Brand Retention(5)	72.0%	73.0%	10%

(1)	Retail Pre-Tax Earnings includes operating results of our U.S. and international retail tax businesses (in millions).
(2)	Retail Clients includes all paid and free retail and international clients served during fiscal year 2012 (in thousands).
(3)	Continuing Operations Net Earnings includes consolidated net earnings for fiscal year 2012 attributable to continuing operations (in millions).
(4)	H&R Block Clients includes all paid and free retail, digital, and international clients served during fiscal year 2012 (in thousands).
(5)	U.S. Brand Retention measures the percentage of U.S. tax clients retained to the retail or digital brand during fiscal year 2012 from the prior fiscal year.

These criteria were selected for Mr. Mazzini because the Compensation Committee determined that based on his position as President, Retail Tax Services, his performance criteria and objectives should be more closely aligned with the results of our retail tax businesses. The balance was weighted slightly more to retail pre-tax earnings and retail clients because these metrics are key drivers of long-term growth for the tax business.

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Criteria for Ms. Ehrlich

For fiscal year 2012, the performance criteria applicable to Ms. Ehrlich was set as follows:

Criteria	Target	Maximum	Weight
Financial Services Strategic Objectives(1)	n/a	n/a	25%
H&R Block Bank Pre-Tax Earnings(2)	$95.4	$104.9	25%
Continuing Operations Net Earnings(3)	$398.2	$446.0	20%
H&R Block Clients(4)	25,257	26,238	20%
U.S. Brand Retention(5)	72.0%	73.0%	10%

(1)

Financial Services Strategic Objectives are measured based on attainment of performance objectives determined by the CEO related to the strategic direction of the Company’s Financial Services business.

(2)	H&R Block Bank Pre-Tax Earnings includes pre-tax earnings attributable to H&R Block Bank.
(3)	Continuing Operations Net Earnings includes consolidated net earnings for fiscal year 2012 attributable to continuing operations (in millions).
(4)	H&R Block Clients includes all paid and free retail, digital, and international clients served during fiscal year 2012 (in thousands).
(5)	U.S. Brand Retention measures the percentage of U.S. tax clients retained to the retail or digital brand during fiscal year 2012 from the prior fiscal year.

These criteria were selected for Ms. Ehrlich because the Compensation Committee determined that the performance criteria and objectives applicable to the leader of the Company’s Financial Services business should be more closely aligned with the results of H&R Block Bank and accomplishments in setting a strategic direction for such business.

Pursuant to the terms of his Transition Agreement, Mr. Bennett was not eligible to participate in our fiscal year 2012 STI program. Mr. Andrews was eligible to participate in our fiscal year 2012 STI program. Under the terms of Mr. Andrews’ Separation and Release Agreement, a detailed discussion of which can be found on page 46, he was eligible to receive a pro-rata amount of any award payable under the STI program for fiscal year 2012 based upon his actual performance and attainment of goals as determined by the Board in its sole discretion. Based on the Company’s fiscal year 2012 financial results, the Board determined that no award was payable to Mr. Andrews under the STI program for fiscal year 2012.

Targeted vs. Actual STI Awards

The table below shows the target-level opportunities and actual awards under our fiscal year 2012 STI program for our NEOs:

Officers	Target % of Base Salary	Target Opportunity ($)	Actual Award ($)	Actual % of Target Opportunity
William C. Cobb	125%	$1,187,500	$856,188	72.1%
Jeffrey T. Brown	60%	$232,200	$167,416	72.1%
Philip L. Mazzini	75%	$375,000	$172,875	46.1%
Susan P. Ehrlich	60%	$231,000	$164,241	71.1%
Thomas A. Gerke(1)	60%	$279,000	$65,032	23.3%
Former Officers
Alan M. Bennett	n/a	n/a	n/a	n/a
C. E. Andrews	80%	$420,000	-	-

(1)	Mr. Gerke’s STI award was determined to be payable at 72.1% of his target opportunity, but was prorated based on his actual days of service in fiscal year 2012.

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For fiscal year 2012, Messrs. Cobb, Brown, and Gerke received STI compensation of 72.1% of their targeted payout amounts (with Mr. Gerke’s payout being subject to proration based on his actual days of service in fiscal year 2012), primarily because one of their performance criteria, Continuing Operations Net Earnings, did not meet the target performance goal, while the actual results for H&R Block Clients and U.S. Brand Retention exceeded the target performance goals. The calculation of the percentage payout amount for Messrs. Cobb, Brown, and Gerke was negatively impacted by non-recurring charges attributable to the cost and strategic restructuring we announced in April 2012. Although the costs attributable to these actions were not included in the annual budget approved by the Board and an upward adjustment to the payout calculation would have been permitted under our Executive Performance Plan, the Compensation Committee did not make such an adjustment because it concluded that the benefits of the restructuring would be reflected in future business performance results and changes in our share price and the executives affected would benefit through increases in the value of their equity stakes. As a result of the Compensation Committee’s decision, the payouts under our annual STI plan for Messrs. Cobb, Brown, and Gerke were lower than they otherwise would have been. Mr. Mazzini received fiscal year 2012 STI compensation of 46.1% of his targeted amount because although actual results for H&R Block Clients and U.S. Brand Retention exceeded the target performance goals, results for all remaining criteria did not meet target performance goals. Ms. Ehrlich received fiscal year 2012 STI compensation of 71.1% of her targeted amount because although actual results for H&R Block Clients and U.S. Brand Retention exceeded the target performance goals and results for Financial Services Strategic Objectives met the target performance goal, results for all remaining criteria did not meet the target performance goals.

Actions Pertaining to Fiscal Year 2013 STI Compensation

In June 2012, the Compensation Committee recommended and the Board approved fiscal year 2013 target STI opportunities for our senior executives including current NEOs as follows:

Officers	Target Opportunity (as a % of Base Salary)	Target Opportunity ($)
William C. Cobb	125%	$1,187,500
Jeffrey T. Brown	50%	$193,500
Susan P. Ehrlich	70%	$269,500
Thomas A. Gerke	70%	$336,000

Mr. Cobb’s fiscal year 2013 target opportunity of 125% of his base salary was set under the terms of his employment agreement. Mr. Brown’s target opportunity for fiscal year 2013 was decreased from 60% to 50% of base salary to reflect a market competitive rate in light of his transition to his new role as Chief Accounting and Risk Officer. The fiscal year 2013 target opportunities for Ms. Ehrlich and Mr. Gerke were increased to 70% to reflect market competitive rates versus our Peer Group and to recognize their strong performance since each of them joined the Company in fiscal year 2012.

For fiscal year 2013, the Board again utilized the “plan within a plan” approach for determining the design of STI compensation applicable to certain executive officers. In June 2012, the Compensation Committee approved a specified level of the Company’s continuing operations net earnings as the specific STI “funding trigger,” or threshold level of performance, for purposes of ensuring that the payments under the STI plan will be fully deductible by the Company as “performance-based compensation” under IRC Section 162(m). The setting of the detailed performance objectives for fiscal year 2013 will be completed prior to the start of the 2013 tax season.

Long-Term Incentive Compensation

Our LTI compensation is designed to support multiple objectives, including (i) aligning management’s interests with those of our shareholders, (ii) tying compensation to the attainment of long-term operating goals and strategic objectives, thereby mitigating incentives for management to pursue short-term objectives at the expense

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of long-term priorities, (iii) ensuring that realized compensation reflects changes in shareholder value over the long-term, and (iv) attracting, motivating, and retaining highly skilled executives.

Our LTI compensation is equity-based and is awarded at the Compensation Committee’s discretion with respect to our NEOs, other than our CEO, and at the Board’s discretion with respect to our CEO, taking into account the Compensation Committee’s recommendations. We historically have awarded equity-based compensation on an annual basis as of the later of June 30th or the third trading day following our announcement of earnings for the most recently completed fiscal year. From time to time we award equity-based compensation as part of an employment offer or promotion or, in certain limited instances, as a special award. The amount of equity-based compensation awarded in these circumstances is based on the executive’s scope of responsibility, long-term potential, and individual or Company performance. The award amount is also guided by market data for positions of similar scope and responsibility.

Actions Pertaining to Fiscal Year 2012 LTI Compensation

Near the beginning of fiscal year 2012, our NEOs (except for Messrs. Bennett, Andrews, and Gerke and Ms. Ehrlich, as discussed below under “Fiscal Year 2012 LTI Compensation Awards”) received a mix of equity-based compensation consisting of approximately 50% of value in stock options, 30% of value in performance share units, and 20% of value in time-based restricted share units. We weighted the mix of equity-based compensation so that our NEOs received a greater portion of LTI compensation in stock options and performance share units to ensure that compensation from our equity programs strongly reflects changes in shareholder value. The portion delivered in time-based restricted share units was primarily intended to serve as a retention tool, which the Committee viewed as especially important during fiscal year 2012 as a result of our continuing business transition.

The forms of LTI compensation awarded in fiscal year 2012 pursuant to our 2003 Long-Term Executive Compensation Plan (the “2003 Plan”) were as follows:

Stock Options

Stock option exercise prices are set at the closing price of the Company’s common stock on the date of grant and the options generally expire after ten years. Stock options generally vest in one-third annual increments beginning on the one year anniversary of the grant date, except for awards granted in fiscal year 2011, which vest in one-fourth annual increments beginning on the one-year anniversary of the grant date. Prior to vesting, stock options may not be transferred and are in most cases forfeited upon cessation of employment. We have not repriced previously granted options and, in May 2012, our Board amended the 2003 Plan to expressly prohibit repricing of stock options and stock appreciation rights.

Performance Share Units

For fiscal year 2012, performance share units were granted to certain executives of the Company, including certain of our NEOs. A participating executive has the opportunity to earn a performance share unit payout between 0% and 250% of the target award based on performance against pre-established performance metrics. Performance is measured over three separate twelve-month performance periods, with the performance metrics established at the beginning of each fiscal year and the average results for the three performance periods determining the number of performance share units that vest at the end of the three-year period, subject to a maximum of 200% of the target award. The earned amount is then subject to a potential modification of up to plus or minus 25% based on the Company’s total shareholder return (“TSR”) over the entire three-year performance period relative to the S&P 500. As a result of the TSR modification, executives can earn up to a maximum award of 250% of target, which can only be achieved if the maximum performance goals were met in each of three separate and distinct twelve-month performance periods and TSR over the entire three-year performance period equals or exceeds the 80th percentile relative to the S&P 500.

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The performance metrics for fiscal year 2012, the first of the three separate twelve-month performance periods, are (in equal weights) (i) the Company’s revenue from continuing operations and (ii) the Company’s earnings before interest, taxes, depreciation, and amortization (depreciation and amortization include, if any, asset impairment) from continuing operations.

Vesting of the performance share units, if any, occurs at the end of the third performance period. However, an executive will forfeit his or her award if he or she is terminated for cause or voluntarily terminates employment prior to vesting. An executive is entitled to receive a pro-rata portion of his or her award based on death, disability, retirement, or involuntary termination without cause prior to vesting. There are no dividends paid on outstanding performance share units during the vesting period. Upon vesting of the performance share units, in addition to receiving the applicable number of shares of common stock determined according to the payout calculation, the executive will receive additional shares of common stock equal in value to the total dividends that would have been paid on the number of shares of common stock that are paid to the executive upon vesting. Performance share units do not carry voting rights.

Restricted Share Units

For fiscal year 2012, restricted share units were granted to executives, including certain of our NEOs. Prior to the lapse of restrictions, restricted share units may not be transferred and are in most cases forfeited upon cessation of employment. Restricted share unit recipients do not receive cash dividends on unvested restricted share units, and may not vote unvested restricted share units at shareholder meetings. Restricted share units granted in fiscal year 2012 vest in one-third annual increments beginning on the one-year anniversary of the grant date. Upon vesting of the restricted share units, the executive will receive shares of our common stock equal to the number of restricted share units that vest.

Performance Cash

Pursuant to Mr. Andrews’ offer letter dated June 5, 2009, he was provided with (i) an initial target long-term performance cash award in fiscal year 2010 and (ii) the right to receive annual long-term performance cash award opportunities in each subsequent fiscal year. The initial performance cash award and the right to receive subsequent annual performance cash award opportunities were granted on Mr. Andrews’ date of hire and were deemed instrumental in attracting him to the Company. Mr. Andrews departed the Company after serving as President of Harbor Business Services, Inc., formerly known as RSM McGladrey Business Services, Inc., until March 6, 2012. The Board determined that no performance cash award was payable to Mr. Andrews for fiscal year 2012.

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Fiscal Year 2012 LTI Compensation Awards

For fiscal year 2012, we awarded our NEOs stock options, restricted share units, and performance share units in the following amounts:

Officers	Award Value ($)(1)	Stock Options (#)	Exercise Price ($)(2)	Restricted Share Units (#)	Performance Share Units (#)
William C. Cobb(3)	$4,500,000	606,470	$17.48	128,720	-
William C. Cobb	$4,500,000	694,445	$16.04	56,110	77,320
Philip L. Mazzini	$700,000	108,025	$16.04	8,730	12,025
Jeffrey T. Brown	$500,000	77,160	$16.04	6,235	8,590
Susan P. Ehrlich(4)	$450,000	71,430	$16.06	5,605	8,405
Thomas A. Gerke(5)	$700,000	122,380	$17.00	8,235	12,355
Former Officers
Alan M. Bennett(6)	n/a	n/a	n/a	n/a	n/a
C. E. Andrews(7)	$150,000	46,295	$16.04	n/a	n/a

(1)

Represents the accounting grant date fair value of stock options, performance share units and restricted share units under FASB 718. For assumptions used in determining these values, refer to Note 14 of the Company’s financial statements in the Company’s Annual Report on Form 10-K for the year ended April 30, 2012, as filed with the SEC. In such Annual Report on Form 10-K, Note 14 references “performance shares,” which are also known as “performance share units.”

(2)	Stock option exercise prices vary due to different grant dates, as discussed below.
(3)

Stock options and restricted share units granted on May 2, 2011 in connection with Mr. Cobb’s hiring on April 27, 2011. Pursuant to Mr. Cobb’s employment agreement, these stock options and restricted share units vest and become exercisable in three equal annual installments beginning on December 24, 2011.

(4)

Stock options, restricted share units, and performance share units granted on December 1, 2011 in connection with Ms. Ehrlich’s hiring on November 21, 2011. These stock options and restricted share units vest and become exercisable in three equal annual installments beginning on December 1, 2012. The performance share units vest on April 30, 2014.

(5)

Stock options, restricted share units, and performance share units granted on February 1, 2012 in connection with Mr. Gerke’s hiring on January 3, 2012. These stock options and restricted share units vest and become exercisable in three equal annual installments beginning on February 1, 2013. The performance share units vest on April 30, 2014.

(6)	Mr. Bennett was not eligible for an LTI award for fiscal year 2012.
(7)

In connection with Mr. Andrews’ Separation and Release Agreement, Mr. Andrews was entitled to accelerated vesting of stock options to purchase 20,292 shares of the Company’s common stock at $17.33 per share, 11,019 shares of the Company’s common stock at $12.59 per share, and 15,431 shares of the Company’s common stock at $16.04 per share. Additionally, during fiscal year 2012, Mr. Andrews forfeited 20,038 stock options granted in fiscal year 2011 and 30,864 stock options granted in fiscal year 2012.

Other than the awards made to Mr. Cobb on May 2, 2011 pursuant to his employment agreement, to Ms. Ehrlich on December 1, 2011 pursuant to her hiring, and to Mr. Gerke on February 1, 2012 pursuant to his hiring, the above awards had a grant date of June 30, 2011, and will vest in one-third annual increments beginning on the first anniversary of the grant date. Mr. Andrews’ original target long-term incentive compensation award was in the amount of $750,000 for fiscal year 2012, which was to be payable in the form of 80% performance cash and 20% stock options. However, as discussed above, in connection with Mr. Andrews’ departure, the Board determined that no performance cash was payable to Mr. Andrews for fiscal year 2012. Additionally, with respect to stock options granted in fiscal year 2012, Mr. Andrews received accelerated vesting of 15,431 stock options and he forfeited 30,864 stock options in connection with his departure.

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Actions Pertaining to Fiscal Year 2013 LTI Compensation

At the beginning of fiscal year 2013, the Board and Compensation Committee revised the long-term compensation program for executives as follows:

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As more fully discussed below, approved the terms and conditions applicable to the use of market stock units as a new form of performance-based equity compensation to be granted to certain employees of the Company and its subsidiaries, including the NEOs, in fiscal year 2013.

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As more fully discussed below, adopted a new performance share plan for executive officers utilizing performance metrics that we believe are critical value drivers of the business and will further enhance the alignment between management and shareholder interests. The number of performance share units earned by an executive, if any, will depend on performance against specified goals over the entire three-year performance period, and will be subject to “cliff” vesting based on continued employment at the end of the period.

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Shifted the mix of equity-based compensation for senior executives in order to increase the focus on performance-based awards and total shareholder return versus the market, as highlighted by the following charts:

2013 Long-Term Incentive Mix
Performance Share Units 40%	Market Stock Units 30%	Restricted Share Units 30%

2012 Long-Term Incentive Mix
Performance Share Units 30%	Stock Options 50%	Restricted Share Units 20%

Market Stock Units

In June 2012, the Board, based on the recommendation of the Compensation Committee, approved the use of market stock units as a new form of performance-based equity compensation for fiscal year 2013. Market stock units are designed to increase the pay-for-performance relationship in the Company’s overall long-term equity compensation program. Eligible recipients are executives of the Company, including the Company’s NEOs, who are selected for awards by the Board, Compensation Committee or, in some cases not involving any executive officers, the Chief Executive Officer. For fiscal year 2013, we granted a targeted number of market stock units to certain executives, including our NEOs who are currently serving as executive officers. Under the terms of these grants:

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If certain performance thresholds are met, a participating executive has the opportunity to earn a payout between 50% and 200% of his or her target number of market stock units based on the difference between the average of the Company’s stock price for the thirty days prior to the grant date (“Grant Date Price”) and the average of the Company’s stock price for the thirty days prior to the vesting date for the awards, which is the end of the three-year performance period applicable to the awards, or April 30, 2015 (“Vesting Date Price”). Following vesting, the market stock units will be settled in shares of the Company’s common stock.

¡	Performance is measured over a three-year performance period beginning on May 1, 2012 and ending on April 30, 2015, with the performance metrics established within 90 days of the beginning of the

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performance period and the cumulative results for the three-year period determining the number of shares of common stock payable upon vesting of the market stock units following the end of the three-year period. The total number of shares of the Company’s common stock that will be paid to participating executives following vesting of the market stock units, if any, is equal to the number of market stock units granted on the grant date multiplied by the ratio of the Vesting Date Price to the Grant Date Price.

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The vesting of market stock units is subject to two thresholds, both of which must be satisfied for any payout to occur. First, the Vesting Date Price must be greater than or equal to 50% of the Grant Date Price. Second, the Company’s average return on equity (as defined in the grant agreement) during the applicable three-year performance period must be greater than or equal to 20%. Failure to attain either of these thresholds would result in forfeiture of the entire market stock unit award.

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Vesting of market stock units, if any, occurs at the end of the three-year performance period applicable to the awards, or April 30, 2015. However, an executive will forfeit his or her award upon his or her voluntary termination of employment or termination for cause prior to vesting. An executive is entitled to receive a pro-rata portion of his or her award in the event of the executive’s death, disability, retirement, or involuntary termination without cause prior to vesting.

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There are no dividends paid on outstanding market stock units during the vesting period. Upon vesting of the market stock units, in addition to receiving the applicable number of shares of common stock determined according to the payout calculation, the executive will receive additional shares of common stock equal to the total dividends that would have been paid on only the vested market stock units if such shares had been outstanding on the grant date through the payment date, divided by the applicable Vesting Date Stock Price.

¡	Market stock units do not carry voting rights.

Performance Share Units

For fiscal year 2013, we granted a targeted number of performance share units to certain executives, including our NEOs who are currently serving as executive officers. Under the terms of these grants:

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A participating executive has the opportunity to earn a performance share unit payout between 0% and 250% of his or her target award based on the Company’s performance against pre-established performance metrics and a TSR modification described below. Following vesting, the performance share units are settled using shares of the Company’s common stock.

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Performance is measured over a three-year performance period beginning on May 1, 2012 and ending on April 30, 2015, with the performance metrics established within 90 days of the beginning of the performance period and the cumulative results for the three-year period determining the number of shares of common stock payable following vesting of the performance share units at the end of the three-year period. This number of shares is then subject to a potential modification of up to plus or minus 25% based on the Company’s TSR over the entire three-year performance period relative to the S&P 500. As a result of the TSR modification, the maximum award of 250% of a participating executive’s target can only be achieved if the maximum performance goals are met and TSR over the entire three-year performance period equals or exceeds the 80th percentile relative to the S&P 500.

¡	The performance metric for the three-year performance period beginning in fiscal year 2013 is the Company’s pre-tax earnings from continuing operations.

¡	Vesting of performance share units, if any, occurs at the end of the three-year performance period applicable to the awards, or April 30, 2015. However, an executive will forfeit his or her award upon

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voluntary termination of employment or termination for cause prior to vesting. An executive is entitled to receive a pro-rata portion of his or her award in the event of the executive’s death, disability, retirement, or involuntary termination without cause prior to vesting.

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There are no dividends paid on outstanding performance share units during the vesting period. Upon vesting of the performance share units, in addition to receiving the applicable number of shares of common stock determined according to the payout calculation, the executive will receive additional shares of common stock equal in value to the total dividends that would have been paid on only the number of shares of common stock that are paid to the executive upon vesting.

¡	Performance share units do not carry voting rights.

The Compensation Committee approved the terms of the performance share units to align with the Company’s three-year business planning cycle, and we expect that future performance share unit awards will have performance metrics based on this cycle. The Compensation Committee selected the fiscal year 2013 performance metrics specified above because it believes these metrics are critical drivers of sustained value creation over the longer term.

Fiscal Year 2013 LTI Compensation Awards

In June 2012, we awarded our NEOs who are currently serving as executive officers long-term incentive compensation grants for fiscal year 2013 as follows:

Officers	Total Award Value ($)(1)	Performance Share Units (#)	Market Stock Units (#)	Restricted Share Units (#)
William C. Cobb	$4,500,000	104,470	82,470	84,480
Jeffrey T. Brown	$400,000	9,285	7,330	7,510
Susan P. Ehrlich	$500,000	11,610	9,165	9,385
Thomas A. Gerke	$750,000	17,410	13,475	14,080

(1)	Represents the accounting grant date fair value of performance share units, market stock units, and restricted share units under FASB 718.

Benefits and Perquisites

We provide certain benefits to all full-time employees, including employer matching contributions to our qualified retirement plan, an employee stock purchase plan that permits purchases of our common stock at a discount, life insurance, and health and welfare benefit programs. Benefits for executives generally are the same as benefits for all other full-time employees, except that executive officers and certain key employees may participate in our executive life insurance plan and our deferred compensation plan described below. We have structured our executive benefit program to be consistent with our philosophy of emphasizing direct and performance-based elements in our executive compensation program. We believe our executive benefit program is conservative relative to market practice.

In order to attract and retain executives, we offer an executive life insurance plan that provides death benefits up to three times the participating executive’s salary. The death benefits are payable to beneficiaries designated by the participating executives.

Our deferred compensation plan, which is discussed in detail on page 53, is designed to build retirement savings by offering participants the opportunity to defer salary and short-term incentive compensation. Gains or losses are posted to a participant’s account pursuant to his or her selection of various investment alternatives. The

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plan benefits are paid following termination of employment, with a six month delay to fully comply with IRC Section 409A, except in cases of disability or hardship. This plan does not provide for any Company match into the deferred compensation plan, but does provide for restoration benefits of our qualified 401(k) plan should executives be subject to IRC Section 401(a)(17) limits on compensation taken into account under the 401(k) plan.

We generally provide minimal perquisites to our executive officers and therefore believe our overall executive perquisites are well below the market median relative to our Peer Group.

COMPENSATION “CLAWBACK” POLICY

Our Board has adopted a “clawback” policy which provides that, in the event of a restatement of our financial results, the Board has the authority to seek reimbursement of any portion of performance-based or incentive compensation paid, vested, or awarded in any previous year that is greater than the amount that would have been paid or awarded if calculated based on the restated financial results. It is the policy of the Board that it will seek such reimbursement in the event any such situation should arise. Mr. Cobb’s employment agreement includes a clawback provision consistent with the terms of the Board’s clawback policy.

COMPENSATION METHODOLOGY AND CALCULATION

Peer Group

The Compensation Committee reviews the Peer Group annually and revises it as circumstances warrant. Prior to fiscal year 2012, our peer group of companies represented a broad spectrum of companies in service and service-related industries. For fiscal year 2012, the Compensation Committee revised the Peer Group using a screening process that focused more on the primary nature of the Company’s business. This approach was intended to eliminate companies that might be in service or service-related industries but which have clearly different operating models – such as lodging, restaurant, and specialty retail – that may employ different compensation philosophies and attract different types of talent. We endeavor to identify companies with greater comparability to our core businesses, including tax and professional services, retail banking, and consulting services and products.

In February 2012, the Compensation Committee reviewed the Peer Group to analyze its ongoing appropriateness for fiscal year 2012 in light of our divestiture of RSM McGladrey, which we completed in the third quarter of fiscal year 2012. The Compensation Committee determined that the divestiture of RSM McGladrey impacted the suitability of our Peer Group due to the reduction in our expected revenue resulting from the divestiture, which materially altered our positioning with respect to our then-current Peer Group. As a result of this analysis, the Compensation Committee determined that it was desirable to replace Aon, Automatic Data Processing, and MasterCard in the then-current Peer Group with Arthur J. Gallagher & Co., Global Payments Inc., and Genpact Limited. The revised 2012 Peer Group consists of the 18 companies listed in the following chart, which sets forth the relative size measures considered by the Compensation Committee in February 2012:

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Peer Group 2012
Company	Revenue(1)	Total Assets(2)	Market Cap(3)
Apollo Group	$4,585	$2,954	$6,816
Arthur J. Gallagher & Co.	$2,015	$4,247	$3,817
CA	$4,754	$11,791	$9,974
Cognizant Technology Solutions	$5,775	$5,104	$19,429
Convergys	$2,246	$2,345	$1,534
DST Systems	$2,342	$3,044	$2,007
Equifax	$1,932	$3,513	$4,691
Fidelity National Information Svcs.	$5,648	$13,886	$7,963
First American Financial Corp.	$3,849	$5,556	$1,336
Fiserv	$4,254	$8,451	$8,274
Garmin	$2,687	$4,335	$7,730
Genpact	$1,499	$2,428	$3,319
Global Payments	$2,049	$2,614	$3,712
Intuit	$3,913	$4,683	$15,704
Robert Half International	$3,655	$1,309	$4,069
Unisys	$3,913	$2,567	$855
Willis Group Holdings	$3,468	$16,615	$6,734
Yahoo!	$4,984	$14,783	$20,006
Median	$3,752	$4,291	$5,713
H&R Block, Inc.	$2,938	$3,977	$4,783

Percentile Rank	37%	45%	47%

Data Source: Standard & Poor’s Research Insight

(1)	Most recently reported four quarters as of February 2012 (in millions); for H&R Block, the amount shown excludes revenue attributable to RSM McGladrey
(2)	Most recently reported quarter as of February 2012 (in millions)
(3)	As of December 31, 2011

Relative to our revised Peer Group, the fiscal year 2012 targeted total direct compensation for our executive officers was between the 25th percentile and the size-adjusted market median, and the total direct compensation for our CEO was between the 40th percentile and the size-adjusted market median.

Use of External Consultants

As discussed above, the Compensation Committee retains Frederic W. Cook & Co. as its external, independent compensation consultant for objective advice and assistance on executive compensation matters. Cook advised the Compensation Committee on issues pertaining to executive compensation, including the assessment of market-based compensation levels, the selection of our Peer Group, our pay positioning relative to the market, the mix of pay, incentive plan design, and other executive employment matters. Cook provided its advice based in part on prevailing and emerging market practices, as well as our specific business context. It is the general policy of the Board that external compensation consultants for the Compensation Committee must be independent and serve the Compensation Committee exclusively, and may not perform any other services for the Company at any time. Cook performs no other services for the Company.

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Executive Evaluation Process

Our Compensation Committee and Board of Directors review our CEO’s performance each year against pre-established financial, strategic, and individual objectives. The CEO is responsible for sharing with the Board his or her current year accomplishments in light of current year objectives, as well as proposed objectives for the following year. After the Compensation Committee chair discusses the CEO’s overall performance with other individual Board members, the Compensation Committee reviews the CEO’s accomplishments, objectives, and overall performance. Based upon this review, conducted with assistance from the Compensation Committee’s external compensation consultant, the Compensation Committee reports its findings to the Board of Directors and makes recommendations to the Board regarding the CEO’s compensation. The Board then determines the CEO’s compensation, taking into account the Compensation Committee’s recommendation and its own review of the CEO’s performance. The CEO does not play a role in determining his or her own compensation, other than discussing his or her annual performance review with the Chairman of the Board.

Our Compensation Committee assesses the performance of other executive officers and approves the compensation of such officers, taking into account recommendations of the CEO and input from the Board’s external compensation consultant. Our CEO and Chief People Officer assist the Compensation Committee in reaching compensation decisions regarding executives other than themselves. In addition, the CEO (with input from other senior executives) develops recommendations for the Board’s approval regarding performance goals under our STI and LTI compensation programs. Executive officers do not play a role in determining their own compensation, other than discussing their annual performance reviews with their supervisors and, in the case of the CEO, making recommendations for the Board’s approval regarding performance goals under our STI and LTI programs.

Other Awards

We occasionally offer sign-on awards as a means to attract talented executives. These awards are typically offered in negotiating employment terms and generally are in the form of cash, guaranteed STI bonuses in the initial year of employment, or grants of LTI compensation. In fiscal year 2012, each of Mr. Cobb, Ms. Ehrlich, and Mr. Gerke received sign-on awards in connection with their respective hiring as further described under “Employment Agreements, Change of Control and Other Arrangements” on page 53 below.

Stock Ownership Guidelines

We believe that our executive officers should have a significant financial stake in the Company to ensure that their interests are aligned with those of our shareholders. To that end, we have adopted stock ownership guidelines that define ownership expectations for certain executive officers. Under these guidelines, executive officers are expected to own shares at certain minimum levels within five years of becoming subject to the applicable requirement, taking into account direct and indirect ownership of shares and share equivalents held in the Company’s benefit plans.

During fiscal year 2012, we modified our stock ownership guidelines to require that our CEO hold shares or share equivalents held in the Company’s benefit plans with a value equal to six times his or her base salary. In addition, executives are required to hold any equity that vests or is exercised (net of taxes) until ownership requirements are met. The required ownership levels under our stock ownership guidelines are as follows:

Officer Title	Ownership Requirement
Chief Executive Officer	6x Base Salary
Chief Financial Officer	3x Base Salary
Business Unit President	3x Base Salary
Chief Legal Officer	3x Base Salary
Others Designated by the CEO	2x Base Salary

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All of our current NEOs are progressing toward attaining the targets within five years of becoming subject to the applicable guideline. In instances where an executive fails to attain the target ownership level within five years, our CEO may require the executive to utilize net cash bonuses to purchase shares or shift the mix of equity awards until the guidelines are satisfied. The Compensation Committee annually reviews each executive officer’s progress toward meeting the stock ownership guidelines.

Accounting for Stock-Based Compensation

We recognize stock-based compensation expense for the issuance of stock options, restricted share units, market stock units, and performance share units, as well as stock purchased under our employee stock purchase plan, pursuant to FASB Accounting Standards Codification Topic 718 (formerly referred to as FAS 123(R)), “Share-Based Payment.” Under this accounting methodology, we recognize stock-based compensation expense on a straight-line basis over applicable vesting periods. For assumptions used in determining these expenses, refer to Note 14 of the Company’s financial statements in the Company’s Annual Report on Form 10-K for the year ended April 30, 2012, as filed with the SEC.

Tax Considerations

We believe it is in the best interests of our shareholders for us to maximize tax deductibility when appropriate. Section 162(m) of the IRC limits to $1 million our federal income tax deduction for compensation paid to any of our NEOs (other than our Chief Financial Officer), subject to certain exceptions, including for performance-based compensation. We designed the H&R Block Executive Performance Plan and portions of our equity-based compensation so that such compensation will be deductible under IRC Section 162(m). Individual exceptions may occur when the Compensation Committee and Board, after balancing tax efficiency with long-term strategic objectives, believe it is in the best interests of our shareholders. If necessary to comply with IRC Section 162(m), certain compensation matters are approved by the Company’s “outside” directors, as such term is defined under IRC Section 162(m).

RISK ASSESSMENT IN COMPENSATION PROGRAMS

With the assistance of Cook, the Company has assessed its broad-based and executive compensation programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. Our risk assessment included two work streams – one focused on reviewing areas of enterprise risk and the other focused on identifying compensation design risk. Our enterprise risk analysis examined the types and magnitudes of risks the business areas present to the Company. Our compensation design risk analysis examined the potential risks in the design of our performance-based compensation arrangements. With respect to each performance-based compensation plan, we identified and assessed the risk profile of the plan. In our assessment, we considered several features we have adopted to mitigate potential risks related to our compensation practices, including:

¡	Our clawback policy, which is discussed on page 41;

¡	Our insider trading policy, which prohibits executives from hedging in the Company’s stock and engaging in transactions involving derivative products related to the Company’s stock;

¡

Our executive stock ownership guidelines, which, among other things, require our CEO to own shares or share equivalents held in the Company’s benefit plans equal to six times his or her base salary, which is discussed further on page 43; and

¡	The overall design of our compensation programs, including our focus on at-risk compensation that is directly tied to the Company’s performance.

Finally, we evaluated the combined results of the enterprise and compensation risk assessments on a business-by-business basis. As a result of our analysis, we believe, and Cook concurs, that our compensation

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policies and practices do not create inappropriate or unintended material risk to the Company as a whole, and that, consequently, our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

TERMINATION OF EMPLOYMENT, SEVERANCE AND TRANSITION ARRANGEMENTS

Executive Severance Plan

In connection with the Company’s movement from executive employment agreements to standardized employment terms and arrangements, in May 2009, the Company adopted the H&R Block Executive Severance Plan (“Executive Severance Plan”). Information regarding the Executive Severance Plan is included on page 55.

Ms. Ehrlich and Messrs. Brown and Gerke are participants in the Executive Severance Plan. Under the terms of Mr. Cobb’s employment agreement, which is described in more detail on page 53, Mr. Cobb only participates in the Executive Severance Plan if and to the extent that benefits under the Executive Severance Plan exceed those contained in his employment agreement.

The Executive Severance Plan is intended to support a variety of objectives, including (i) standardization of severance policy among the senior officers, which ensures internal parity, simplifies internal administration, and mitigates negotiation at hire and termination, and (ii) the attraction and retention of highly skilled executives by protecting them from the short-term economic consequences associated with unexpected termination of employment in the absence of cause. Based on a review of competitive data and advice from the Compensation Committee’s independent compensation consultant, we believe the benefits our NEOs would receive under various severance scenarios are very conservative relative to the market but sufficient to support the above objectives.

Change of Control Provisions

Change of control provisions for our NEOs are set forth in the Executive Severance Plan, discussed on page 55. We provide these “change of control” benefits as a means to attract and retain talented executives, who could have other job alternatives that may appear more attractive absent these benefits. In addition, by providing financial protection in the event that a transaction results in the loss of employment, the change of control program helps to ensure the independence and objectivity of our executives when reviewing potential transactions. The Executive Severance Plan does not provide for any gross-up payments to offset golden parachute excise tax liabilities that result from change of control payments. All payments under the Executive Severance Plan require both a change of control and the subsequent loss of employment by the NEO (considered a “double trigger”).

In addition, in connection with equity awards granted pursuant to the 2003 Plan, our current NEOs have entered into grant agreements with the Company that contain provisions accelerating the vesting of equity awards upon certain changes of control and the subsequent actual or constructive termination of employment following the business transaction (considered a “double trigger”). We use this “double trigger” equity acceleration policy to protect against the loss of retention power following a change in control and to avoid windfalls, both of which could occur if vesting accelerated automatically as a result of a transaction. Equity acceleration following a change of control under the award agreements is discussed on page 55.

The Company has historically avoided the use of excise tax gross-up provisions relating to a change in control and has no such gross-up obligations in place with respect to any executive officers, including Mr. Cobb. Consistent with the Company’s historical practice, in the future we intend to refrain from providing excise tax gross-up provisions relating to a change in control.

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Transition and Separation Agreements

In connection with Mr. Bennett’s resignation, the Company entered into a Transition Services Agreement (the “Transition Agreement”) with Mr. Bennett on April 27, 2011. Pursuant to the Transition Agreement, Mr. Bennett remained employed through July 31, 2011, at his existing rate of base salary, to assist the Company in the effective transition of his job responsibilities, as determined by the President and Chief Executive Officer of the Company. However, Mr. Bennett was not eligible to participate in the STI and LTI compensation programs for fiscal year 2012. Mr. Bennett agreed to provide consulting services to the Company from August 1, 2011 through July 31, 2012 in exchange for a consulting fee of $15,000 per month. Under the terms of the Transition Agreement, Mr. Bennett was eligible to receive a one-time cash bonus after July 31, 2012, in the discretion of the Compensation Committee and subject to the approval of the Board. In June 2012, the Compensation Committee determined it would not be in the best interests of our shareholders to grant Mr. Bennett such a bonus. The Transition Agreement is described in more detail in, and filed as an exhibit to, the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2011.

The Company entered into a Separation and Release Agreement (the “Separation Agreement”) with Mr. Andrews on March 6, 2012 in connection with Mr. Andrews’ departure. Under the Separation Agreement, Mr. Andrews received cash payments totaling approximately $957,226, less applicable deductions, under the Executive Severance Plan. Under the terms of the Executive Severance Plan, Mr. Andrews was also entitled to accelerated vesting of stock options to purchase 20,292 shares of the Company’s common stock at $17.33 per share, 11,019 shares of the Company’s common stock at $12.59 per share, and 15,431 shares of the Company’s common stock at $16.04 per share, as well as to receive a maximum monthly allowance of $1,000 per month for outplacement services for up to 15 months. Mr. Andrews also received an additional cash payment in the amount of $3,000,000 in recognition of his successful management of the sale of RSM McGladrey, Inc., which was completed on November 30, 2011. Under the Separation Agreement, Mr. Andrews agreed to two-year non-competition and non-solicitation provisions, and provided the Company with a general release of claims. The Separation Agreement is described in more detail in, and filed as an exhibit to, the Company’s Current Report on Form 8-K filed with the SEC on March 6, 2012.

In connection with Mr. Mazzini’s resignation, the Company entered into a Severance and Release Agreement (the “Severance Agreement”) with Mr. Mazzini on June 12, 2012. Under the terms of the Severance Agreement, Mr. Mazzini received a lump sum cash payment in the amount of $875,000, less applicable deductions, as severance payments under the Executive Severance Plan, plus a COBRA subsidy in the amount of $11,923, less applicable tax withholdings. Under the terms of the Executive Severance Plan, Mr. Mazzini was also entitled to accelerated vesting of stock options to purchase 13,334 shares of the Company’s common stock at $16.89 per share, vesting of a pro-rata portion of the award of outstanding performance share units granted under the 2003 Plan, and accelerated vesting of 2,231 restricted shares of the Company’s common stock. Mr. Mazzini also received a maximum monthly allowance of $1,000 per month for outplacement services for up to 15 months. Under the terms of the Severance Agreement, Mr. Mazzini was entitled to receive any award payable under any applicable STI Plan for the Company’s 2012 fiscal year based upon his actual performance and the Company’s attainment of goals established under such plan as determined by the Board. The Severance Agreement is described in more detail in, and filed as an exhibit to, the Company’s Current Report on Form 8-K filed with the SEC on June 18, 2012.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on its review and discussion with management, the Committee approved the Compensation Discussion and Analysis and recommended to the Board of Directors that it be included in the Company’s 2012 Proxy Statement and the Company’s Annual Report on Form 10-K.

COMPENSATION COMMITTEE

Bruce C. Rohde, Chair

Marvin R. Ellison

Tom D. Seip

James F. Wright

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following non-employee directors, each of whom is independent, serve on the Compensation Committee of the Board of Directors: Bruce C. Rohde (Chair), Marvin R. Ellison, Tom D. Seip, and James F. Wright. No director serving on the Compensation Committee during fiscal year 2012 (i) was or was formerly an officer or employee of the Company or any of its subsidiaries, or (ii) had any relationships requiring disclosure in this proxy statement. None of our executive officers has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of our Compensation Committee.

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth for the fiscal year ended April 30, 2012 the compensation paid to or earned by the Company’s principal executive officer and principal financial officer, each of the Company’s three highest paid executive officers (other than the principal executive officer and principal financial officer) who were serving as an executive officer of the Company at the end of such fiscal year, one additional individual (Mr. Andrews) for whom disclosure would have been provided but for the fact that he was not serving as an executive officer at the end of the fiscal year, and one additional individual (Mr. Bennett) who served as the Company’s principal executive officer during a portion of the fiscal year (collectively, the “Named Executive Officers” or “NEOs”).

Name and Principal Position	Fiscal Year(1)	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)	Total ($)
William C. Cobb,
President and Chief Executive Officer(8)	2012	951,200	900,000	4,500,037	4,506,070	856,188	239,470	11,952,965

Jeffrey T. Brown,
Senior Vice President and Chief Financial Officer(9)(10)	2012	382,500	-	249,991	249,998	167,416	32,603	1,082,508
	2011	320,326	-	80,009	177,192	209,520	22,003	809,050

Philip L. Mazzini,
President, Retail Tax Services of HRB Tax Group, Inc.(11)	2012	453,334	-	349,986	350,001	172,875	41,611	1,367,807
	2011	348,296	5,652	80,009	177,192	304,800	24,415	940,364

Susan P. Ehrlich
Senior Vice President, Financial Services(9)	2012	172,083	200,000	236,768	225,005	164,241	157,398	1,155,495

Thomas A. Gerke
Senior Vice President and General Counsel(9)	2012	153,063	-	355,713	350,007	65,032	5,915	929,730

Alan M. Bennett,
Former President and Chief Executive Officer(12)	2012	374,500	-	-	-	-	127,136	501,636
	2011	773,674	1,600,000	-	2,500,000	451,875	348,091	5,673,640

C.E. Andrews,	2012	350,000	3,000,000	-	170,411	-	990,995	4,511,406
Former President, RSM McGladrey, Inc.(13)	2011	525,000	-	-	88,591	42,000	18,844	674,435
	2010	451,635	336,000	-	199,670	-	20,201	1,007,506

(1)	Compensation for fiscal year 2010 and/or 2011 is included for only those NEOs who were also named executive officers of the Company for such fiscal year(s).
(2)

Messrs. Brown, Mazzini, and Andrews each deferred a portion of their fiscal year 2012 salaries under the Deferred Compensation Plan for Executives, which is included in the Nonqualified Deferred Compensation Table on page 52 of this proxy statement. Each of the NEOs, other than Messrs. Gerke and Bennett, contributed a portion of his or her fiscal year 2012 salary to the Company’s 401(k) savings plan, the H&R Block Retirement Savings Plan. Mr. Bennett’s fiscal year 2012 salary includes payments for consulting services under the Transition Agreement dated April 27, 2011, as well as non-employee director meeting fees ($2,000) paid to Mr. Bennett in fiscal year 2012 related solely to one meeting of the Board that occurred in fiscal year 2012 during the time that Mr. Bennett was serving as a non-employee member of the Board. Mr. Bennett did not stand for re-election at the Company’s annual meeting of shareholders held on September 14, 2011, and therefore ceased to be a director of the Company on September 14, 2011. Mr. Cobb’s fiscal year 2012 salary includes non-employee director meeting fees ($1,200) paid to Mr. Cobb in fiscal year 2012 for attendance at one meeting of the Audit Committee that occurred in fiscal year 2011, during the time that Mr. Cobb was a non-employee director of the Company, but for which meeting fees had not previously been paid.

(3)

In accordance with Mr. Cobb’s employment agreement to serve as the Company’s President and Chief Executive Officer effective May 16, 2011, Mr. Cobb was paid a $900,000 cash signing bonus on May 13, 2011. Pursuant to the terms of Ms. Ehrlich’s offer letter to serve as the Company’s Senior Vice President, Financial Services effective November 14, 2011, Ms. Ehrlich was paid a $200,000 cash signing bonus

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on December 27, 2011. In March 2012, Mr. Andrews received a cash payment in the amount of $3,000,000 in recognition of his successful management of the sale of RSM McGladrey, Inc.
(4)

This column represents the grant date fair value under FASB 718 for restricted share units granted during fiscal year 2012, as well as prior fiscal years, pursuant to the 2003 Plan. The grant date fair value of a restricted share unit award is computed in accordance with FASB 718 utilizing assumptions discussed in Item 8, Note 14 “Stock-Based Compensation” to the Company’s consolidated financial statements in the Form 10-K for the year ended April 30, 2012, as filed with the SEC.

(5)

This column represents the grant date fair value under FASB 718 for stock options granted during fiscal year 2012, as well as prior fiscal years, pursuant to the 2003 Plan. The grant date fair value of a stock option award is computed in accordance with FASB 718 utilizing assumptions discussed in Item 8, Note 14 “Stock-Based Compensation” to the Company’s consolidated financial statements in the Form 10-K for the year ended April 30, 2012, as filed with the SEC. During fiscal year 2012, Mr. Andrews forfeited the following: (i) 22,038 stock options granted in fiscal year 2011 with a grant date fair value of $79,998; and (ii) 30,864 stock options granted in fiscal year 2012 with a grant date fair value of $99,999 (in each case calculated in accordance with the foregoing assumptions).

(6)

This column represents amounts awarded and earned under the Company’s STI compensation program, as discussed on page 32 of this proxy statement. Mr. Bennett earned a fiscal year 2011 STI compensation award of $1,151,875, but $700,000 of this award was guaranteed pursuant to Mr. Bennett’s employment agreement and was therefore included in the Bonus column of this table.

(7)

In valuing personal benefits, H&R Block uses the incremental cost to the Company of the benefit. For fiscal year 2012, these figures include the following: (i) the insurance premiums paid by the Company with respect to term life insurance maintained by the Company for the benefit of each of the Named Executive Officers of $1,007 (Mr. Cobb), $444 (Mr. Brown), $513 (Mr. Mazzini), $177 (Ms. Ehrlich), $126 (Mr. Gerke), and $285 (Mr. Bennett); (ii) payment by the Company for participation in the Company’s group legal plan of $31 (Mr. Brown) and $31 (Mr. Mazzini); (iii) the Company’s matching contributions under the Company’s Deferred Compensation Plan for Executives of $16,901 (Mr. Brown) and $23,990 (Mr. Mazzini); (iv) the Company’s matching contributions under the H&R Block Retirement Savings Plan (“RSP”) of $24,500 (Mr. Cobb), $12,678 (Mr. Brown), $14,113 (Mr. Mazzini), $3,208 (Ms. Ehrlich), and $8,312 (Mr. Andrews); (v) restricted stock dividends for unvested shares of $1,485 (Mr. Brown) and $1,731 (Mr. Mazzini); (vi) the economic value of the death benefit provided by the Company’s Executive Survivor Plan (“ESP”) of $11,828 (Mr. Cobb), $1,064 (Mr. Brown), $1,158 (Mr. Mazzini), $1,767 (Ms. Ehrlich), $5,789 (Mr. Gerke), $11,714 (Mr. Bennett), and $5,518 (Mr. Andrews) (the imputed income reported from the ESP represents the portion of the premium paid by the Company pursuant to the ESP that is attributable to term life insurance coverage for the executive officer; the ESP provides only an insurance benefit with no cash compensation element to the executive officer); (vii) reimbursement of the cost of Mr. Andrews’ annual physical examination ($4,939); (viii) payment by the Company on Mr. Cobb’s behalf of the incremental cost for personal use of the Company’s Net Jet aircraft share by Mr. Cobb ($146,109) (this incremental cost includes variable costs incurred as a result of personal flight activity, such as hourly charges for each flight, fuel charges, applicable taxes and miscellaneous fees; it excludes non-variable costs, such as the Company’s monthly management fee and insurance fees), Mr. Cobb’s family members accompanied him on certain of the flights at no incremental cost to the Company; (ix) tax reimbursements provided to Mr. Cobb by the Company related to Mr. Cobb’s imputed income resulting from payments by the Company on Mr. Cobb’s behalf for (a) his personal use of the Company’s Net Jet aircraft share ($11,321) and (b) elements of his relocation expenses ($9,200); (x) payment by the Company of relocation expenses on Mr. Cobb’s behalf totaling $29,504 (Mr. Cobb’s relocation expenses include household goods and automobile shipment, final trip and house-hunting expenses, home purchase closing costs and other miscellaneous relocation expenses); payment by the Company of relocation expenses on Ms. Ehrlich’s behalf totaling $150,991 ($65,635 of this amount was in the form of closing services related to the sale of her home and purchase of a home in Kansas City area and $40,000 was in the form of payment with respect to a loss on home sale; additional relocation expenses for Ms. Ehrlich include relocation vendor services, household goods shipment, temporary housing, final trip, and other miscellaneous relocation expenses); Mr. Cobb’s were, and Ms. Ehrlich’s relocation expenses are, subject to a clawback requirement; if he left, or she leaves, the Company before the 12-month anniversary of his or her relocation date, he or she would have to repay all or a portion of the relocation costs to the Company; (xi) a non-cash prize to Mr. Mazzini ($75); (xii) vacation pay to Mr. Bennett ($109,615); (xiii) tax reimbursements provided to Ms. Ehrlich related to elements of her relocation expenses; (xiv) H&R Block Foundation matching amount on behalf of Mr. Cobb ($6,000) and Mr. Bennett ($5,522) with respect to their individual contributions to 501(c)(3) organizations on a calendar year basis relating to their position as directors of the Company; and (xv) occasional personal use of event tickets by Mr. Cobb at no incremental cost to the Company. The amount reflected in this column for Mr. Andrews includes payments under his Separation Agreement, as described in more detail on page 46, of $972,226.

(8)

Mr. Cobb was appointed President and Chief Executive Officer of the Company effective May 16, 2011 pursuant to an employment agreement with an indirect subsidiary of the Company that provided for certain benefits and compensation reflected in this table. A summary of Mr. Cobb’s employment agreement is set forth below under “Employment Agreements, Change of Control and Other Arrangements,” beginning on page 53.

(9)

Messrs. Brown and Gerke and Ms. Ehrlich are participants in the Company’s Executive Severance Plan, a summary of which is set forth below under “Employment Agreements, Change of Control and Other Arrangements” on page 53. Pursuant to his employment agreement, Mr. Cobb participates in the Executive Severance Plan only if and to the extent that the benefits thereunder exceed those set forth in his employment agreement.

(10)

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on May 23, 2012, Gregory J. Macfarlane was named Chief Financial Officer effective June 4, 2012. In connection with the foregoing appointment, Mr. Brown transitioned to the position of Chief Accounting and Risk Officer effective June 4, 2012.

(11)	Mr. Mazzini departed the Company after serving as President, Retail Tax Services of HRB Tax Group, Inc. until April 30, 2012.
(12)	Mr. Bennett departed the Company after serving as President and Chief Executive Officer of the Company until May 16, 2011.
(13)	Mr. Andrews departed the Company after serving as President of Harbor Business Services, Inc., formerly known as RSM McGladrey Business Services, Inc., until March 6, 2012.

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GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information about non-equity incentive plan awards, equity incentive plan awards, and stock awards granted to our NEOs during the fiscal year ended April 30, 2012. The compensation plans under which the grants in the following table were made are described on pages 34 through 40 of this proxy statement.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name of Executive	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)
Cobb
-Sign-On Bonus(2)	5/2/11	4/25/11	-	-	-	-	-	-	-	606,470	$17.48	$2,256,068
-Sign-On Bonus(2)	5/2/11	4/25/11	-	-	-	-	-	-	128,720	-	-	$2,250,026
-STI Award(3)			$296,875	$1,187,500	$2,078,125	-	-	-	-	-	-	-
-LTI Award(4)	6/30/11	5/24/11	-	-	-	-	-	-	-	694,445	$16.04	$2,250,002
-LTI Award(4)	6/30/11	5/24/11	-	-	-	4,059	77,320	135,632	56,110	-	$17.46	$2,250,011
Brown
-STI Award(3)			$58,050	$232,200	$464,400	-	-	-	-	-	-	-
-LTI Award(4)	6/30/11	6/17/11	-	-	-	-	-	-	-	77,160	$16.04	$249,998
-LTI Award(4)	6/30/11	6/17/11	-	-	-	451	8,590	15,068	6,235	-	$17.46	$249,990
Mazzini
-STI Award(3)			$93,750	$375,000	$750,000	-	-	-	-	-	-	-
-LTI Award(4)	6/30/11	6/17/11	-	-	-	-	-	-	-	108,025	$16.04	$350,001
-LTI Award(4)	6/30/11	6/17/11	-	-	-	631	12,025	21,094	8,730	-	$17.46	$349,986
Ehrlich
-STI Award(3)			$57,750	$231,000	462,000	-	-	-	-	-	-	-
-LTI Award(4)	12/1/11	10/12/11	-	-	-	-	-	-	-	71,430	$16.06	$225,005
-LTI Award(4)	12/1/11	10/12/11	-	-	-	441	8,405	14,744	5,605	-	$17.46	$236,768
Gerke
-STI Award(3)			$69,750	$279,000	$558,000	-	-	-	-	-	-	-
-LTI Award(4)	2/1/12	11/30/11	-	-	-	-	-	-	-	122,380	$17.00	$350,007
-LTI Award(4)	2/1/12	11/30/11	-	-	-	649	12,355	21,673	8,235	-	$17.46	$355,713
Bennett(5)
-n/a			-	-	-	-	-	-	-	-	-	-
Andrews
-LTI Award(4)	6/30/11	6/17/11	-	-	-	-	-	-	-	46,295	$16.04	$149,996

(1)	Amounts represent restricted share units granted pursuant to the 2003 Plan.
(2)	Mr. Cobb was awarded an initial equity grant of $4,500,000 pursuant to the terms of his employment agreement to serve as the Company’s President and Chief Executive Officer effective May 16, 2011.
(3)

Amounts represent the potential value of the payouts under the Company’s STI compensation programs. Actual fiscal year 2012 STI payout amounts are included in the Summary Compensation Table on page 48. Mr. Gerke’s fiscal year 2012 payout was prorated based on his actual days of service in fiscal year 2012; the amounts reflected in the above table represent the full threshold, target, and maximum without applying the proration for Mr. Gerke.

(4)	Amounts represent awards made pursuant to the 2003 Plan.
(5)	Mr. Bennett resigned as President and Chief Executive Officer of the Company effective May 16, 2011. He did not receive any equity or non-equity incentive plan awards during fiscal year 2012.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table summarizes the equity awards made to our NEOs that are outstanding as of April 30, 2012.

	Option Awards					Stock Awards
Name of Executive	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Cobb	-	694,445	-	$16.04	6/30/21	56,110	$824,817	-	-
	-	-	-	-	-	80,269	$1,179,950	80,269	$1,179,950
	202,156	404,314	-	$17.48	5/2/21	85,814	$1,261,466	-	-
Brown	-	77,160	-	$16.04	6/30/21	6,235	$91,655	-	-
	-	-	-	-	-	8,918	$131,089	8,918	$131,089
	22,038	66,117	-	$12.59	10/01/20	4,767	$70,075	-	-
	13,333	6,667	-	$16.89	7/02/19	1,488	$21,874	-	-
	16,067	-	-	$21.81	7/03/18	-	-	-	-
	4,475	-	-	$23.37	6/30/17	-	-	-	-
	3,725	-	-	$23.86	6/30/16	-	-	-	-
Mazzini(3)	-	108,025	-	$16.04	6/30/21	8,730	$128,331	-	-
	-	-	-	-	-	12,484	$183,509	12,484	$183,509
	22,038	66,117	-	$12.59	10/01/20	4,767	$70,075	-	-
	26,666	13,334	-	$16.89	7/02/19	2,231	$32,796	-	-
	9,380	-	-	$25.56	9/02/18	-	-	-	-
	10,535	-	-	$21.81	7/03/18	-	-	-	-
	8,950	-	-	$23.37	6/30/17	-	-	-	-
	5,795	-	-	$23.86	6/30/16	-	-	-	-
	3,540	-	-	$29.18	6/30/15	-	-	-	-
	2,000	-	-	$23.52	11/29/14	-	-	-	-
Ehrlich	-	71,430	-	$16.06	12/1/21	5,605	$82,394	-	-
	-	-	-	-	-	8,628	$126,832	8,628	$126,832
Gerke	-	122,380	-	$17.00	2/1/22	8,235	$121,055	-	-
	-	-	-	-	-	12,518	$184,010	12,518	$184,010
Bennett	750,000	-	-	$14.37	7/31/16	-	-	-	-
	150,000	-	-	$19.46	12/03/12	-	-	-	-
Andrews(4)	15,431	-	-	$16.04	6/5/13	-	-	-	-
	22,037	-	-	$12.59	6/5/13	-	-	-	-
	60,875	-	-	$17.33	6/5/13	-	-	-	-

(1)

Unvested stock options with an expiration date of June 30, 2021 vest in one-third increments on June 30, 2012, June 30, 2013 and June 30, 2014. Unvested stock options with an expiration date of October 1, 2020 vest in one-third increments on October 1, 2012, October 1, 2013 and October 1, 2014. Unvested stock options with an expiration date of July 2, 2019 vest on July 2, 2012. Unvested stock options with an expiration date of July 1, 2019 vest on July 1, 2012.

(2)

Unvested restricted share units of the Company’s common stock vest as follows: Mr. Cobb – 56,110 restricted share units vest in one-third increments on June 30, 2012, June 20, 2013 and June 30, 2014; 85,814 restricted share units vest in two equal increments on December 24, 2012 and December 24, 2013; Mr. Brown – 4,766 restricted share units vest in one-third increments on October 1, 2012, October 1, 2013 and October 1, 2014; 1,487 restricted share units vest on July 2, 2012; Ms. Ehrlich – 5,605 restricted share units vest in one-third increments on December 1, 2012, December 1, 2013 and December 1, 2014; Mr. Gerke – 8,235 restricted share units vest in one-third increments on February 1, 2013, February 1, 2014 and February 1, 2015.

(3)	Mr. Mazzini departed the Company after serving as President of Retail Tax Services of the Company until April 30, 2012. A more detailed discussion of his Severance Agreement can be found on page 46.
(4)

Mr. Andrews departed the Company after serving as President of Harbor Business Services, Inc., formerly known as RSM McGladrey Business Services, Inc., until March 6, 2012. A more detailed discussion of his Separation Agreement can be found on page 46.

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OPTION EXERCISES AND STOCK VESTED TABLE

The following table summarizes the value realized by the NEOs upon option award exercises and stock award vesting during the fiscal year ended April 30, 2012.

	Option Awards		Stock Awards
Name of Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Cobb	-	-	42,906	$689,928
Brown	-	-	4,266	$63,974
Mazzini	-	-	2,717	$37,941
Ehrlich	-	-	-	-
Gerke	-	-	-	-
Bennett	250,000	$660,700	127	$2,118
Andrews	-	-	-	-

NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table summarizes our NEOs’ compensation under the H&R Block Deferred Compensation Plan for Executives during fiscal year 2012.

Name of Executive	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($) (4)	Aggregate Balance at Last FYE ($)(5)
Cobb	-	-	-	-	-
Brown	$61,029	$16,901	$1,487	-	$117,176
Mazzini	$99,027	$23,990	$1,093	-	$234,251
Ehrlich	-	-	-	-	-
Gerke	-	-	-	-	-
Bennett	-	-	-	-	-
Andrews	$17,413	-	$(846)	$(25,601)	-

(1)	Amounts in this column reflect salary deferrals by the NEOs in fiscal year 2012. These amounts are also included in the “Salary” column of the Summary Compensation Table.
(2)	Amounts in this column represent Company contributions during fiscal year 2012. These amounts are also reflected in the “All Other Compensation” column of the Summary Compensation Table.
(3)	The amounts in this column are not included in the Summary Compensation Table because they are not above-market or preferential earnings on deferred compensation.
(4)	In connection with the sale of RSM McGladrey, Mr. Andrews received a full distribution of his deferred compensation on December 1, 2011.
(5)

Amounts in this column include, among other things, NEO contributions and Company contributions previously reflected in Summary Compensation Tables included in the Company’s proxy statements for the fiscal years ended April 30, 2010 (filed with the SEC on August 13, 2010) and April 30, 2011 (filed with the SEC on August 2, 2011) to the extent any such NEO was included in the Company’s Summary Compensation Tables for such fiscal years.

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H&R BLOCK DEFERRED COMPENSATION PLAN FOR EXECUTIVES

The Company provides the H&R Block Deferred Compensation Plan, a nonqualified plan (the “DC Plan”), to employees who meet certain eligibility requirements. The DC Plan is intended to pay, out of the general assets of the Company, an amount substantially equal to the deferrals and Company contributions, adjusted for any earnings or losses.

Participants can elect to defer from 0% to 100% of eligible base salary and eligible commissions and up to 100% of annual bonus on a pre-tax basis. The Company makes limited matching contributions to the DC Plan by accepting Company contributions for any eligible Company contributions to the 401(k) plan that would have been made but were not due to limitations under IRC Section 401(a)(17). This contribution by the Company “restores” any missed contribution that would have been contributed by the Company to the 401(k) plan but was “cut-off” due to executive compensation in excess of plan limits.

The DC Plan offers various investment options (which mirror the options available under the Company’s Retirement Savings Plan) to participants, including a fixed rate option and Company stock. Participant deferrals are credited to a bookkeeping account that is administered by Fidelity Investments. Earnings are credited to each participant’s account based on the investment options selected by such participant. Participants may change or reallocate their investments at any time.

Participants can elect to receive in-service payments or lump-sum or monthly payments over one to 15 years following termination from service or disability. To ensure compliance with IRC Section 409A, the DC Plan provides that the payments following termination shall not be made before a date that is six months after the termination date.

Amounts deferred under the DC Plan by NEOs, if any, are included in the “Salary” column of the Summary Compensation Table. Company contributions under the DC Plan to NEOs, if any, are included in the “All Other Compensation” column of the Summary Compensation Table. In connection with the sale of RSM McGladrey, Mr. Andrews received a full distribution of his deferred compensation on December 1, 2011.

EMPLOYMENT AGREEMENTS, CHANGE OF CONTROL AND OTHER ARRANGEMENTS

William C. Cobb Employment Agreement

William C. Cobb entered into an Employment Agreement effective May 16, 2011 (the “Cobb Agreement”) to serve as the Company’s President and Chief Executive Officer following the resignation of Alan M. Bennett. The Board considered a diverse set of candidates when searching for a new President and Chief Executive Officer, and the Compensation Committee, in consultation with our independent compensation consultant, considered a variety of factors when designing the compensation package that was ultimately offered to Mr. Cobb. Mr. Cobb was serving at the time as a non-employee member of our Board, and our Compensation Committee considered him to therefore possess skills and experiences that uniquely qualified him to serve as our President and Chief Executive Officer. Having previously retired from a senior executive position with eBay Inc., the Compensation Committee determined that it was necessary to provide a compensation package that adequately motivated Mr. Cobb to devote the substantial effort required to serve as our President and Chief Executive Officer, including his commitment to relocate his family, including high school age children, to Kansas City where our headquarters is located, while ensuring an appropriate linkage between Mr. Cobb’s compensation and the Company’s actual performance during his tenure. In light of the Company’s recent history with high turnover at the CEO position, the Board considered it important to the future of the Company to design a compensation package that included these long-term incentives.

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The Cobb Agreement was recommended by the Compensation Committee and approved by the Board and was designed to incent Mr. Cobb to become President and Chief Executive Officer and to provide stability to the Company by providing him with long-term incentives to remain in those positions for an extended period of time. Accordingly, the Cobb Agreement includes the following: a base salary of $950,000; participation in the Company’s STI compensation plan with a target incentive award equal to 125% of base salary; a cash sign-on bonus of $900,000; payment of 128,720 restricted share units; 606,470 stock options to purchase shares of the Company’s common stock at $17.48 per share (the fair market value of the stock on the grant date); and participation in the 2003 Plan, with an LTI award valued at no less than $4,500,000 for fiscal year 2012. Mr. Cobb also received reimbursement of expenses in relation to the relocation of his family to the greater Kansas City area as provided under the Company’s standard executive relocation policy. The Company also provides Mr. Cobb with other customary health and employment benefits.

The Cobb Agreement expires on May 16, 2016 and provides that it may be terminated (i) by the Company with or without “Cause” (as defined in the footnotes to the Potential Payments Upon Termination or Change of Control Table on page 59 of this proxy statement), (ii) by Mr. Cobb with or without “Good Reason” (as defined in the footnotes to the Potential Payments Upon Termination or Change of Control Table on page 59 of this proxy statement) upon 30 days’ prior written notice, and (iii) by the Company for “Disability” (as defined in the footnotes to the Potential Payments Upon Termination or Change of Control Table on page 60) upon 30 days’ prior written notice. If Mr. Cobb is terminated for Good Reason or is involuntarily terminated without Cause (as defined in the footnotes to the Potential Payments Upon Termination or Change of Control Table on 59 of this proxy statement), the Company is obligated to provide to Mr. Cobb the compensation and benefits set forth in the Potential Payments Upon Termination or Change of Control Table on page 58.

The Cobb Agreement contains the following post-termination restrictions on Mr. Cobb: non-hire, non-solicitation, and non-compete for one year following his last day of employment; non-disparagement of the Company for two years following his last day of employment; and non-disclosure of proprietary information in perpetuity.

The Cobb Agreement is described in more detail in the Company’s proxy statement filed with the SEC on August 2, 2011 and in the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2011. A copy of the Cobb Agreement was filed as an exhibit to such Form 8-K.

On April 25, 2011, Mr. Bennett provided notice that he was retiring as President and Chief Executive Officer of the Company, effective May 16, 2011. In connection with his retirement, Mr. Bennett received the payments and other benefits included under the “Death, Disability or Retirement” column in the Potential Payments Upon Termination or Change of Control Table on page 58.

Employment Offer Letters

On November 14, 2011, we named Susan P. Ehrlich Senior Vice President, Financial Services, effective on November 21, 2011. Pursuant to her offer letter, Ms. Ehrlich received a cash signing bonus of $200,000 and an initial LTI award under the 2003 Plan in the amount of $450,000, 50% of which was awarded in the form of stock options, 30% of which was awarded in performance share units, and 20% of which was awarded in the form of restricted share units. Ms. Ehrlich was also entitled to receive an annual base salary of $385,000, to participate in the Company’s STI program, as discussed above, and to be eligible to receive future equity grants as a participant in the Company’s LTI program.

On January 3, 2012, we named Thomas A. Gerke Senior Vice President and General Counsel. Under the terms of his offer letter, Mr. Gerke received an initial LTI award under the 2003 Plan in the amount of $700,000, 50% of which was awarded in the form of stock options, 30% of which was awarded in performance share units, and 20% of which was awarded in the form of restricted share units. Additionally, Mr. Gerke was entitled to receive

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an annual base salary of $465,000, to participate in the Company’s STI program, as discussed above, and to be eligible to receive future equity grants as a participant in the Company’s LTI program.

On May 23, 2012, we named Gregory J. Macfarlane Chief Financial Officer effective June 4, 2012. Under the terms of his offer letter, Mr. Macfarlane received a cash signing bonus of $125,000 and an initial LTI award under the 2003 Plan in the amount of $1,200,000, half of which was awarded in the form of stock options and half of which was awarded in the form of restricted share units. The LTI award vests in three equal annual installments beginning on the date of grant. Additionally, pursuant to his offer letter, Mr. Macfarlane receives an annual base salary of $550,000, participates in the Company’s STI program, with a target incentive of $440,000 for the 2013 fiscal year, and is eligible to receive future equity grants as a participant in the Company’s LTI program.

H&R Block Executive Severance Plan

In May of 2009, the Compensation Committee recommended and the Board of Directors approved the Executive Severance Plan. Messrs. Cobb, Brown, and Gerke and Ms. Ehrlich participate in the Executive Severance Plan. Pursuant to the Cobb Agreement, Mr. Cobb participates in the Executive Severance Plan only if and to the extent that the benefits thereunder exceed those contained in his employment agreement.

The Executive Severance Plan is intended to support a variety of objectives, including (i) standardization of severance policy among the senior officers, which ensures internal parity, simplifies internal administration, and mitigates negotiation at hire and termination, and (ii) the attraction and retention of highly skilled executives by protecting them from the short-term economic consequences associated with unexpected termination of employment in the absence of cause. Based on a review of competitive data and advice from the Compensation Committee’s independent compensation consultant, we believe the benefits our NEOs would receive under various severance scenarios are very conservative relative to the market but sufficient to support the above objectives.

Eligibility. An associate of the Company who is nominated by the Chief Executive Officer and approved by the Compensation Committee of the Board may participate in the Executive Severance Plan.

Severance Benefits. Under the terms of the Executive Severance Plan, if a Participant incurs a Qualifying Termination or a Change in Control Termination (each as defined below), he or she is entitled to receive the following benefits: (i) a lump sum severance amount equal to the Participant’s monthly compensation multiplied by the Participant’s years of service, subject to a minimum payout equal to 12 months of service; (ii) a severance enhancement equal to a specified percentage of the Participant’s monthly compensation multiplied by the Participant’s years of service, subject to a minimum payout equal to 12 months of service; and (iii) an amount equal to the Participant’s COBRA subsidy multiplied by 12, if the Participant was enrolled in the Company’s applicable health, dental, and vision benefits on the termination date. The Company will also provide reasonable out-placement assistance for a period not to exceed 15 months. The Participant is entitled to a pro-rata award of any amounts payable under the Company’s short-term incentive compensation plan, based upon the Participant’s actual performance and the attainment of goals established as determined by the Board. The Participant is also entitled to a pro-rata award of any outstanding performance share units granted under the 2003 Plan as of the termination date.

Equity Awards. If a Participant incurs a Qualifying Termination, then: (i) a Participant shall become vested in any stock options and restricted share unit awards outstanding on July 11, 2010 that would have vested during the 12-month period following the separation date; and (ii) a Participant shall forfeit any stock options and restricted share unit awards granted after July 11, 2010 that are not vested as of the separation date.

If a Participant incurs a Change in Control Termination, then the Participant becomes vested in all outstanding stock options and restricted share unit awards.

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Release. The Participant is required to sign a release agreement in order to receive severance benefits.

Repayment and Clawback. If the Company is required to restate financial statements or the Participant violates the provisions of any confidentiality, non-competition, or similar agreements with the Company, the Board may recover or require reimbursement of benefits under the Executive Severance Plan.

Definitions. “Qualifying Termination” means the involuntary separation from service by the Company under circumstances not constituting Cause (as defined below), but does not include the elimination of the Participant’s position where the Participant was offered a comparable position with the Company or with a party that acquires any assets from the Company or the redefinition of Participant’s position to a lower compensation rate or grade.

“Change in Control Termination” means a Participant’s Qualifying Termination or Good Reason (as defined below) termination, in either event within 24 months immediately following a Change in Control. Change in Control under the Executive Severance Plan is defined below in footnote 4(b) to the Potential Payments Upon Termination or Change of Control Table on page 58.

“Cause” is defined as any of the following unless, if capable of cure, such events are fully corrected in all material respects by the Participant within ten (10) days after the Company provides notice of the occurrence of such event:

(i)	A Participant’s misconduct that materially interferes with or materially prejudices the proper conduct of the business of the Company;

(ii)	A Participant’s commission of an act materially and demonstrably detrimental to the good will of the Company;

(iii)	A Participant’s commission of any act of dishonesty or breach of trust resulting or intending to result in material personal gain or enrichment of the Participant at the expense of the Company;

(iv)

A Participant’s violation of any non-competition, non-solicitation, confidentiality or similar restrictive covenant under any employment-related agreement, plan, or policy with respect to which the Participant is a party or is bound; or

(v)	A Participant’s conviction of, or plea of nolo contendere to, a misdemeanor involving an act of moral turpitude or a felony.

“Good Reason” is defined as a separation from service within 24 months immediately following a Change in Control which is initiated by the Participant upon one or more of the following occurrences:

(i)	A material diminution in the Participant’s base compensation;

(ii)	A material diminution in the Participant’s authority, duties, or responsibilities;

(iii)	A material change in the geographic location at which the Participant must perform the services; or

(iv)	Any other action or interaction that constitutes a material breach by the Company of any written employment-related agreement between the Participant and the Company.

“Participant” means an associate of the Company who is nominated by the CEO and approved by the Compensation Committee.

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Equity Grant Agreements

In connection with equity award grants, our executives enter into equity grant agreements that include provisions for the acceleration of vesting or forfeiture, as applicable, of any outstanding equity grant in the event of a Qualifying Termination or Qualifying Termination following a Change in Control (each as defined under the Executive Severance Plan). Under either of these termination scenarios, any outstanding equity grants for our NEOs will be treated in accordance with the Executive Severance Plan, except for Mr. Cobb as discussed below.

Our equity grant agreements applicable to grants made through fiscal year 2012 for executives (except for Mr. Cobb) also include a retirement provision that accelerates the vesting of outstanding equity grants if the executive retires more than one year after the related grant date. Retirement under these grant agreements is defined as a participant’s voluntary termination of employment at or after reaching age 65. Beginning in fiscal year 2013, our equity grant agreements include retirement provisions that accelerate the vesting of equity grants made thereunder upon a participant’s voluntary termination of employment (i) at or after reaching age 55, if such participant has not yet reached age 60 and has completed at least five years of service with the Company, or (ii) at or after the date on which such participant has reached age 60.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following table summarizes the potential payments our NEOs who are current employees would receive in the event of termination or a change of control of the Company. The agreements and arrangements that govern these payments are described in more detail above under Employment Agreements, Change of Control and Other Arrangements. This table assumes the relevant triggering event occurred on April 30, 2012.

As discussed above, (i) Mr. Bennett departed the Company after serving as President and Chief Executive Officer of the Company until May 16, 2011, (ii) Mr. Andrews departed the Company after serving as President of Harbor Business Services, Inc., formerly known as RSM McGladrey, until March 6, 2012, and (iii) Mr. Mazzini departed the Company after serving as President of Retail Tax Services of HRB Tax Group, Inc. until April 30, 2012. In connection with their respective resignations, Messrs. Bennett and Mazzini each received the payments and other benefits disclosed under the “Death, Disability or Retirement” column below and were no longer eligible to receive payments in the event of termination or after a change in control of the Company. In connection with Mr. Andrews’ departure, he received or will receive the payments and other benefits disclosed under the “Termination Other than for Cause or Good Reason” column below and was no longer eligible to receive benefits in the event of termination after a change in control or death, disability or retirement.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL TABLE

Name of Executive	Termination Other than for Cause(1) (2) or Good Reason(3) ($)	Termination After Change of Control ($)(2) (4)	Death, Disability or Retirement ($)(5)
Cobb
Cash (salary plus short-term incentive)(6)	$2,137,500	$3,087,500	$2,137,500
Restricted Share Units (lapse of restrictions)	$1,261,466	$1,261,466	$1,261,466
Stock Options (vesting accelerated)(7)	-	-	-
Performance Share Units	$378,863	$378,863	$378,863
Health and Welfare Plan Benefits	$17,885	$5,962	-
Outplacement Services	-	-	-
Brown(2)
Cash (salary plus short-term incentive)	$619,200	$619,200	-
Restricted Share Units (lapse of restrictions)(8)	$21,874	$183,603	$91,949
Stock Options (vesting accelerated)(8)	-	$139,507	$139,507
Performance Share Units	$42,086	$42,086	$42,086
Health and Welfare Plan Benefits	$11,923	$11,923	-
Outplacement Services	$15,000	$15,000	-
Mazzini
Cash (salary plus short term-incentive)	-	-	$875,000
Restricted Share Units (lapse of restrictions)	-	-	$32,796
Stock Options (vesting accelerated)	-	-	-
Performance Share Units	-	-	$58,874
Health and Welfare Plan Benefits	-	-	$11,923
Outplacement Services	-	-	$15,000
Ehrlich(2)
Cash (salary plus short-term incentive)	$616,000	$616,000	-
Restricted Share Units (lapse of restrictions)	-	$82,394	-
Stock Options (vesting accelerated)	-	-	-
Performance Share Units	$41,189	$41,189	$41,189
Health and Welfare Plan Benefits	$4,492	$4,492	-
Outplacement Services	$15,000	$15,000	-
Gerke(2)
Cash (salary plus short-term incentive)	$744,000	$744,000	-
Restricted Share Units (lapse of restrictions)	-	$121,055	-
Stock Options (vesting accelerated)	-	-	-
Performance Share Units	$60,535	$60,535	$60,535
Health and Welfare Plan Benefits	$13,295	$13,295	-
Outplacement Services	$15,000	$15,000	-
Bennett
Cash (salary plus short-term incentive)	-	-	-
Restricted Share Units (lapse of restrictions)	-	-	-
Stock Options (vesting accelerated)	-	-	$2,920,000
Performance Share Units	-	-	-
Health and Welfare Plan Benefits	-	-	-
Outplacement Services	-	-	-
Andrews(2)
Cash (salary plus short-term incentive)(9)	$3,945,000	-	-
Restricted Share Units (lapse of restrictions)	-	-	-
Stock Options (vesting accelerated)	$23,250	-	-
Performance Cash	-	-	-
Health and Welfare Plan Benefits	$12,226	-	-
Outplacement Services	$15,000	-	-

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(1)

Applies to Mr. Cobb under the Cobb Agreement. Applies to Mr. Brown, Mr. Gerke, and Ms. Ehrlich under the Executive Severance Plan. “Cause” under the Cobb Agreement refers to any one or more of the following grounds: (i) Mr. Cobb’s commission of an act materially and demonstrably detrimental to the Company or any affiliate, which act constitutes gross negligence or willful misconduct by Mr. Cobb in the performance of his material duties to the Company or any affiliate; (ii) Mr. Cobb’s commission of any material act of dishonesty or breach of trust resulting or intending to result in material personal gain or material enrichment of Mr. Cobb at the expense of the Company or any affiliate; (iii) Mr. Cobb’s violation of certain covenants related to confidentiality, non-hiring of employees, and non-solicitation of customers; or (iv) the inability of the Company or any affiliate to participate in any activity subject to government regulation and material to the Company’s or any affiliate’s business solely as a result of any willful action or inaction by Mr. Cobb. The definition of “Cause” under the Executive Severance Plan is described above under “Employment Agreements, Change of Control and Other Arrangements.”

(2)

Payments to Mr. Brown, Mr. Gerke, and Ms. Ehrlich would be made pursuant to the terms of the Executive Severance Plan and various equity grant agreements described above under “Employment Agreements, Change of Control and Other Arrangements.”

(3)

Applies only to Mr. Cobb under the provisions of the Cobb Agreement. Termination for “Good Reason” under the Cobb Agreement refers to any one or more of the following grounds unless cured within 30 days of receipt of notice thereof: (i) a material diminution in Mr. Cobb’s base compensation; (ii) relocation of Mr. Cobb’s location of employment outside of the Kansas City, Missouri metropolitan area; (iii) a material diminution in Mr. Cobb’s status, duties or authority, authority as President and Chief Executive Officer of the Company, or a requirement to report to anyone other than the Company’s Board of Directors; or (iv) any other action or inaction that constitutes a material breach by the Company of the Cobb Agreement.

(4)

(a) Under the Cobb Agreement, if Mr. Cobb terminates for Good Reason following a Change in Control (as defined below), including a 409A Change in Control (as defined below) of the Company, Mr. Cobb would be entitled to those payments set forth in the table.

Under the Cobb Agreement, a “Change in Control” has the same definition as under the Executive Severance Plan, as set forth in Note 4(b) below.

Under the Cobb Agreement, a “409A Change in Control” means a Change in Control that constitutes a “change in control” under IRC Section 409A (regarding change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation.

(b) Under the Executive Severance Plan, a “Change in Control” means:

    (i) Any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. If any one person, or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons shall not be considered to cause a change in the ownership of the corporation. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock;

    (ii) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company. If any one person, or more than one person acting as a group, is considered to effectively control a corporation within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vi), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control of the corporation;

    (iii) A majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by two-thirds (2/3) of the members of the Board before the date of such appointment or election; or

    (iv) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Notwithstanding the foregoing, there is no Change in Control event under the Executive Severance Plan when there is a transfer to an entity that is controlled by the shareholders of the Company immediately after the transfer. A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to: (a) a shareholder of the Company (immediately before the

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asset transfer) in exchange for or with respect to its stock; (b) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (c) a person, or more than one person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or (d) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in (c) above.

The benefits which may be paid under the Executive Severance Plan in connection with a Change in Control are described above under “Employment Agreements, Change of Control and Other Arrangements.”

(c) Equity acceleration under our equity grant agreements is described above under “Employment Agreements, Change of Control and Other Arrangements.”

(5)

(a) Under the Cobb Agreement, in the event of Mr. Cobb’s death or Disability, Mr. Cobb is entitled to full vesting of his outstanding stock options and restricted share units granted May 2, 2011. “Disability” under the Cobb Agreement means Mr. Cobb’s absence from his responsibilities with the Company on a full-time basis for 130 business days in any consecutive 12 months as a result of incapacity due to mental or physical illness or injury.

(b) Equity acceleration for restricted share units and stock options under the terms of our Executive Severance Plan and equity grant agreements upon the Retirement of Mr. Brown, Mr. Gerke, and Ms. Ehrlich is described above under “Employment Agreements, Change of Control and Other Arrangements.” Under the Executive Severance Plan and the award agreements for awards prior to fiscal year 2013, “Retirement” means voluntary termination at or after reaching age 65. In June 2012, the Board approved new grant agreements for awards granted after fiscal year 2012 under which “Retirement” means voluntary termination (i) at or after reaching age 55, if such participant has not yet reached age 60 and has completed at least five years of service with the Company, or (ii) at or after reaching age 60.

(6)

Under the Cobb Agreement, in the event of a termination by the Company other than for Cause, Mr. Cobb is entitled to a lump-sum payment equal to his base salary and his target bonus. In the event of a termination by Mr. Cobb for Good Reason, Mr. Cobb is entitled to the following: (i) a lump-sum payment equal to his base salary and his target bonus; and (ii) full vesting of his outstanding stock options and restricted share units granted May 2, 2011.

(7)	Under the Cobb Agreement, in the event of Mr. Cobb’s death or Disability, Mr. Cobb is entitled to full vesting of his outstanding stock options and restricted share units granted May 2, 2011.

(8)

In the event of Mr. Brown’s death or disability, Mr. Brown would not receive the amounts related to restricted share units ($91,949) or the amounts related to stock options ($139,507) that are currently reflected in the table.

(9)

The amounts reflect Mr. Andrews’ receipt of a $3,000,000 cash payment in recognition of his successful management of the sale of RSM McGladrey, Inc., which was paid at the same time as the other payments he received under the Executive Severance Plan.

EQUITY COMPENSATION PLANS

The following table provides information about the Company’s common stock that may be issued upon the exercise of options, warrants, and rights under all of the Company’s existing equity compensation plans as of April 30, 2012. As of April 30, 2012, the Company had three stock-based compensation plans: the 2003 Plan, the 2008 Deferred Stock Unit Plan for Outside Directors (the “2008 DSU Plan”), and the 2000 Employee Stock Purchase Plan. In addition, the 1999 Stock Option Plan for Seasonal Employees, which provided for awards of nonqualified options to certain employees, was terminated effective December 31, 2009, except with respect to outstanding awards thereunder. Our shareholders have approved all of the Company’s current stock-based compensation plans. Our shareholders approved the 2003 Plan in September 2002 to replace the 1993 Long-Term Executive Compensation Plan (the “1993 Plan”), effective July 1, 2003. The 1993 Plan terminated at that time, except with respect to outstanding awards thereunder. Our shareholders approved the 1993 Plan in September 1993 to replace the 1984 Long-Term Executive Compensation Plan, which terminated at that time except with respect to outstanding options thereunder. Our shareholders approved the 2008 Deferred Stock Unit Plan in September 2008 to replace the 1989 Stock Option Plan for Outside Directors, except with respect to outstanding awards thereunder.

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As discussed beginning on page 64, we are asking our shareholders to approve the adoption of the 2013 Long-Term Incentive Plan (the “2013 Plan”) at this year’s annual meeting. If the 2013 Plan is approved by shareholders, we will make future grants of equity-based compensation to employees, non-employee directors, and consultants under the 2013 Plan beginning January 1, 2013, and each of the 2003 Plan and the 2008 DSU Plan will terminate at that time except with respect to outstanding awards thereunder.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (A) (# 000)	Weighted-average exercise price of outstanding options, warrants, and rights (B) ($)	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (A) (C) (# 000)
Equity compensation plans approved by security holders	6,950	$18.15	10,169
Equity compensation plans not approved by security holders	-	-	-
Total	6,950	$18.15	10,619

AUDIT COMMITTEE REPORT

The Company’s management is responsible for preparing financial statements in accordance with generally accepted accounting principles and the financial reporting process, including the Company’s disclosure controls and procedures and internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for (i) auditing the Company’s financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States (GAAP) and (ii) auditing management’s assessment of the Company’s internal control over financial reporting and expressing an opinion on such assessment. The Audit Committee of the Board of Directors, composed solely of independent directors, meets periodically with management, including the Assistant Vice President, Audit Services (the Company’s internal auditor) and others in the Company, and the Company’s independent registered public accounting firm to review and oversee matters relating to the Company’s financial statements, audit services (internal audit) activities, disclosure controls and procedures, and internal control over financial reporting and non-audit services provided by the independent accountants. In addition, the Audit Committee oversaw effective compliance with the five-year mandatory rotation of the lead audit partner for the Company’s independent public accounting firm during the fiscal year ended April 30, 2012, and, as discussed further below, pre-approved all audit and non-audit fees paid to such firm.

The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended April 30, 2012. The Audit Committee has also discussed with Deloitte the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to communication with audit committees. In addition, the Audit Committee has received from Deloitte the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, has discussed with Deloitte its independence from the Company and the Company’s management, oversaw effective compliance with the five-year mandatory rotation of the lead audit partner for Deloitte beginning with the next fiscal year, and has considered whether Deloitte’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

The Audit Committee conducted its own self-evaluation and evaluation of the services provided by Deloitte during the fiscal year ended April 30, 2012. Based on its evaluation of Deloitte, the Audit Committee reappointed Deloitte as the Company’s independent registered public accounting firm for the fiscal year ended April 30, 2013.

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Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended April 30, 2012, for filing with the SEC.

AUDIT COMMITTEE

David Baker Lewis, Chair

Victoria J. Reich

Bruce C. Rohde

Christianna Wood

AUDIT FEES

The following table presents fees for professional services rendered by Deloitte for the audit of the Company’s annual financial statements for the years ended April 30, 2012 and 2011, and fees billed for other services rendered by Deloitte for such years. Fees disclosed below include fees actually billed and expected to be billed for services relating to the applicable fiscal year.

Fiscal Year	2012	2011
Audit Fees	$2,914,426	$3,374,230
Audit-Related Fees	$108,625	$133,440
Tax Fees	$369,061	$177,458
All Other Fees	-	-
Total Fees	$3,392,112	$3,685,128

Audit Fees consist of fees for professional services rendered for the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

Audit-Related Fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. Amounts included consist of fees incurred relating to comfort letter procedures for registration statement filings and other audit-related services.

Tax Fees consist of fees for the preparation or review of original and amended tax returns, claims for refunds and tax payment-planning services for tax compliance, tax planning, tax consultation, and tax advice. Amounts included above consist of fees incurred relating to transfer pricing studies and other tax advisory services.

All Other Fees are fees billed for professional services that were not the result of an audit or review.

The Audit Committee has adopted policies and procedures for pre-approving audit and non-audit services performed by the independent auditor so that the provision of such services does not impair the auditor’s independence. Under the Audit Committee’s pre-approval policy, the terms and fees of the annual audit engagement require specific Audit Committee approval. Other types of services are eligible for general pre-approval. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific Audit Committee pre-approval. In addition, any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.

General pre-approval granted under the Audit Committee’s pre-approval policy extends to the next fiscal year following the date of pre-approval. The Audit Committee reviews and pre-approves services that the independent auditor may provide without obtaining specific Audit Committee pre-approval on an annual basis and revises the

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list of general pre-approved services from time to time. In determining whether to pre-approve audit or non-audit services (regardless of whether such approval is general or specific pre-approval), the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole and no one factor is necessarily determinative. The Audit Committee will also consider the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services. The Audit Committee may determine for each fiscal year the appropriate ratio between fees for Audit Services and fees for Audit-Related Services, Tax Services, and All Other Services.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee has concluded that the provision of non-audit services provided to the Company by its independent accountant during the 2012 fiscal year was compatible with maintaining the independent accountant’s independence.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board’s Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending April 30, 2013. As a matter of good corporate governance, the Audit Committee submits its selection of Deloitte to our shareholders for ratification, and will consider the vote of our shareholders when appointing our independent registered accounting firm in the future. A representative of Deloitte is expected to attend the annual meeting to respond to appropriate questions. For additional information regarding the Company’s relationship with Deloitte, please refer to the “Audit Committee Report” and “Audit Fees” sections above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3 – ADVISORY APPROVAL OF THE COMPANY’S

NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) require that we permit our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section, the Summary Compensation Table and accompanying executive compensation tables, and the related narrative disclosure beginning on page 48. At our 2011 annual meeting, our shareholders approved, on an advisory basis, that an advisory vote on executive compensation should be held annually. Based on such result, our Board determined that the advisory vote on executive compensation will be held every year until the next advisory vote on the frequency of future advisory votes on executive compensation, which will be no later than the Company’s 2017 annual meeting of shareholders.

We believe that our compensation programs and policies reflect an overall pay-for-performance culture that is strongly aligned with the interests of our shareholders. We are committed to developing a mix of incentive compensation programs that will reward success in achieving the Company’s financial objectives and growing value for shareholders, and continuing to refine these incentives to maximize Company performance. The Compensation Committee of the Board has overseen the development of a compensation program designed to

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achieve pay-for-performance and alignment with shareholder interests, as described more fully in the “Compensation Discussion and Analysis” section beginning on page 21. The compensation program was designed in a manner that we believe delivers appropriate recognition in compensation for contributing to current business results, while at the same time motivating and retaining executives to enhance future business results.

Notwithstanding our shareholders’ strong support of our compensation approach in 2011, the Company’s management and Board reviewed and updated our executive compensation practices to create an even stronger link between our executives’ compensation and changes in shareholder value and the attainment of financial, operational, and strategic goals that we believe are critical drivers of sustained value creation over the long term. As further discussed in the “Compensation Discussion and Analysis” section, the Compensation Committee and Board approved the use of market stock units as a new form of performance-based equity and increased the focus on longer-term, multi-year measurements by approving the use of a three-year measurement period for performance under our performance-based equity compensation program. Since these actions increase the percentage of our executives’ compensation that is performance-based and subject to multi-year measurements of performance, we believe these actions further align our practices with market competitiveness and long-term Company performance, and enhance the link between executive compensation and shareholders’ interests.

For the reasons discussed in the “Compensation Discussion and Analysis” section beginning on page 21, the Board recommends that shareholders vote in favor of the following “say-on-pay” resolution:

“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, narrative discussion and any related material disclosed in this proxy statement, is hereby approved.”

Because your vote is advisory, it will not be binding upon the Company, the Board, or the Compensation Committee. However, we value the views of our shareholders and the Compensation Committee will continue to take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4 – APPROVAL OF THE 2013 LONG-TERM INCENTIVE PLAN

Overview

Shareholders will be asked to approve the adoption of the 2013 Long-Term Incentive Plan (the “2013 Plan”) at this year’s annual meeting. The 2013 Plan was previously approved by the Board, based on the recommendation of the Compensation Committee, on July 23, 2012, and will become effective as of January 1, 2013, subject to approval by the shareholders at the annual meeting.

Why You Should Vote for the Adoption of the 2013 Plan

The Compensation Committee of the Board has established long-term, equity-based compensation as a significant component of overall compensation. The Compensation Committee emphasizes long-term compensation to support multiple objectives, including: (i) aligning management’s interests with those of shareholders, (ii) tying compensation to the attainment of long-term goals and strategic objectives, thereby mitigating incentive for management to pursue short-term objectives at the expense of long-term priorities, (iii) ensuring that realized compensation reflects changes in shareholder value over the long-term, and (iv) attracting and retaining highly skilled executives. Consistent with our compensation philosophy, we believe that equity-based compensation fosters and strengthens a sense of proprietorship and personal involvement in the Company’s success and contributes to continuity and stability within the Company’s executive leadership.

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The Company currently maintains the 2003 Plan. The term of the 2003 Plan will expire on July 1, 2013. As of July 12, 2012, there were 8,498,947 shares of common stock available for issuance under the 2003 Plan. With the approval of the 2013 Plan, we will be able to continue to use an array of equity compensation alternatives in structuring compensation arrangements. The use of equity as part of our overall compensation program fosters a pay-for-performance culture which is a key element of our overall compensation philosophy.

In order to replace the 2003 Plan, the Board has approved, subject to shareholder approval, the 2013 Plan in the form attached to this proxy statement as Appendix A. The 2013 Plan is intended to replace the 2003 Plan, as well as the 2008 DSU Plan, as the plan under which the Company will grant equity awards to attract, motivate, and retain highly qualified executives, consultants, and non-employee directors of the Company.

The Company generally seeks to preserve its ability to claim tax deductions for compensation paid to executives to the greatest extent practicable. IRC Section 162(m) limits the Company’s federal income tax deduction for compensation paid in a taxable year to an individual who, on the last day of the taxable year, was (i) the chief executive officer or (ii) among the three other highest-compensated executive officers whose compensation is reported in the Summary Compensation Table. “Qualified performance-based compensation,” which can include compensation under the 2013 Plan, is not subject to this deduction limit and is thus fully deductible if certain conditions are met. One of these conditions is shareholder approval of the material terms pursuant to which the performance-based compensation is to be paid. Accordingly, if the 2013 Plan is approved by shareholders and the other conditions of IRC Section 162(m) relating to performance-based compensation are satisfied, qualified performance-based compensation paid to covered officers pursuant to the 2013 Plan will not fail to be deductible due to the operation of IRC Section 162(m).

If the 2013 Plan is approved by shareholders, it will replace the expiring 2003 Plan and the 2008 DSU Plan and no new awards will be made under the 2003 Plan or the 2008 DSU Plan after December 31, 2012. Any awards previously granted under the 2003 Plan and the 2008 DSU Plan will remain outstanding thereunder and will, among other things, continue to vest and/or become exercisable in accordance with their original terms and conditions. As of July 12, 2012, there were 6,602,923 options outstanding with a weighted average exercise price of $17.65 and a weighted average remaining term of 6.27 years. Additionally, as of July 12, 2012, the Company had 1,642,400 shares of unvested restricted shares and restricted share units outstanding. The Company also had performance share unit awards outstanding covering a maximum of 878,398 shares. The closing price of a share of the Company’s common stock as reported by the NYSE on July 12, 2012 was $16.29. We also maintain the 2008 DSU Plan from which we make equity-based awards to our non-employee directors and will continue to make awards under this plan. As of July 12, 2012, there were approximately 533,463 shares of the Company’s common stock available for issuance under the 2008 DSU Plan. In the event the 2013 Plan is not approved by shareholders, the 2003 Plan and the 2008 DSU Plan will continue in full force and effect until their respective expiration.

Description of the 2013 Plan

The following is a summary of the principal features of the 2013 Plan. This summary is qualified in its entirety by reference to the full text of the 2013 Plan, a copy of which is attached as Appendix A to this proxy statement.

Administration. Subject to the terms of the 2013 Plan, the Compensation Committee has the authority to interpret and administer the 2013 Plan. The Committee has authority to determine, within the limits of the express provisions of the Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards, and the objectives and conditions for earning such awards. Additionally, the Committee has the ability to delegate this authority subject to certain restrictions set forth in the 2013 Plan.

Eligibility. Employees and consultants of the Company, its direct and indirect subsidiary corporations and their respective divisions, departments, and subsidiary corporations, and the non-employee directors of the Board are eligible to receive awards under the 2013 Plan. An eligible individual who is selected to receive an award under the 2013 Plan is referred to herein as a participant.

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Shares Subject to the Plan. The maximum number of shares of common stock, without par value, as to which awards may be granted under the Plan is 12,000,000 shares, which number of shares is also subject to adjustment in the event of a change in the capital structure of the Company.

Award Types. The Plan permits grants of options, incentive stock options, stock appreciation rights, restricted stock awards, restricted share unit awards, other share-based awards, and performance awards.

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Options, Incentive Stock Options and Stock Appreciation Rights. The 2013 Plan provides for the grant of (1) options, which include any right granted to a participant allowing such participant to purchase shares of common stock at such price or prices as the Compensation Committee shall determine, (2) incentive stock options, which are stock options that are designated by the Compensation Committee as incentive stock options and which meet the applicable requirements for incentive stock options pursuant to IRC Section 422, and (3) stock appreciation rights (“SARs”), which are rights to receive an amount of cash, shares, or other property with a fair market value equal to the increase in the fair market value of a specified number of shares between the date on which the SAR is granted and the date on which it is exercised. References in this summary to “stock options” shall mean both incentive stock options and options, unless otherwise specified.

Pursuant to the terms of the 2013 Plan, the Compensation Committee determines the terms and conditions, not inconsistent with the Plan, of any award of stock options or SARs. The 2013 Plan provides that awards of stock options and SARs are subject to the following restrictions: (i) the exercise price per share for stock options may not be less than 100% of the fair market value of one share of common stock on the grant date and the exercise price for certain incentive stock options may not be less than 110% of the fair market value of one share of common stock on the grant date; (ii) stock options and SARs may not have a term of more than 10 years, except in the event of death or disability and the term of certain incentive stock options may not be more than 5 years; (iii) except in connection with certain corporate transactions affecting the shares of common stock, shareholder approval is required to reprice any stock options or SARs after their grant date; and (iv) stock options and SARs shall have a vesting period of not less than twenty-four months if subject only to continued service with the Company or a subsidiary or one year if subject to the achievement of performance objectives, except with respect to grants to directors or consultants and in certain circumstances following a change in control or other special circumstances. In addition, the exercise price of shares purchased upon the exercise of any stock option may be paid in cash, common stock, by cashless exercise, by delivery of other consideration having a fair market value on the exercise date equal to the total purchase price, or in any other manner as may be permitted by the applicable award agreement.

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Restricted Share Awards and Restricted Share Units Awards. The 2013 Plan provides for the grant of (1) restricted shares, which is common stock that may not be sold, transferred, pledged or assigned until the satisfaction of vesting restrictions and (2) restricted share units, which are an award valued by reference to a share and such value may be paid to the participant in shares or cash as determined by the Compensation Committee upon the satisfaction of vesting restrictions. Pursuant to the terms of the 2013 Plan, the Compensation Committee determines the terms and conditions, not inconsistent with the 2013 Plan, of any award of restricted shares or restricted share units. The 2013 Plan provides that awards of restricted shares and restricted share units are subject to the following restrictions: (i) a participant holding restricted shares may vote the shares awarded and will be entitled to the payment of dividends and other distributions on the shares from the date the award is made, subject to such restrictions or conditions as the Compensation Committee may determine, except that no dividend shall be paid in respect of performance-based awards prior to the vesting of such awards; (ii) a participant holding restricted share units shall in no event have voting rights with respect to such award; and (iii) restricted shares and restricted share units shall have a vesting period of not less than twenty-four months if subject only to continued service with the Company or a subsidiary or one year if subject to the achievement of performance objectives, except with respect to grants to directors or consultants and in certain circumstances following a change in control or other special circumstances.

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Other Share-Based Awards. The 2013 Plan provides for other awards of shares or non-share compensation which are valued in whole or in part by reference to, or are otherwise based on, shares or other property, including deferred stock units. Pursuant to the terms of the 2013 Plan, the Compensation Committee determines the terms and conditions, not inconsistent with the 2013 Plan, of any award of other share-based awards. The 2013 Plan provides that grants of other share-based awards shall have a vesting period of not less than twenty-four months if subject only to continued service with the Company or a subsidiary or one year if subject to the achievement of performance objectives, except with respect to grants to directors or consultants and in certain circumstances following a change in control or other special circumstances. Additionally, other share-based awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Compensation Committee, on a deferred basis subject to the requirements of IRC Section 409A.

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Performance Awards. Performance awards in the form of performance cash, performance share units, and performance units may be granted under the 2013 Plan. Pursuant to the terms of the 2013 Plan, the Compensation Committee determines the terms and conditions, not inconsistent with the 2013 Plan, of any performance award. The 2013 Plan provides that performance awards shall not have a performance period of less than one year unless the performance award is not payable in shares. Additionally, performance awards may be paid in cash, shares, other property, or any combination thereof and may be paid in a lump sum or in installments or, in accordance with procedures established by the Compensation Committee, on a deferred basis subject to the requirements of IRC Section 409A.

Performance Criteria. If the Compensation Committee determines that a restricted share award, a restricted share unit, an other share-based award, a performance award or any other award is intended to be a performance-based award, the lapsing of restrictions thereon and the distribution of property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Compensation Committee. Such performance goals shall be based on the attainment of specified levels of one or more of the various criteria set forth in the 2013 Plan. The performance goals shall be set by the Compensation Committee within the time period prescribed by, and shall otherwise comply with the requirements of, IRC Section 162(m), and the regulations thereunder.

Under the 2013 Plan, no participant may be granted (i) options or stock appreciation rights during any 36-month period with respect to more than 5,000,000 shares and (ii) restricted share awards, restricted share unit awards, performance awards and/or other share-based awards during any calendar year that are intended to comply with the performance-based exception under IRC Section 162(m) and are denominated in shares under which more than 1,000,000 shares may be earned for each twelve months in the vesting period or relevant performance period. During any calendar year, no participant may be granted performance awards that are intended to comply with the performance-based exception under IRC Section 162(m) and are denominated in cash under which more than $3,000,000 may be earned for each twelve months in the Performance Period. These limitations may be multiplied by two with respect to awards to a participant during the first calendar year in which the participant commences employment with the Company or its subsidiaries. If an award is cancelled, the cancelled award shall continue to be counted toward the applicable limitation in this section.

Amendment, Adjustments, and Termination. The Board may, from time to time, alter, amend, suspend, or terminate the 2013 Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law. In addition, the Board may not, without shareholder approval, amend the 2013 Plan to: (a) increase the number of shares that may be awarded under the 2013 Plan; (b) expand the types of awards available under the 2013 Plan; (c) materially expand the class of persons eligible to participate in the 2013 Plan; (d) eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval related to options and stock appreciation rights; (e) increase the maximum permissible term of any option or stock appreciation right; or (f) increase any of the limitations on grants to individual participants. No amendment or termination of the 2013 Plan may impair the rights of a participant in any material respect under any award previously granted without such participant’s consent. However, the maximum number of shares of common stock available for issuance under

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the 2013 Plan and the individual limits described above shall be equitably adjusted upon certain events affecting the capitalization of the Company such as a recapitalization, stock split, merger, reorganization, or consolidation.

Transferability. Except as provided by the Compensation Committee, an award under the 2013 Plan is not transferable other than by a participant’s will or the laws of descent and distribution.

Change in Control. In the event of a “change of control,” as defined in the 2013 plan, outstanding awards may become fully vested and exercisable, restrictions applicable to awards may terminate or lapse, and performance goals applicable to any award may be deemed fully achieved, in each case as set forth in the applicable award agreement or as determined by the Compensation Committee.

New Plan Benefits

If approved by the shareholders, participants in the 2013 Plan will be eligible for awards of shares as determined by the Board or the Compensation Committee. All employees and consultants of the Company and its subsidiaries and non-employee directors of the Company are eligible to receive awards under the Plan. As of April 30, 2012, there were approximately 2,500 employees of the Company and its subsidiaries and 9 non-employee directors of the Company.

Awards under the 2013 Plan following its adoption will generally be made in the discretion of the Board or the Compensation Committee and are therefore not determinable at this time. Please refer to the “Grants of Plan-Based Awards Table” in this proxy statement to review equity awards made to our named executive officers for fiscal year 2012. The closing price of a share of the Company’s common stock as reported by the NYSE on July 12, 2012 was $16.29.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences of awards made under the 2013 Plan. It is based on the federal tax laws and regulations currently in effect and existing administrative rules of the Internal Revenue Service. Participants may also be subject to state and local taxes in connection with the grant of awards under the 2013 Plan. Participants should consult with their individual tax advisers to determine the tax consequences associated with awards granted to them under the 2013 Plan.

Incentive Stock Options. A recipient who is granted an incentive stock option will not have any taxable income either on the grant or exercise of the incentive stock option. If the recipient disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the transfer of the shares (the required statutory “holding period”), and if the recipient has been an employee of the Company or an affiliate throughout the period beginning with the date of grant and ending three months prior to the date of exercise, (i) the recipient will recognize long-term capital gain or loss, as the case may be, in an amount equal to the difference between the selling price and the exercise price; and (ii) the Company will not be entitled to a deduction with respect to the shares of stock so issued.

If the holding period requirements are not met, a “disqualifying disposition” is deemed to have taken place and any gain realized upon disposition will be taxed as ordinary income equal to the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the exercise price, or (ii) the gain on the sale. Subject to IRC Section 162(m), the Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the recipient. Any additional gain will be taxed as short-term or long-term capital gain, depending upon the length of the period the recipient has held the shares.

Except as described in the next paragraph below, a recipient has no income, gain or loss on the exercise of an incentive stock option through the exchange of previously acquired shares of the Company. The recipient’s basis in the number of newly acquired shares that equals the number of shares exchanged will be equal to such recipient’s basis in the shares exchanged, and the recipient’s holding period with respect to that number of newly

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acquired shares will include the holding period for the shares exchanged. The number of newly acquired shares in excess of the number of old shares exchanged will have zero basis and their holding period will begin on the date of exercise.

If the previously acquired shares are incentive stock option shares that were not held for the required statutory holding period, the exchange constitutes a disqualifying disposition of such previously acquired shares. In such case, the recipient’s basis in the number of newly acquired shares that equals the number of shares exchanged will be equal to such recipient’s basis in the shares exchanged, increased by the amount included as ordinary income as a result of the disqualifying disposition. The disqualifying disposition is treated as a sale of the shares with the lowest basis first.

Nonqualified Stock Options. Stock options granted under the 2013 Plan that are not incentive stock options are treated as nonqualified stock options and the recipient of a nonqualified stock option under the 2013 Plan will not have any income on the grant of the option. Generally, on the exercise of a nonqualified stock option, the recipient will have ordinary income equal to the difference between the fair market value of the shares on the exercise date and the exercise price for the shares. Subject to IRC Section 162(m), the Company generally will be entitled to a deduction on the date of exercise in an amount equal to the recipient’s ordinary income. Upon disposition of the shares purchased pursuant to a nonqualified stock option, the recipient will recognize long-term or short-term capital gain or loss, depending upon the length of the period such recipient has held the shares, in an amount equal to the difference between the amount realized on such disposition and the basis for such shares, which basis will include the amount previously recognized by the recipient as ordinary income.

Where a nonqualified stock option is exercised with previously acquired shares of the Company, the recipient’s basis in the number of newly acquired shares that equals the number of shares exchanged will be equal to such recipient’s basis in the shares exchanged, and the recipient’s holding period with respect to that number of newly acquired shares will include the holding period for the shares exchanged. The number of newly acquired shares in excess of the number of old shares exchanged will have zero basis and their holding period will begin on the date of exercise.

Stock Appreciation Rights. A recipient who is granted stock appreciation rights will not have any taxable income on the receipt of the stock appreciation rights. Upon the exercise of a stock appreciation right, (i) the recipient will have ordinary income equal to the amount received (the increase in the fair market value of one share of the Company’s common stock from the date of grant of the stock appreciation right to the date of exercise); and (ii) subject to IRC Section 162(m), the Company will be entitled to a deduction on the date of exercise in an amount equal to the recipient’s ordinary income.

Restricted Shares. A recipient will not be taxed at the date of an award of restricted shares, but will have ordinary income in an amount equal to the fair market value of any restricted shares as of the date that the restrictions lapse, unless the recipient, within 30 days after transfer of such restricted shares to the recipient, elects under IRC Section 83(b) to include in ordinary income the fair market value of the restricted shares as of the date of such transfer (“83(b) Election”). Subject to IRC Section 162(m), the Company will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or the date of the award of the restricted shares, if the employee elects to be taxed on the fair market value upon the date of such award). However, if the restricted shares were forfeited under the terms of the Plan, no loss would be allowed. Further, the employee would not be entitled to any refund of tax previously paid as a result of the Section 83(b) Election. Dividends received by a recipient during the restricted period will be taxable as compensation to the recipient and, subject to IRC Section 162(m), will be deductible by the Company unless the recipient has elected to be taxed on the fair market value of the restricted shares upon the date of the award, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Company.

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Restricted Share Units. A recipient will not have taxable income under the IRC at the time a restricted share unit award is granted. When the restricted share unit award vests and the recipient is paid the stock (plus any cash dividends or dividend equivalents), the recipient will recognize ordinary compensation income in an amount equal to the cash received plus the fair market value of any shares received.

Slightly different rules may apply if the recipient is subject to Section 16 of the Exchange Act. A recipient’s compensation income will be subject to normal income and employment tax withholdings.

When a recipient sells shares acquired as part of a restricted share unit award, the difference between the price of the shares on the date of the award and the fair market value of those shares at the date the recipient recognizes ordinary income will be treated as long-term or short-term capital gain or loss, depending on whether the stock was held for more than one year. The holding period for the shares will begin on the day the recipient recognizes ordinary income.

The Company is not entitled to a deduction upon granting a recipient a restricted share unit award. To the extent that the recipient recognizes ordinary income at the time of delivery of shares or cash upon vesting of the award, the Company will generally be allowed (subject to the requirement of reasonableness, the provisions of IRC Section 162(m) and the satisfaction of tax reporting obligations) to a corresponding business expense deduction.

Performance Awards. A recipient of performance awards will not have any income resulting from the grant of the right to receive such an award. The recipient will have ordinary income at the time of receipt of cash and/or common stock with respect to the award in an amount equal to the excess, if any, of the fair market value of the award on the date received over any amount paid by the recipient for the award. Subject to IRC Section 162(m), the Company will be entitled to a deduction on the date of receipt of the performance share units by the recipient in an amount equal to the recipient’s ordinary income. Upon disposition of any stock received, the recipient will recognize long-term or short-term gain or loss, depending upon the length of the period such recipient has held the shares, in an amount equal to the difference between the amount realized and the fair market value of the stock on the date of receipt.

Information About Other Equity Compensation Plans

A summary of our securities authorized for issuance under equity compensation plans as of April 30, 2012 is set forth on page 61 of this proxy statement and additional information is included in the Company’s Annual Report on Form 10-K filed with the SEC on June 26, 2012.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock represented and entitled to vote on this proposal at the annual meeting of shareholders will constitute approval of the 2013 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 4.

PROPOSAL 5 – APPROVAL OF THE AMENDED AND RESTATED

2000 EMPLOYEE STOCK PURCHASE PLAN

On July 23, 2012, upon the recommendation of the Compensation Committee and subject to shareholder approval, the Board approved the Amended and Restated 2000 Employee Stock Purchase Plan (the “ESPP”) to implement the following two changes: (i) increase the discount at which eligible employees of subsidiaries of the Company that are designated by the Company to participate in the ESPP (“Participating Subsidiaries”) are able to purchase shares of the Company’s common stock from 10% to 15% and (ii) amend the measurement date for the Company’s common stock’s fair market value to the last day of the Option Period (as defined in the ESPP).

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Currently, the ESPP provides a means for employees of the Participating Subsidiaries to authorize payroll deductions on a voluntary basis to be used for the periodic purchase of the Company’s common stock at a 10% discount to its fair market value. The ESPP, as it presently reads, uses the lower of the fair market value of the Company’s common stock on (i) the Grant Date for the Option Period or (ii) the last trading day of the Option Period. The ESPP is intended to qualify as an “employee stock purchase plan” under IRC Section 423.

The Board believes that it is in the best interests of the Company and our shareholders to encourage stock ownership by employees and that the ESPP encourages broader stock ownership and thereby provides an incentive for employees to contribute to the continued profitability and success of the Company. The Board believes that employees’ continuing economic interest, as shareholders, in the performance and success of the Company enhances the entrepreneurial spirit of the Company, which will greatly contribute to the long-term growth and profitability of the Company. Additionally, the ESPP is intended to benefit the Company as a tool for recruiting and retaining high quality employees.

The Board believes that the ESPP is an important but underutilized part of the Company’s compensation mix. The Board further believes that the amendments reflected in the Amended and Restated 2000 Employee Stock Purchase Plan will encourage greater participation amongst the Company’s employees. If the shareholders approve the Amended and Restated 2000 Employee Stock Purchase Plan it will take effect on January 1, 2013.

Description of the ESPP

The following is a summary of the principal features of the ESPP as amended and restated. This summary is qualified in its entirety by reference to the full text of the ESPP, as amended and restated, a copy of which is attached as Appendix B to this proxy statement.

Administration. The ESPP is administered by a committee appointed by the Board, except to the extent the Board elects to administer the ESPP. The Board or such committee has full power, authority, and discretion to interpret the ESPP, adopt rules, regulations and guidelines for administration of the ESPP, and make all determinations under the ESPP. Presently, the Compensation Committee of the Board (the “Committee”) serves as the administrator of the ESPP.

Eligibility. An employee of a Participating Subsidiary is eligible to participate in the ESPP if the employee has been continuously employed by the Participating Subsidiary for at least 12 months, is customarily employed more than 20 hours per week, and is customarily employed more than five months per year (“Eligible Employee”), unless such employee owns 5% or more of the total combined voting power or value of all outstanding shares of all classes of securities of the Company or any of its subsidiaries. As of July 12, 2012, approximately 1,892 employees were eligible to participate in the ESPP.

Shares Subject to the ESPP. The aggregate number of shares of common stock that may be issued and purchased under the ESPP may not exceed 6,000,000 shares, subject to adjustment in the event of certain changes in the capital structure of the Company. Shares needed to satisfy purchases under the ESPP may be authorized but unissued shares or previously issued shares reacquired and held by the Company.

Operation of the ESPP. An Eligible Employee who elects to participate in the ESPP must enroll at least 15 calendar days prior to the commencement of an “Option Period” or by such other date as the administrator may prescribe. Generally, an “Option Period” is a six-month period beginning January 1 and July 1, respectively, and ending June 30 and December 31, respectively. After initial enrollment in the ESPP, a participant will automatically be enrolled for subsequent Option Periods, unless the participant withdraws from the ESPP.

Upon enrollment in the ESPP, a participant must elect a rate at which he or she will make payroll contributions for the purchase of common stock. A participant may elect to make contributions in an amount not less than 1% and not more than 10% of such participant’s “Compensation.” “Compensation” is all compensation paid to

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such participant plus amounts contributed by such participant to the Participating Subsidiary’s 401(k) plan, nonqualified deferred compensation plan and cafeteria plan, and excludes payments under stock option plans and other employee benefit plans, bonuses, reimbursements and other expense allowances, fringe benefits (cash and noncash) and moving expenses.

At the end of each Option Period, all funds accumulated in a participant’s account during the Option Period will be used to purchase shares of common stock at a purchase price equal to 85% of the fair market value of the common stock on the last trading day within such Option Period. No participant may purchase under the ESPP, together with any other employee stock purchase plans of the Company, shares of common stock having an aggregate fair market value in excess of $25,000 in any calendar year.

Shares purchased by a participant under the ESPP will be credited to an account maintained by a custodian for such participant. Initially, the custodian is FMR LLC. Dividends paid on common stock credited to participants’ accounts automatically will be reinvested in additional shares by the custodian (no discount will apply to such dividend reinvestment purchases).

Participants have the exclusive right to vote or direct the shares credited to their accounts, and are permitted to withdraw or sell such shares without restriction six months after the end of the Option Period in which the shares were purchased. Participants’ rights under the ESPP are nontransferable except pursuant to the laws of descent and distribution.

A participant may voluntarily withdraw from the Plan by notifying the Company during an enrollment period. Upon withdrawal from the Plan, the participant’s option to purchase common stock will terminate, and the entire amount contributed to the Plan by such participant during the Option Period will be refunded to him or her without interest. If a participant terminates employment with the Company for any reason, the participant will be deemed to have withdrawn from the ESPP as of the date of such termination of employment.

Amendment and Termination of the ESPP. The Board or the Committee may amend the ESPP, but must obtain the approval of a majority of the votes cast at a duly held meeting of the Company’s shareholders for any amendment that (i) increases the number of shares reserved for purchase under the ESPP, unless such increase is by reason of a change in the capital structure of the Company, (ii) changes the designation of corporations whose employees may participate in the ESPP, (iii) materially modifies the eligibility requirements for participation in the ESPP, or (iv) materially increases the benefits accruing to participants under the ESPP. The Board or the Committee may terminate the ESPP at any time.

New ESPP Benefits.

Participation in the ESPP is entirely within the discretion of the eligible employees. As a result, the Company cannot forecast the extent of future participation. Therefore, the Company has omitted tabular disclosure of the benefits or amounts allocated under the ESPP.

Federal Income Tax Consequences.

A participant will not incur federal income tax as a result of participating in the ESPP or as a result of the purchase of common stock at the purchase price. A participant who, either through sale, gift or transfer (other than because of a corporate reorganization), disposes of common stock during his or her lifetime at least two years after the first day of the Option Period in which the shares were acquired under the ESPP at a gain, or dies before disposition of the shares, will recognize (i) ordinary income in an amount equal to the excess of the fair market value of the common stock on the first day of the Option Period over the price paid for the common stock, and (ii) long-term capital gain equal to the amount by which the sales price exceeds the fair market value of the common stock on the first day of the Option Period. A participant who disposes of common stock during his or her lifetime less than two years after the first day of the Option Period in which the shares were acquired under

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the ESPP at a price that is less than the purchase price will not recognize any ordinary income due to the sale, but will have a capital loss equal to the excess of the price paid for the common stock over the sales price. A participant who disposes of such shares before two years have expired will have (i) ordinary income generally equal to the difference between the purchase price and the fair market value of the common stock on the date of purchase and (ii) long-term or short-term capital gain (depending on how long the participant held the shares) on the excess, if any, of the fair market value of the common stock on the date of sale over the purchase price on the date of purchase.

The Company generally will not be entitled to a business expense deduction in connection with the sale of shares of common stock under the ESPP, unless a participant disposes of common stock received under the ESPP before expiration of the two-year holding period described above. In that case, the Company will be entitled to a compensation expense deduction to the extent ordinary income is recognized by the participant.

Vote Required.

The affirmative vote of the holders of a majority of the shares of common stock represented and entitled to vote on this proposal at the annual meeting of shareholders will constitute approval of the ESPP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 5.

PROPOSAL 6 – SHAREHOLDER PROPOSAL CONCERNING PROXY ACCESS

Kenneth Steiner, 14 Stoner Avenue, Apt. 2M, Great Neck, NY 11021-2100, the beneficial owner of no less than 500 shares of the Company’s common stock, has notified the Company that he intends to have a representative present the following proposal at the annual meeting. The proposal, as submitted, reads as follows:

WHEREAS, The Corporate Library, an independent investment research firm, rated our company “High Concern” in executive pay. Our new CEO William Cobb’s 2012 long-term incentive pay of $4.5 million consisted of 690,000 market-priced stock options, 56,000 time-based restricted stock awards, and 77,000 performance shares. In fact, performance shares were based on performance measured over three separate annual performance periods. One-year performance periods are the antithesis of long-term incentive pay. Combined with the tax gross-ups for numerous perquisites, these facts suggested that executive pay practices were not aligned with shareholder interest.

RESOLVED, Shareowners ask our board, to the fullest extent permitted by law, to amend our governing documents to allow shareowners to make board nominations as follows:

1. The Company proxy statement, form of proxy, and voting instruction forms shall include, listed with the board’s nominees, alphabetically by last name, nominees of:

a. Any party of one or more shareowners that has collectively held, continuously for two years, one percent of the Company’s securities eligible to vote for the election of directors, and/or

b. Any party of shareowners of whom 50 or more have each held continuously for one year a number of shares of the Company’s stock that, at some point within the preceding 60 days, was worth at least $2,000.

2. Any such party may make one nomination or, if greater, a number of nominations equal to 12% of the current number of board members, rounding down.

3. For any board election, no shareowner may be a member of more than one such nominating party. Board members and officers of the Company may not be members of any such party.

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4. Parties nominating under 1(a) may collectively, and parties nominating under 1(b) may collectively, make nominations numbering up to 24% of the company’s board of directors. If either group should exceed its 24% limit, opportunities to nominate shall be distributed among parties in that group as evenly as possible. If necessary, preference among 1(a) nominators will be shown to those holding the greatest number of the Company’s shares for at least two years, and preference among 1(b) nominators will be shown to those with the greatest number who have each held continuously for one year a number of shares of the Company’s stock that, at some point within the preceding 60 days, was worth at least $2,000.

5. Nominees may include in the proxy statement a 500 word supporting statement.

6. Each proxy statement or special meeting notice to elect board members shall include instructions for nominating under these provisions, fully explaining all legal requirements for nominators and nominees under federal law, state law and the company’s governing documents.

Please encourage our board to adopt this proposal 6.

OUR RESPONSE TO THE SHAREHOLDER PROPOSAL

Our Board of Directors has carefully considered the shareholder proposal and recommends that shareholders vote “AGAINST” the proposal for the following reasons:

The proposal has eligibility standards that are inappropriately low and would be impractical and expensive for the Company to implement.  The ownership thresholds in the proposal would require a shareholder to own only 1% of the Company’s outstanding common stock for two years, or a group of 50 or more shareholders to own as little as $2,000 each of our common stock for one year. These thresholds are substantially lower than those proposed by the SEC in the proxy access rules it adopted in 2010 and subsequently withdrew (which we refer to as the “SEC Proxy Access Rules”), which required a minimum ownership of 3% of outstanding shares held for at least three years. The low thresholds contained in the proponent’s proposal do not demonstrate sufficient sustained long-term commitment to the Company to warrant providing a shareholder with access to the Company’s proxy statement to solicit proxies on behalf of the shareholder’s director nominees. The low thresholds would also subject the Company to significant additional expense and diversion of management resources. For example, just one nomination by a group of 50 shareholders would require the Company to verify the amount and duration of share ownership of at least 50 shareholders, and each additional nomination by a shareholder group would require at least 50 additional verifications. The Company could potentially be required to investigate the ownership of hundreds or even thousands of individuals each year. We believe this activity would constitute an unwarranted use of the Company’s resources, which would be better used for business-related purposes more closely tied to the interests of the vast majority of our other shareholders.

The proposal conflicts with the Company’s Bylaws.  The proponent maintains that the proposal would authorize only beneficial owners of shares to make nominations of directors, which directly conflicts with our Bylaws. Section 20 of our Bylaws provides that nominations of directors may be made only by shareholders who are shareholders of record, which is consistent with Missouri law concerning the types of shareholders who have the right to vote on the election of directors.

The proposal creates uncertainty concerning the actions the Company would be expected to take if the proposal is approved and a person submits a nomination under the Company’s governing documents.  The proposal is subject to differing interpretations in many instances, including whether:

¡	A person who possesses only voting power or dispositive power over our shares is eligible to make a nomination;

¡	A person who possesses voting power or investment power on a shared basis, as opposed to a sole basis, is eligible to make a nomination;

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¡	A person who possesses voting power or dispositive power on an indirect basis, as opposed to a direct basis, is eligible to make a nomination; and

¡

A “party of shareowners” that is eligible to make a nomination means a group of shareholders that has agreed to act together for this purpose or contemplates some other type of association or concerted action.

Because of this uncertainty, the Company would be unable to effectively administer the proposal if it was implemented as proposed.

The proposal is unworkable because it would impose an obligation on the Company to provide a full explanation of all requirements under federal law, state law, and the Company’s governing documents with which persons making nominations or serving as nominees must comply.  The Company is not, and should not be expected to be, in a position to provide an explanation of all applicable requirements under federal law, state law, or the Company’s governing documents because it would have to determine which laws are applicable to third parties without knowing the necessary facts to make such a determination. We believe that nominating shareholders and their nominees should engage their own legal counsel to gather the relevant facts and provide advice on the requirements applicable to those facts. Forcing the Company to incur this burden and expense would not be an appropriate use of the Company’s assets.

The Governance and Nominating Committee is best positioned to review and recommend director nominees who will represent the interests of all shareholders and not just those with a narrow agenda.  The Governance and Nominating Committee reviews and evaluates the qualifications of each director nominee, including those submitted by shareholders, with the objective of retaining a group of directors with diverse and relevant experience that can best perpetuate the Company’s success and represent the interests of all of our shareholders through sound judgment. The Governance and Nominating Committee seeks to identify highly qualified individuals with skills and backgrounds that will complement those of current members of the Board, and who will represent the interests of all shareholders. By contrast, there is no such obligation on shareholder groups, who may have particular agendas or narrow interests that diverge from the interests of the Company’s shareholders as a whole. The Governance and Nominating Committee is much better positioned than any single shareholder or group of shareholders to determine whether a potential nominee’s talents, experience, and character would complement those of current Board members and serve the interests of all our shareholders.

The current process for nominating and electing directors has produced a high-quality Board that does not have an entrenched membership.  Our Board currently has ten members, nine of whom are independent. We typically engage an independent search firm to identify qualified candidates to serve on our Board and, within the past two years, we have added five new independent directors (constituting half of our entire Board) as previous directors retired or resigned. All five of these new independent directors are distinguished business leaders who have added significant expertise and experience to the Board.

The proposal is not necessary because our shareholders already have the opportunity to have meaningful input in the nomination and election process.  As discussed on pages 6 and 78 of this proxy statement, shareholders already have the opportunity to recommend director candidates for consideration by the Governance and Nominating Committee. Our Bylaws also provide the opportunity for shareholders to nominate directors for consideration at annual meetings of shareholders, and to solicit proxies in favor of such nominees. In addition, all members of the Board are elected annually under a majority voting standard, which we believe gives our shareholders a meaningful opportunity to influence the membership of the Board.

The proposal does not require nominating shareholders to disclaim any intent to effect a change in control of the Company and does not prohibit them from conducting a parallel solicitation seeking to elect additional directors.  Unlike the SEC Proxy Access Rules, the proponent’s proposal would not require that nominating shareholders disclaim any intent to effect a change in control of the Company, which could prevent such shareholders’ intentions from being fully transparent to all shareholders. In addition, shareholders should not

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be permitted to include their nominees in the Company’s proxy statement while they are concurrently participating in the election of additional directors through a parallel solicitation that could result in a change of, or greater influence on, control of the Company.

Our shareholders are provided an annual say-on-pay vote that allows them to provide their views on executive compensation matters.  The proponent’s supporting statement suggests that the Company’s compensation practices are “not aligned with shareholder interests,” which, he claims, supports the need for implementation of the proposal. As discussed in the “Compensation Discussion and Analysis” section of this proxy statement beginning on page 21, we believe that our compensation programs and policies reflect an overall pay for performance culture that is strongly aligned with the interests of our shareholders. Furthermore, as recommended by both the Board and a majority of our shareholders, we provide our shareholders with an annual say-on-pay vote so they can promptly provide their views on executive compensation matters. At our 2011 annual meeting of shareholders, approximately 87% of the votes cast on the say-on-pay resolution were voted in favor of the resolution, which we believe signals our shareholders’ strong support of our compensation approach.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 6.

INFORMATION REGARDING SECURITY HOLDERS

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table shows the number of shares of common stock beneficially owned by each director and nominee for election as director, by each of the Named Executive Officers, and by all directors and executive officers as a group as of June 1, 2012. The number of shares beneficially owned is determined under rules of the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has either sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power with respect to shares set forth in the following table.

	Number of Shares
Name	Beneficially Owned(1)		Share Units and Share Equivalents(2)	Total	Percent of Class
C.E. Andrews	113,343		0	113,343	*
Alan M. Bennett	900,000		0	900,000	*
Jeffrey T. Brown	117,539	(3)	0	117,539	*
Paul J. Brown	2,000		9,493	11,493	*
William C. Cobb	492,042		10,988	503,030	*
Susan P. Ehrlich	500		0	500	*
Marvin R. Ellison	0		9,493	9,493	*
Robert A. Gerard	11,000		49,435	60,435	*
Thomas A. Gerke	0		0	0	*
David B. Lewis	28,000		34,626	62,626	*
Philip L. Mazzini	152,301	(4)	2,429	154,730	*
Victoria J. Reich	3,500	(5)	9,493	12,993	*
Bruce C. Rohde	10,000		20,795	30,795	*
Tom D. Seip	56,437		34,626	91,063	*
Christianna Wood	12,580		30,557	43,137	*
James F. Wright	10,000		9,493	19,493	*

All directors and executive officers as a group (19 persons)	2,255,040	(6)(7)	223,302	2,478,342	*

*	Does not exceed 1%

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(1)

Includes shares that on June 1, 2012 the specified person had the right to purchase as of July 31, 2012 pursuant to options granted in connection with the Company’s 1989 Stock Option Plan for Outside Directors or the 2003 Plan, as follows: Mr. Andrews, 98,343 shares; Mr. Bennett, 900,000 shares; Mr. Brown, 92,025 shares; Mr. Cobb, 433,638 shares; Mr. Lewis, 24,000 shares; Mr. Mazzini, 138,245 shares; and Mr. Seip, 48,000 shares. Also includes restricted share units that will vest between June 1, 2012 and July 31, 2012, as follows: Mr. Brown, 3,566 restricted share units; Mr. Cobb, 18,703 restricted share units; and Mr. Mazzini, 5,141 restricted share units.

(2)

These amounts reflect share unit balances in the Company’s Deferred Compensation Plan for Directors, the Company’s Deferred Compensation Plan for Executives and/or the 2008 Deferred Stock Unit Plan for Outside Directors. The value of the share units mirrors the value of the Company’s common stock. The share units do not have voting rights.

(3)	Includes 5,431 shares held in the 2000 Employee Stock Purchase Plan, and 3,460 shares held in the Company’s Retirement Savings Plan.
(4)	Includes 3,074 shares held in the 2000 Employee Stock Purchase Plan.
(5)	Ms. Reich shares voting and investment powers as to these shares.
(6)

Includes shares held by certain family members of such directors and officers or in trusts or custodianships for such members (directly or through nominees) in addition to 2,024,886 shares which such directors and officers have the right to purchase as of July 31, 2012 pursuant to options granted in connection with the Company’s stock option plans.

(7)	All shares are held with sole voting and investment powers unless otherwise noted.

PRINCIPAL SECURITY HOLDERS

The following table sets forth the name, address and share ownership of each person or organization known to the Company to be the beneficial owner of more than 5% of the outstanding common stock of the Company.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Common Stock Outstanding
Viking Global Investors LP 55 Railroad Avenue Greenwich, CT 06830	23,656,111	8.1	%(1)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	15,614,198	5.33	%(2)

(1)

Information as to the number of shares and the percent of common stock outstanding is as of December 31, 2011 and is furnished in reliance on the Schedule 13G/A of Viking Global Investors LP and related entities filed on February 14, 2012. The Schedule 13G/A indicates that Viking Global Investors LP and related entities share voting and dispositive power as to all shares reported.

(2)

Information as to the number of shares and the percent of common stock outstanding is as of December 31, 2011 and is furnished in reliance on the Schedule 13G/A of The Vanguard Group, Inc. filed on February 8, 2012. The Schedule 13G/A indicates that the number of shares beneficially owned includes 425,745 shares with sole voting power, 15,188,453 shares with sole dispositive power, and 425,745 shares with shared dispositive power.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and beneficial owners of more than 10% of any class of the Company’s equity securities to file reports of ownership and changes in ownership of the Company’s common stock. To the best of the Company’s knowledge, all required reports were filed on time and all transactions by the Company’s directors and executive officers were reported on time, except that, due to an administrative error, Philip L. Mazzini filed two late reports for 11 separate transactions, representing automatic payroll period deferrals into the Company’s Deferred Compensation Plan.

REVIEW OF RELATED PERSON TRANSACTIONS

The Board has adopted a Related Party Transaction Approval Policy (the “Policy”), which is administered by the Company’s management and the Governance and Nominating Committee. Under the Policy, the Company’s management will determine whether a transaction meets the requirements of a Related Party Transaction as

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defined in the Policy. Upon such a determination, the Governance and Nominating Committee will review the material facts of the Related Party Transaction and either approve or ratify the transaction (subject to certain exceptions which are deemed pre-approved) taking into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than those generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction. If advance approval of a Related Party Transaction is not feasible, the Governance and Nominating Committee must ratify the transaction at its next regularly scheduled meeting or the transaction must be rescinded. No director who is a Related Party with respect to a Related Party Transaction may participate in any discussion or approval of such transaction, except that the director must provide all material information concerning the transaction to the Governance and Nominating Committee.

A “Related Party Transaction” is any transaction, arrangement or relationship, or any series of transactions, arrangements or relationships in which the Company or any of its subsidiaries is a participant, the amount involved will or may be expected to exceed $120,000 in any fiscal year, and a Related Party has or will have a direct or indirect interest.

A “Related Party” under the Policy is any (i) executive officer as designated under Section 16 of the Exchange Act, director, or nominee for election as a director, (ii) greater than 5% beneficial owner of the Company’s common stock, or (iii) immediate family member of any of the foregoing.

The Company did not participate in any Related Party Transactions during fiscal year 2012, other than those transactions described in the “Compensation Disclosure and Analysis” section of this proxy statement.

SHAREHOLDER PROPOSALS AND NOMINATIONS

For a shareholder proposal to be considered for inclusion in the Company’s proxy statement for the 2013 annual meeting pursuant to Rule 14a-8 of the SEC, the Company must receive notice at our offices at One H&R Block Way, Kansas City, Missouri 64105, Attention: Corporate Secretary, on or before April 2, 2013. Applicable SEC rules and regulations govern the submission of shareholder proposals and our consideration of them for inclusion in next year’s proxy statement and form of proxy.

Pursuant to the Company’s Bylaws, for any business not included in the proxy statement for the 2013 annual meeting to be brought before the meeting by a shareholder, the shareholder must give timely written notice of that business to the Corporate Secretary. To be timely, the notice must be received between May 16, 2013 and June 15, 2013 (between 90 and 120 days before the one-year anniversary of the date on which the corporation held its annual meeting of shareholders the previous year). The notice must contain the information required by the Company’s Bylaws. Similarly, a shareholder wishing to submit a director nomination directly at an annual meeting of shareholders must deliver written notice of the nomination within the time period described in this paragraph and comply with the information requirements in our Bylaws relating to shareholder nominations.

A proxy may confer discretionary authority to vote on any matter at a meeting if we do not receive notice of the matter within the time frames described above. A copy of the Company’s Bylaws is available on our website at www.hrblock.com under the “Investor Relations” link, by clicking on the “Company” tab, and then “Corporate Governance,” or upon request to: H&R Block, Inc., One H&R Block Way, Kansas City, Missouri 64105, Attention: Corporate Secretary. The Chair of the meeting may exclude matters that are not properly presented in accordance with the foregoing requirements.

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The Board of Directors knows of no other matters which will be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote according to their best judgment.

By Order of the Board of Directors,

SCOTT W. ANDREASEN

Vice President and Secretary

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APPENDIX A – 2013 LONG-TERM INCENTIVE PLAN

H&R BLOCK, INC.

2013 LONG TERM INCENTIVE PLAN

H&R Block, Inc. (the “Company”), a Missouri corporation, hereby establishes and adopts the following 2013 Long Term Incentive Plan (the “Plan”).

1.	PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors who are expected to contribute to the Company’s success and to achieve long-term objectives that will benefit shareholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS

2.1.        “Award” shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.2.        “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

2.3.        “Board” shall mean the board of directors of the Company.

2.4.        “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.5.        “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (a) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (b) an “outside director” within the meaning of Section 162(m) of the Code, and (c) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules.

2.6.        “Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (a) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (b) does not directly or indirectly promote or maintain a market for the Company’s securities, and (c) otherwise qualifies as a consultant under the applicable rules of the SEC for registration of shares of stock on a Form S-8 registration statement.

2.7.        “Covered Employee” shall mean an employee of the Company or its Subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.8.        “Director” shall mean a member of the Board who is not an employee.

2.9.        “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.10.        “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.

2.11.        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.12.        “Fair Market Value” shall mean, with respect to Shares as of any date, (a) the closing price of the Shares as reported on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported, (b) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported, or (c) if the Shares are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.13.        “Incentive Stock Option” shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.

2.14.        “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.15.        “Other Share-Based Award” shall have the meaning set forth in Section 8.1.

2.16.        “Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

2.17.        “Performance Award” shall mean any Award of Performance Cash, Performance Share Units or Performance Units granted pursuant to Section 9.

2.18.        “Performance Cash” shall mean any cash incentives granted pursuant to Section 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.19.        “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.

2.20.        “Performance Share Unit” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

2.21.        “Performance Unit” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.22.        “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.23.        “Prior Plans” shall mean, collectively, the Company’s 2003 Long-Term Executive Compensation Plan and 2008 Deferred Stock Unit Plan for Outside Directors.

2.24.        “Restricted Share” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.25.        “Restricted Share Award” shall have the meaning set forth in Section 7.1.

2.26.        “Restricted Share Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant in Shares or cash as determined by the Committee in its sole discretion upon the satisfaction of vesting restrictions as the Committee may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.27.        “Restricted Share Unit Award” shall have the meaning set forth in Section 7.1.

2.28.        “SEC” means the Securities and Exchange Commission.

2.29.        “Shares” shall mean the shares of common stock of the Company, without par value.

2.30.        “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 6.

2.31.        “Subsidiary” shall mean any corporation (other than the Company), limited liability company, partnership, or other form of business entity in an unbroken chain of such entities beginning with the Company if, at the relevant time each of the entities other than the last entity in the unbroken chain owns stock or other similar ownership interests possessing 50% or more of the total combined voting power of all classes of stock or other similar ownership interests in one of the other entities in the chain.

2.32.        “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.33.        “Vesting Period” shall mean the period of time specified by the Committee or Board during which vesting restrictions for an Award are applicable.

3.	SHARES SUBJECT TO THE PLAN

3.1.        Number of Shares. (a) Subject to adjustment as provided in Section 12.2, a total of 12,000,000 Shares shall be authorized for Awards granted under the Plan. After the effective date of the Plan (as provided in Section 13.13), no awards may be granted under any Prior Plan.

(b)    If (i) any Shares subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of Shares, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award (including on payment in Shares on exercise of a Stock Appreciation Right), such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for grant under the Plan, or (ii) any Shares subject to an award under the Prior Plans are forfeited, an award under the Prior Plans expires or otherwise terminates without issuance of such Shares, or an award under the Prior Plans is settled for cash (in whole or in part), or otherwise does not result in the issuance of all or a portion of the Shares subject to such award (including on payment in Shares on exercise of a stock appreciation right), then in each such case the Shares subject to the Award or award under the Prior Plans shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for grant under the Plan on a one-for-one basis.

(c)    In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then in each such case the Shares so tendered or withheld shall be available for grant under the Plan on a one-for-one basis. In the event that (i) any option or award granted under the Prior Plans is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such options or awards are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then in each such case the Shares so tendered or withheld shall be available for grant under the Plan on a one-for-one basis.

(d)    Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable limitations for grant to a Participant under Section 10.5, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan as provided in Sections 3.1(b) and (c) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

3.2.        Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.	ELIGIBILITY AND ADMINISTRATION

4.1.        Eligibility. Any Employee, Director or Consultant shall be eligible to be selected as a Participant.

4.2.        Administration. (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will include Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b)    Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.

(c)    To the extent not inconsistent with applicable law, including without limitation applicable state laws, Section 162(m) of the Code with respect to Awards intended to comply with the performance-based compensation exception under Section 162(m), and the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Committee may (i) delegate to a committee of one or more directors of the Company, or such higher number as may be required under applicable law, any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) authorize one or more executive officers to do one or more of the following with respect to Employees who are not directors or executive officers of the Company to the extent permissible under applicable law (A) designate Employees to be recipients of Awards, (B) determine the number of Shares subject to such Awards to be received by such Employees and (C) cancel or suspend Awards to such Employees; provided that (x) any resolution of the Committee authorizing such officer(s) must specify the total number of Shares subject to Awards that such officer(s) may so award and (y) the Committee may not authorize any officer to designate himself or herself as the recipient of an Award.

5.	OPTIONS

5.1.        Grant.  Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Section 5 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2.        Award Agreements. All Options shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee or Board shall determine which are not inconsistent with the provisions of the Plan. The terms and conditions of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Section 5 may hold more than one Option granted pursuant to the Plan at the same time.

5.3.        Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Section 5 shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the option price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s shareholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of one Share in exchange for cash, another Award or other consideration (other than in connection with a Change in Control as defined in Section 11.3), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

5.4.        Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (a) the exercise of the Option, other than an Incentive Stock Option, is prohibited by applicable law or (b) Shares may not be purchased or sold by certain Employees or Directors due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

5.5.        Vesting of Options.      The Award Agreement shall specify when Options vest and become exercisable. Except for Substitute Awards, the death, disability or retirement of the Participant, or special circumstances determined by the Committee, Options shall have a Vesting Period of not less than (a) twenty-four

(24) months from date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or a Subsidiary and (b) one year from the date of grant if subject to the achievement of performance objectives, subject in either case to accelerated vesting in the Committee’s discretion in the event of a Change in Control (as defined in Section 11.3) if the Options are not assumed, substituted for or continued as provided in Section 11.2. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to (x) grants to new hires to replace forfeited awards from a prior employer or (y) grants in payment of Performance Awards and other earned cash-based incentive compensation. The minimum Vesting Period requirements of this Section shall not apply to Options granted to Directors or Consultants.

5.6.        Exercise of Options.  (a) Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or the Participant’s executors, administrators, guardian or legal representative, to the extent provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee, or any representative authorized by the Committee may prescribe from time to time.

(b)  Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker), or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company or its designated agent at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share.

(c) Notwithstanding the foregoing, an Award Agreement may provide that if, on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.

5.7.        Form of Settlement.  In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Share or other similar securities.

5.8.        Incentive Stock Options.  The Committee may grant Incentive Stock Options to any Employee, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be 12,000,000 Shares, subject to adjustment as provided in Section 12.2.

6.	STOCK APPRECIATION RIGHTS

6.1.        Grant and Vesting.

(a)  The Committee may grant Stock Appreciation Rights (i) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (ii) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (iii) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

(b)  The Award Agreement shall specify when Stock Appreciation Rights vest and become exercisable. Except for Substitute Awards, the death, disability or retirement of the Participant, or special circumstances determined by the Committee, Stock Appreciation Rights shall have a Vesting Period of not less than (i) twenty-four (24) months from date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or a Subsidiary and (ii) one year from the date of grant if subject to the achievement of performance objectives, subject in either case to accelerated vesting in the Committee’s discretion in the event of a Change in Control (as defined in Section 11.3) if the Stock Appreciation Rights are not assumed, substituted for or continued as provided in Section 11.2. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to (x) grants to new hires to replace forfeited awards from a prior employer or (y) grants in payment of Performance Awards and other earned cash-based incentive compensation. The minimum Vesting Period requirements of this Section shall not apply to Stock Appreciation Rights granted to Directors or Consultants.

6.2.        Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a)  Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.

(b)  The Committee shall determine in its sole discretion whether payment on exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

(c)  The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d)  The Committee may impose such other terms and conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall (i) have a grant price per Share of not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, and (ii) have a term not greater than ten (10) years, except in the event of death or disability. Notwithstanding clause (ii) of the preceding sentence, in the event that on the last business day of the term of a Stock Appreciation Right (x) the exercise of the Stock Appreciation Right is prohibited by applicable law or (y) Shares may not be purchased or sold by certain Employees or Directors due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

(e) An Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and the Stock

Appreciation Right has not otherwise expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

(f)  Without the approval of the Company’s shareholders, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant, (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of one Share in exchange for cash, another Award or other consideration (other than in connection with a Change in Control as defined in Section 11.3), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

7.	RESTRICTED SHARE AND RESTRICTED SHARE UNITS

7.1.        Grants. Awards of Restricted Share and of Restricted Share Units may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Share Award” or “Restricted Share Unit Award” respectively), and such Restricted Share Awards and Restricted Share Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the grant of Restricted Share or Restricted Share Units, subject to such minimum consideration as may be required by applicable law.

7.2.        Award Agreements. The terms of any Restricted Share Award or Restricted Share Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee or Board and not inconsistent with the Plan. The terms of Restricted Share Awards and Restricted Share Unit Awards need not be the same with respect to each Participant.

7.3.        Rights of Holders of Restricted Share and Restricted Share Units.

(a)  Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Share Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares, except as otherwise provided in this Section.

(b)  A Participant who holds a Restricted Share Unit Award shall only have those rights specifically provided for in the Award Agreement; provided, however, in no event shall the Participant have voting rights with respect to such Award.

(c)  Except as otherwise provided in an Award Agreement, any Shares or any other property distributed as a dividend or otherwise with respect to any Restricted Share Award or Restricted Share Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Share Award or Restricted Share Unit Award, and the Committee shall have the sole discretion to determine whether, if at all, any cash-denominated amount that is subject to such restrictions shall earn interest and at what rate. Notwithstanding the provisions of this Section, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Share Award or Restricted Share Unit Award that vests based on achievement of performance goals shall either (i) not be paid or credited or (ii) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Share or Restricted Share Units with respect to which such cash, stock or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

7.4.        Vesting Period. The Award Agreement shall specify the Vesting Period for Restricted Share Awards or Restricted Share Unit Awards. Except for Substitute Awards, the death, disability or retirement of the Participant, or special circumstances determined by the Committee, Restricted Share Awards and Restricted Share Unit Awards shall have a Vesting Period of not less than (a) twenty-four (24) months from date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or a Subsidiary and (b) one year from the date of grant if subject to the achievement of performance objectives, subject in either case to accelerated vesting in the Committee’s discretion in the event of a Change in Control (as defined in Section 11.3) if the Restricted Share Awards or Restricted Share Unit Awards are not assumed, substituted for or continued as provided in Section 11.2. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to (x) grants to new hires to replace forfeited awards from a prior employer or (y) grants in payment of Performance Awards and other earned cash-based incentive compensation. The minimum Vesting Period requirements of this Section shall not apply to Restricted Share Awards or Restricted Share Unit Awards granted to Directors or Consultants.

7.5        Issuance of Shares. Any Restricted Share granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such book entry registration, certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Share.

8.	OTHER SHARE-BASED AWARDS

8.1.        Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

8.2.        Award Agreements. The terms of Other Share-Based Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and that are not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding the provisions of this Section 8, Dividend Equivalents with respect to the Shares covered by an Other Share-Based Award that vests based on achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by an Other Share-Based Award with respect to which such cash, stock or other property has been distributed.

8.3.        Vesting Period. The Award Agreement shall specify the Vesting Period for Other Share-Based Awards. Except for Substitute Awards, the death, disability or retirement of the Participant, or special circumstances determined by the Committee, Other Share-Based Awards shall have a Vesting Period of not less than (a) twenty-four (24) months from date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or a Subsidiary and (b) one year from the date of grant if subject to the achievement of performance objectives, subject in either case to accelerated vesting in the Committee’s discretion in the event of a Change in Control (as defined in Section 11.3) if the Other Share-Based Awards are not assumed, substituted for or continued as provided in Section 11.2. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to (x) grants to new hires to replace forfeited awards from a prior employer or (y) grants of Other Share-Based Awards in payment of Performance Awards and other earned cash-based incentive compensation. The minimum Vesting Period requirements of this Section shall not apply to Other Share-Based Awards granted to Directors or Consultants.

8.4.        Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.	PERFORMANCE AWARDS

9.1.        Grants. Performance Awards in the form of Performance Cash, Performance Share Units or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee or Board and may be based upon the criteria set forth in Section 10.2 or such other criteria as determined by the Committee in its discretion.

9.2.        Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement (or, if applicable, in a resolution duly adopted by the Committee) which shall contain provisions determined by the Committee or Board and that are not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.

9.3.        Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee or Board upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than one year unless the Award is not payable in Shares. The amount of the Award to be distributed shall be conclusively determined by the Committee or Board.

9.4.        Payment. Except as provided in Section 11, as provided by the Committee or Board or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee or Board. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee or Board, on a deferred basis subject to the requirements of Section 409A of the Code.

10.	CODE SECTION 162(m) PROVISIONS

10.1.        Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Share Award, a Restricted Share Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or may be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 10 is applicable to such Award.

10.2.        Performance Criteria.

(a) If the Committee determines that a Restricted Share Award, a Restricted Share Unit, a Performance Award, an Other Share-Based Award or any other Award is intended to be subject to this Section 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: sales (including comparable sales); net sales; return on sales; revenue, net revenue, product revenue or system-wide revenue (including growth of such revenue measures); operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity (including average return on equity); total shareholder return (or any element of shareholder return); return on assets or net assets; the price of the Shares or any other publicly-traded securities of the Company; total number of clients; number of new clients; client retention; total tax returns prepared; market share; gross profits; gross or net profit margin; gross profit growth; net operating profit (before or after taxes); operating earnings; earnings or losses or net earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); earnings or losses margin percentage or net earnings or losses margin percentage; economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow (including operating cash flow and free cash flow) or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; cash flow return on capital; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; general and administrative expense savings; inventory control; operating margin; gross margin; year-end cash; cash margin; debt reduction; shareholders equity; operating efficiencies; cost reductions or savings; market share; customer satisfaction; customer growth; customer retention; employee satisfaction; productivity or productivity ratios; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; debt level; year-end cash position; book value; factoring transactions; competitive market metrics; timely completion of new product roll-outs; timely launch of new facilities (such as new store openings, gross or net); sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); royalty income; implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures, succession and hiring projects, reorganization and other corporate transactions, expansions of specific business operations and meeting divisional or project budgets; factoring transactions; and recruiting and maintaining personnel.

(b)  The performance goals specified in Section 10.2(a) also may be based solely by reference to the Company’s consolidated performance, performance of the Company’s continuing operations, or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the performance of the Company relative to performance of other companies or upon comparisons of any of the indicators of Company performance relative to performance of other companies.

(c) When determining the specific metrics applicable to the performance goals specified in Section 10.2(a), and calculating the actual results related thereto, the Committee may exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, performance attributable to discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) any event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

(d)  Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

10.3.        Adjustments. Notwithstanding any provision of the Plan (other than Section 11), with respect to any Restricted Share Award, Restricted Share Unit Award, Performance Award or Other Share-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except to the extent permitted by Section 162(m) of the Code and the regulations thereunder without causing the Award to cease to be performance-based.

10.4.        Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

10.5.        Limitations on Grants to Individual Participants.    Subject to adjustment as provided in Section 12.2, no Participant may be granted (a) Options or Stock Appreciation Rights during any 36-month period with respect to more than 5,000,000 Shares or (b) Restricted Share Awards, Restricted Share Unit Awards, Performance Awards and/or Other Share-Based Awards during any calendar year that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares under which more than 1,000,000 Shares may be earned for each twelve (12) months in the vesting period or Performance Period. During any calendar year, no Participant may be granted Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash under which more than $3,000,000 may be earned for each twelve (12) months in the Performance Period. Each of the limitations in this section shall be multiplied by two (2) with respect to Awards granted to a Participant during the first calendar year in which the Participant commences employment with the Company and its Subsidiaries. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable limitation in this section.

11.	CHANGE IN CONTROL PROVISIONS

11.1.        Impact on Certain Awards. The Committee may, in Award Agreements or otherwise, provide that in the event of a Change in Control of the Company (as defined in Section 11.3) (a) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (b) all Performance Awards shall be (i) considered to be earned and payable based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed or (ii) converted into Restricted Share or Restricted Share Unit Awards based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control) that are subject to Section 11.2.

11.2.        Assumption or Substitution of Certain Awards. (a) Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior to the Change in Control if applicable) and under the circumstances specified in the Award Agreement (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), (ii) the restrictions, limitations and other conditions applicable to Restricted Share and Restricted Share Units outstanding as of the date of such termination of employment shall lapse and the Restricted Share and Restricted Share Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company with a fair market value substantially equal to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of whether fair market value is substantially equal shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b)  Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Change in Control: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Share and Restricted Share Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Share and Restricted Share Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

(c)  The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

11.3.        Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events:

(a) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b) Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this Section 11.3(b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any Subsidiary; (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) pursuant to a Non-Qualifying Transaction, as defined in Section 11.3(c);

(c) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation); and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”); or

(d)  The consummation of a sale of 50% or more of the total gross fair market value of the Company’s assets, other than to an entity (or, if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of such entity) (i) in which 50% or more of the Voting Securities is represented by Company Voting Securities that were outstanding immediately prior to such sale or (ii) of which the Company directly or indirectly owns 50% or more of the Voting Securities.

Notwithstanding anything contained in this Section 11.3, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 35% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall be deemed to have occurred.

12.	GENERALLY APPLICABLE PROVISIONS

12.1.        Amendment and Termination of the Plan.  The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 under the Exchange Act; and further provided that the Board may not, without the approval of the Company’s shareholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend Section 5.3 or Section 6.2(f) to eliminate the requirements relating to minimum exercise price, minimum grant price and shareholder approval, (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) increase any of the limitations in Section 10.5. The Board may not (except pursuant to Section 12.2 or in connection with a Change in Control), without the approval of the Company’s shareholders, take any action with respect to an Option or Stock Appreciation Right that would, if such action were taken by the Committee, violate section 5.3 or 6.2(f). In addition, no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent.

12.2.        Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards in a manner the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the limitations in Section 10.5 (other than to Awards denominated in cash), the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number, unless the Committee determines otherwise.

12.3.        Transferability of Awards.  Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award without consideration (each transferee thereof, a “Permitted Assignee”) (a) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (b) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (a), (c) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (a) are the only partners, members or shareholders, or (d) for charitable donations; provided however, that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

12.4.        Termination of Employment or Services. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

12.5.        Deferral; Dividend Equivalents.  The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and to the extent expressly provided in the applicable Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

13.	MISCELLANEOUS

13.1.        Award Agreements.  Each Award Agreement shall either be (a) in writing in a form approved by the Committee or Board and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee or Board and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee or Board consistent with the provisions of the Plan. The Award Agreement may be amended by agreement of the Company and the recipient, to the extent approved by the Committee or Board.

13.2.        Tax Withholding.  The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to a Participant (or Permitted Assignee) such withholding taxes as may be required by law, or to otherwise require the Participant (or Permitted Assignee) to pay such withholding taxes. If the Participant (or Permitted Assignee) shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant (or Permitted Assignee) or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants (or Permitted Assignee) to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the minimum required tax withholding rate for the Participant (or Permitted Assignee) or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

13.3.        Right of Discharge Reserved; Claims to Awards.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. The Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.

13.4.        Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.5.        Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that

(a)    In the event of an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws, the Committee shall have the right to review any Award, the amount, payment or vesting of which was directly or indirectly based on an entry in the financial statements that are the subject of the restatement. If the Committee determines that (i) based on the results of the restatement or (ii) due to inaccurate financial data used to determine the payment or vesting of an Award, that a lesser amount or portion of an Award should have been paid, vested or realized (including as a result of the impact of the restatement or inaccurate data on the Fair Market Value of Shares as determined by the Committee in its discretion), it may (x) cancel all or any portion of any outstanding Awards and (y) require the Participant or other person to whom any payment has been made or shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the period beginning twelve months preceding the date of the restatement and ending with the date of Committee action pursuant to this section of the Plan. In applying this section, the Committee is not required to treat all Participants in the same manner.

(b)    If the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award Agreement.

13.6.        Stop Transfer Orders.  All Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or notation to be put on any certificates or book entries to make appropriate reference to such restrictions.

13.7.        Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company or a Subsidiary. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be required by the terms of such plan or determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

13.8.        Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9.        Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction or any governmental regulatory agency, or impermissible under the rules of any securities exchange on which the Shares are listed, such unlawfulness, invalidity, unenforceability or impermissibility shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or impermissible, then such unlawfulness, invalidity, unenforceability or impermissibility shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid, unenforceable or impermissible, and the maximum payment or benefit that would not be unlawful, invalid, unenforceable or impermissible shall be made or provided under the Plan.

13.10.        Construction.  As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.11.        Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.12.        Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Missouri, without reference to principles of conflict of laws, and construed accordingly.

13.13.        Effective Date of Plan; Termination of Plan. The Plan shall be effective on the later of January 1, 2013 or the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the shareholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan; provided, however, in no event may an Incentive Stock Option be granted more than ten (10) years after the earlier of (a) the date of the adoption of the Plan by the Board or (b) the effective date of the Plan as provided in the first sentence of this Section. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.14.        Foreign Employees and Consultants. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

13.15.        Compliance with Section 409A of the Code.  It is intended that Awards shall not result in, and that this Plan and Awards shall be administered in a manner that does not result in, the imposition of any taxes, interest or penalties as a result of Section 409A of the Code and regulations and other guidance issued with respect thereto (any such taxes, interest or penalties shall be a “409A Penalty”) and this Plan and Awards shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will not result in a 409A Penalty, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to result in a 409A Penalty shall be amended so as not to result in or to minimize a 409A Penalty on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. Notwithstanding the requirements of this Section, in no event will the Company or any affiliate thereof (including the Committee) have any liability to any Participant with respect to any 409A Penalty even if there is a failure on the part of the Company or Committee to avoid or minimize a 409A Penalty.

13.16.        No Registration Rights; No Right to Settle in Cash.  The Company has no obligation to register with any governmental body or organization (including, without limitation, the SEC) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

13.17.        Data Privacy. As a condition of acceptance of an Award, the Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company and its Subsidiaries hold certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Subsidiary, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, managing and administering the Plan (the “Data”). The Participant further understands that the Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, management and administration of the Participant’s participation in the Plan, and that the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company in the implementation, management, and administration of the Plan. The Participant understands that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant, through participation in the Plan and acceptance of an Award under the Plan, authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares. The Participant understands that the Data will be held only as long as is necessary to implement, manage, and administer the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Participant understands that refusal or withdrawal of consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.

13.18.        Indemnity. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and any person to whom the Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.19.        Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

APPENDIX B – AMENDED AND RESTATED 2000 EMPLOYEE STOCK PURCHASE PLAN

H&R BLOCK, INC.

2000 EMPLOYEE STOCK PURCHASE PLAN

(as amended and restated effective January 1, 2013)

SECTION 1. PURPOSE OF PLAN

The H&R Block, Inc. 2000 Employee Stock Purchase Plan (the “Plan”) is designed to encourage and assist employees of the subsidiaries of H&R Block, Inc. (collectively H&R Block, Inc. (“Block”) and such subsidiaries shall be referred to as the “Company”) to acquire an equity interest in Block through the purchase of shares of Block common stock, without par value (“Common Stock”). This Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code (the “Code”).

SECTION 2.        ADMINISTRATION OF THE PLAN

The Plan shall be administered by Block’s Board of Directors (the “Board”) or by a committee of the Board (the “Committee”) appointed by the Board and serving at its pleasure (the Board or any such Committee being herein referred to as the “Administrator”). Until such time as the Board shall determine otherwise, the Compensation Committee of the Board shall serve as Administrator. The Administrator shall have full power and authority, not inconsistent with the express provisions of the Plan, to administer and interpret the Plan, including the authority to:

(i)	grant options and authorize the issuance of shares;
(ii)	make and amend all rules, regulations, guidelines, procedures and policies for administering the Plan;
(iii)	decide all questions and settle all disputes that may arise in connection with the Plan;
(iv)

appoint persons and entities to act as designated representatives on its behalf in administering the Plan pursuant to its provisions (in which case the term “Administrator” as used herein shall include such persons or entities to the extent of such appointment);

(v)	establish accounts with a person or entity appointed pursuant to (iv) above (“Custodian”) to hold Common Stock purchased under the Plan (“Stock Account”);
(vi)	cause Block to enter into a written agreement with the Custodian setting forth the terms and conditions upon which Stock Accounts shall be governed (“Custodial Agreement”); and
(vii)

require Participants to hold shares of Common Stock under the Plan in Stock Accounts (in which case each Participant’s decision to participate in the Plan shall constitute the appointment of such Custodian as custodial agent for the purpose of holding such shares) until such time as shall be specified in the Custodial Agreement.

All interpretations, decisions and determinations made by the Administrator shall be binding on all persons concerned.

SECTION 3. NATURE AND NUMBER OF SHARES

The Common Stock subject to issuance under the terms of the Plan shall be authorized but unissued shares or previously issued shares reacquired and held by the Company. The aggregate number of shares that may be issued under the Plan shall not exceed 6,000,000 shares of Common Stock.

In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, exchange of shares, merger, consolidation, offering of rights or other similar change in the capital structure of the Company, the Board or the Committee may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan and in the maximum number of shares which may be issued under the Plan.

SECTION 4. ELIGIBILITY

Each individual employed by a Participating Subsidiary (as hereinafter defined), except as provided below, shall be eligible to participate in the Plan (“Employee”). The following individuals shall be excluded from participation:

(a) Persons who, as of the date of grant of an Option, have been continuously employed by the Participating Subsidiary for less than twelve (12) consecutive months;

(b) Persons who, immediately upon the grant of an Option, own directly or indirectly, or hold options or rights to acquire, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of Block or any Subsidiary; and

(c) Persons who are customarily employed by the Company less than twenty (20) hours per week or for not more than five (5) months in any calendar year.

For purposes of the Plan, a “Subsidiary” is any corporation or other entity in which Block owns, directly or indirectly, stock (or other ownership interests) possessing fifty percent (50%) or more of the total combined voting power of all classes of stock (or other ownership interests). A “Participating Subsidiary” is any Subsidiary meeting the requirements above that is designated by the Board or the Committee as a subsidiary whose employees are eligible to participate in the Plan.

SECTION 5. ENROLLMENT AND WITHDRAWAL

Each eligible Employee may enroll or re-enroll in the Plan as of the first day of any Option Period (as hereinafter defined) after the Employee first becomes eligible to participate. To enroll, an Employee must complete and sign an enrollment form (including a payroll deduction authorization) in a form acceptable to the Administrator and submit it to the Company, or use such other means to enroll as is authorized by the Administrator, at least 15 calendar days prior to the commencement of such Option Period or by such other date as the Administrator may prescribe. Participation in the Plan is voluntary. A “Participant” shall be an Employee enrolled in the Plan.

A Participant will automatically be enrolled in all future Option Periods unless the Participant withdraws from the Plan during an open enrollment period. If a Participant withdraws from the Plan, he or she will cease to be a Participant and may only participate in future Option Periods if he or she re-enrolls in the Plan during an open enrollment period.

SECTION 6. GRANT OF OPTIONS

Under the Plan, each “Option Period” shall be a period of approximately six (6) months beginning on January 1 and July 1, respectively, and ending on June 30 and December 31, respectively, or such other period as the Board or the Committee may designate from time to time.

Each person who is a Participant on the first day of an Option Period (the “Grant Date”) will as of such day be granted an option for the Period (the “Option”). Such Option will be for the number of whole and fractional shares of Common Stock to be determined by dividing (i) the balance credited to the Participant’s Payment Account (as defined in Section 7(b)) during such Option Period by means of payroll deduction (or such other means deemed acceptable by the Administrator) as of the Purchase Date (as determined under Section 8 below), by (ii) the purchase price per share of the Common Stock as determined under Section 8.

The Administrator will reduce, on a substantially proportionate basis, the number of shares of Common Stock receivable by each Participant upon exercise of his or her Option for an Option Period in the event that the number of shares then available under the Plan is otherwise insufficient, and will return to Participant without interest any remaining unused balance in the Participant’s Payment Account as soon as administratively practicable.

SECTION 7. METHOD OF PAYMENT

(a) Form of Payment. Payment for shares shall be made in installments through after-tax payroll deductions over the Option Period, with such deductions taken from paychecks dated during the Option Period, or in such other form of payment deemed acceptable by the Administrator.

Subject to the limits below and in Section 8, each Participant may elect through payroll withholding during the Option Period (or such other means deemed acceptable by the Company) to have credited to his or her Payment Account an amount not less than one percent, and not greater than ten percent (10%) of Compensation (as defined below); provided that the Administrator from time to time before an enrollment date may establish limits other than those herein described for all purchases to occur during the relevant Option Period.

For purposes of the Plan, “Compensation” shall mean all compensation paid to the Participant by the Company and currently includible in his or her income, including such amounts as commissions, overtime, and other amounts includible in the general definition of compensation provided in Treasury Regulation ss.1.415-2(d)(1), plus any amount that would be so included but for the fact that it was contributed to (a) a qualified plan pursuant to an elective deferral under Section 401(k) of the Code, (b) a nonqualified deferred compensation plan, and/or (c) a cafeteria plan on a before-tax basis pursuant to an election under Section 125 of the Code, but not including (i) payments under stock option plans and other employee benefit plans or other amounts excluded from the definition of compensation provided in the Treasury Regulations under Section 415 of the Code, (ii) bonuses or compensation paid under short-term incentive plans, and (iii) reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, payments of benefits under nonqualified deferred compensation plans, and welfare benefits.

A Participant shall have thirty (30) days from the date of the first written statement confirming the Participant’s elected amount to be withheld to advise the Administrator in writing that the Participant’s elected amount was not properly implemented. If a Participant fails to inform the Administrator within such 30-day period, such Participant shall be deemed to have selected the amount to be withheld from Compensation that was implemented until another election is received and a new Option Period begins.

(b) Accounts. A “Payment Account” means the book entry account maintained by the Company or Administrator to record the amount of Participant’s payments made pursuant to Section 7(a) and any cash amount carried forward from an Option Period to the Grant Date for the next Option Period pursuant to Section 9. All payments by each Participant shall be credited to such Participant’s Payment Account pending the purchase of Common Stock in accordance with the provisions of the Plan. All such amounts in the Payment Account shall be assets of the Company and may be used by the Company for any corporate purpose. No interest will be paid on amounts credited to a Participant’s Payment Account.

(c) Limits on Purchase. In no event shall the rights of any Participant to purchase shares (under this Plan and under any other stock purchase plans of Block or any Subsidiary) accrue at a rate that exceeds $25,000 as measured by the fair market value of such shares (determined in the case of each such share as of the date of grant of the related option) for the calendar year.

SECTION 8. PURCHASE PRICE

The purchase price of Common Stock issued pursuant to the exercise of an Option shall be eighty-five percent (85%) of the fair market value of Common Stock on the last trading day of the Option Period (the “Purchase Date”).

Fair market value shall mean the closing price of Common Stock on the New York Stock Exchange or other national securities exchange on which the Common Stock is then principally traded or, if that measure of price is not available, on a composite index of such exchanges or, if that measure of price is not available, in a national market system for securities. In the event that there are no sales of Common Stock on any such exchange or market on the Grant Date, the fair market value of the Common Stock shall be deemed to be the closing sales price on the next following day on which Common Stock was sold on any such exchange or market. In the event that there are no sales of Common Stock on any such exchange or market on the Purchase Date, the fair market value of the Common Stock shall be deemed to be the closing sales price on the next preceding day on which Common Stock was sold on any such exchange or market. In the event that the Common Stock is not listed on any such market or exchange on the Grant or Purchase Dates, a reasonable valuation of the fair market value of the Common Stock on such dates shall be made by the Administrator.

SECTION 9. EXERCISE OF OPTIONS; SIX-MONTH HOLDING PERIOD

If an Employee is a Participant in the Plan on a Purchase Date, he or she will be deemed to have exercised the Option granted to him or her for the period ending on that Purchase Date. Upon such exercise, the Company will apply the balance of the Participant’s Payment Account to the purchase of the number of whole or fractional shares of Common Stock determined under Section 6 and, as soon as practicable thereafter, will issue and deliver said whole shares to the Participant (unless Stock Accounts are established by the Administrator pursuant to Section 2 of the Plan). Any cash remaining in the Participant’s Payment Account and the cash value of any fractional shares of Common Stock shall either be carried forward to the next Grant Date (without interest) and become a part of the Payment Account for the Option Period to which such next Grant Date applies, or, upon written request of the Participant to the Administrator, be paid to Participant without interest (unless Stock Accounts are established by the Administrator pursuant to Section 2 of the Plan).

Notwithstanding anything herein to the contrary, Block’s obligation to issue and deliver whole shares of Common Stock under the Plan will be subject to the approval required by any governmental authority in connection with the authorization, issuance, sale or transfer of said shares, to any requirements of any national securities exchange applicable thereto, and to compliance by Block with other applicable legal requirements in effect from time to time.

Any shares of Common Stock issued under the Plan may not be sold, transferred or assigned for a period of six months after the date issued. Each certificate or book entry representing shares of Common Stock issued under this Plan during such six-month period shall bear the following legend or notation:

“These Shares may not be sold, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment, until a date that is more than six months after the date of issuance.”;

or such other legend or notation as shall be approved by the Administrator.

SECTION 10. TERMINATION OF EMPLOYMENT

Subject to Section 11, upon the termination of a Participant’s employment with the Company for any reason, the Participant’s Payment Account balance shall be frozen to future accruals and the Participant shall be withdrawn from Plan participation and cease to be a Participant. Upon the cessation of participation, any Option held by the Participant under the Plan will be deemed cancelled, the balance of the Participant’s Payment Account will be returned to the Participant or, in the case of death, refunded in accordance with Section 11, without interest, as soon as administratively practicable and the Participant will have no further rights under the Plan.

SECTION 11. DEATH OF A PARTICIPANT

Each Participant may designate one or more beneficiaries who, in the event of the Participant’s death, would receive any Common Stock and/or cash credited to the Participant under the Plan. In the case of a Participant who is married at time of death, the Administrator may condition any designation of a beneficiary other than the Participant’s spouse on the written consent of such spouse. A designation of beneficiary and election may be changed by the Participant at any time. Any such designation or change in designation, if made in accordance with the Plan and in a form and manner that is acceptable to the Administrator, shall be effective upon receipt by the Company or the Company’s designated representative and shall be the exclusive means of designating a beneficiary under the Plan. In the absence of a proper beneficiary designation under the Plan, the balance in the deceased Participant’s Payment Account under the Plan will be refunded without interest to his or her estate.

As soon as administratively feasible after the death of a Participant, any Common Stock and/or cash credited to the Participant under the Plan shall be delivered to the Participant’s designated beneficiaries or, in the absence of such designation, to the executor, administrator or other legal representative of the Participant’s estate. Such delivery and payment shall relieve the Company of further liability to the deceased Participant or his or her beneficiaries with respect to the Plan. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the Payment Account and, if any, the Stock Account, unless the Participant has given express contrary instructions.

SECTION 12. ASSIGNMENT

Except as provided in Section 11 above, funds, securities, rights or other property held for the account of a Participant shall not be sold, pledged, assigned, transferred, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, or similar process. A Participant’s right to purchase shares under the Plan shall be exercisable during the Participant’s lifetime only by the Participant. If this provision is violated, the Participant’s election to purchase Common Stock shall terminate and the only obligation of the Company remaining under the Plan will be to refund to the Participant the amount then credited to his or her Payment Account and deliver to Participant any whole shares of Common Stock credited to him or her under any Stock Account.

SECTION 13. EQUAL RIGHTS AND PRIVILEGES

All eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provisions of the Code and related regulations. Any provision of the Plan that is inconsistent with Section 423 or any successor provision of the Code shall without further act of amendment by the Company be reformed to comply with the requirements of Section 423. This Section 13 shall take precedence over all other provisions of the Plan.

SECTION 14. RIGHTS AS STOCKHOLDER

A Participant shall have no rights as a stockholder under an Option until he or she becomes a stockholder as herein provided. A Participant will become a stockholder with respect to shares for which payment has been completed as provided in Section 8 as of the close of business on the Purchase Date for the Option Period.

SECTION 15. MODIFICATION AND TERMINATION OF THE PLAN

The Board or the Committee may terminate the Plan at any time and may at any time and from time to time amend the Plan in any manner permitted by law. No amendment shall be effective unless within one (1) year after it is adopted by the Board it is approved by Block’s shareholders in the manner prescribed under the Treasury Regulations under Section 423 of the Code, if such amendment would:

(i)	increase the number of shares reserved for purchase under the Plan, unless such increase is by reason of any change in the capital structure of the Company referred to in Section 3 hereof;
(ii)	change the designation of corporations or other entities whose employees may be offered Options under the Plan, except as permitted under Treasury Regulations ss.1.423-2(c)(4);
(iii)	materially modify the requirements as to eligibility for participation in the Plan; or
(iv)	materially increase the benefits accruing to Participants under the Plan.

In the event the Plan is terminated, the Board or Committee may elect to terminate all outstanding Options either immediately or upon completion of the purchase of shares on the next Purchase Date, unless the Board has determined that the right to make all such purchases shall expire on some other designated date occurring prior to the next Purchase Date. If Options are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase shares shall be returned without interest to the Participants.

SECTION 16. BOARD AND SHAREHOLDER APPROVAL; EFFECTIVE DATE

This Amended and Restated Plan was adopted by the Board on July 23, 2012 and shall be effective on January 1, 2013, subject to shareholder approval at the annual meeting of shareholders of H&R Block, Inc. on September 13, 2012.

SECTION 17. OTHER PROVISIONS

Options and other documentation under the Plan shall contain such other provisions as the Administrator shall deem advisable, provided that no such provision shall conflict with the express terms of the Plan.

SECTION 18. EMPLOYMENT RIGHTS

Nothing contained in the provisions of the Plan shall be construed to give to any individual the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any employee at any time.

H&R BLOCK, INC. ONE H&R BLOCK WAY KANSAS CITY, MO 64105

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on September 12, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by H&R Block, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on September 12, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to H&R Block, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to arrive no later than the closing of the polls on September 13, 2012.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M48500-P28754-Z58441	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

H&R BLOCK, INC. The Board of Directors unanimously recommends you vote “FOR” all the director nominees listed below in Proposal 1:

1.	Election of Directors.	For	Against	Abstain
Nominees:

	1a. Paul J. Brown 1b. William C. Cobb	☐ ☐	☐ ☐	☐ ☐	The Board of Directors unanimously recommends you vote “FOR” the following Proposals 2-5:		For	Against	Abstain
	1c. Marvin R. Ellison 1d. Robert A. Gerard 1e. David Baker Lewis 1f. Victoria J. Reich 1g. Bruce C. Rohde 1h. Tom D. Seip 1i. Christianna Wood 1j. James F. Wright	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2013.	☐	☐	☐
					3.	Advisory approval of the Company’s named executive officer compensation.	☐	☐	☐
					4.	Approval of the 2013 Long-Term Incentive Plan.	☐	☐	☐
					5.	Approval of the Amended and Restated 2000 Employee Stock Purchase Plan.	☐	☐	☐
The Board of Directors unanimously recommends you vote “AGAINST” the following Proposal 6:
					6.	Shareholder proposal concerning proxy access, if presented at the meeting.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐	NOTE: The appointed proxies will vote in their discretion on any other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on July 12, 2012 as the record date for determining shareholders of the Company entitled to receive notice of and vote at the meeting.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on September 13, 2012: The 2012 Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

M48501-P28754-Z58441

One H&R Block Way
Kansas City, Missouri 64105

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 13, 2012 AT 9:00 AM CENTRAL TIME

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated July 31, 2012 and accompanying Proxy Statement, and hereby appoints William C. Cobb, Thomas A. Gerke, and Scott W. Andreasen and each of them, with full power of substitution, as proxies for and in the name of the undersigned to represent and to vote all shares of common stock of H&R BLOCK, INC., a Missouri corporation, that the undersigned is entitled to vote at the 2012 Annual Meeting of Shareholders to be held on September 13, 2012, at 9:00 a.m. Central time, and at any adjournment or postponement thereof, upon the matters set forth on the reverse side hereof, and in their discretion upon such other matters, if any, as may properly come before the meeting.

This Proxy, if signed and returned, will be voted as indicated. If this card is signed and returned without indication as to how to vote, the shares will be voted FOR Proposals 1-5 and AGAINST Proposal 6.

Any one of said proxies, or any substitutes, who shall be present and act at the meeting shall have all the powers of said proxies hereunder.

Address Changes/Comments: ______________________________________________________________________________________

____________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)